UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
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SYNEOS HEALTH, INC.
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Notice of 2018 Annual Meeting
and Proxy Statement

3201 Beechleaf Court, Suite 600
Raleigh, North Carolina 27604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2018
To the Stockholders of Syneos Health, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of Syneos Health, Inc. (the “Company” or “Syneos Health™”) will be held on May 24, 2018 at The Carolina Inn, 211 Pittsboro St., Chapel Hill, North Carolina 27516 at 8:00 a.m. EDT. The meeting is called for the following purposes:

1.	To elect the three Class I directors named in the Proxy Statement for a term expiring at the 2021 annual meeting of stockholders or until their successors have been elected and qualified;

2.	To hold an advisory (nonbinding) vote on executive compensation;

3.	To approve the Syneos Health, Inc. 2018 Equity Plan;

4.	To approve the Syneos Health, Inc. 2016 Employee Stock Purchase Plan (as Amended and Restated);

5.	To ratify the appointment of the Company’s independent auditors Deloitte & Touche LLP; and

6.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponements thereof.
These matters are more fully described in the Proxy Statement accompanying this Notice.
If you were a stockholder of record of Syneos Health Class A common stock (“common stock”), as of the close of business on March 27, 2018, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof, provided that the board of directors (the “Board”) may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. During ordinary business hours in the 10-day period preceding the meeting, you may examine, for any purpose related to the meeting, a list of the stockholders entitled to vote at the meeting at our principal executive offices in Raleigh, North Carolina.
We are pleased to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2017 Annual Report to Stockholders, including financial statements, via the Internet. On or about April 13, 2018, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2017 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials.

You are cordially invited to attend the meeting. Whether or not you expect to attend, the Board respectfully requests that you vote your stock in the manner described in the Proxy Statement. At any time before it has been voted at the meeting, you may revoke your proxy in the manner described in the Proxy Statement.
By Order of the Board of Directors of Syneos Health, Inc.,

/s/ Michael A. Bell
Michael A. Bell
Chairman of the Board
Raleigh, North Carolina
Dated:	April 13, 2018

SYNEOS HEALTH, INC.
Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held May 24, 2018

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SYNEOS HEALTH, INC.
PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2018
Information Concerning Solicitation and Voting
This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of the Board for use at the Annual Meeting of Stockholders to be held on May 24, 2018 at 8:00 a.m. EDT at The Carolina Inn, 211 Pittsboro St, Chapel Hill, North Carolina 27516 for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.
In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing the Notice, this Proxy Statement, our 2017 Annual Report to Stockholders, including financial statements, and a Proxy Card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on or about April 13, 2018 and are available for viewing, printing and downloading at www.proxyvote.com. All materials will remain posted on www.proxyvote.com at least until the conclusion of the meeting. The Notice, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are also available, free of charge, in PDF and HTML format under “Investor Relations – Financial Information  – SEC Filings” on our website at www.syneoshealth.com.
We mailed a Notice of Internet Availability of Proxy Materials on or about April 13, 2018 to our stockholders of record as of March 27, 2018, the record date for the meeting. The Notice of Internet Availability of Proxy Materials and this Proxy Statement contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. Only stockholders of record at the close of business on March 27, 2018 are entitled to notice of and to vote at the meeting. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•
By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. EDT on May 23, 2018. Of course, if you are a record holder you can always come to the meeting and vote your shares in person. You will need to present a form of personal photo identification in order to be admitted to the meeting. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board, as permitted by law.

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If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you should direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials. You are also invited to attend the meeting in person. Because a beneficial owner is not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.
Whether you are a stockholder of record or beneficial owner of shares, you can revoke your proxy before your shares are voted at the meeting. If you are a stockholder of record, you may:

•	File a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604 before the meeting;

•	Duly execute a later-dated proxy relating to the same shares and deliver it to our Corporate Secretary at 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604 before the meeting;

•	Attend the meeting and vote in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•
If you voted by telephone or via the Internet, vote again by the same means prior to 11:59 p.m. EDT on May 23, 2018 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the meeting by obtaining a “legal proxy” from them as previously described.
Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Stockholder votes will be tabulated by persons appointed by the Board to act as inspectors of election for the meeting. As of March 27, 2018, there were 103,803,581 shares of our common stock outstanding and entitled to vote at the meeting.
A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you: (1) are present and entitled to vote in person at the meeting; or (2) properly submitted a Proxy Card or Voter Instruction Card. In accordance with Delaware law, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. If you are present in person or by proxy at the meeting, but do not vote on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this Proxy Statement identifies the votes needed to approve or ratify the proposed action. As of March 27, 2018, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the policy named in the Proxy Card or Voter Instruction Card will vote the shares it represents using its best judgment.
We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.
We plan to announce the preliminary voting results at the meeting. We will publish the final results in a Form 8-K filed with the SEC within four business days of the meeting.

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PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
Our Board currently consists of ten members and is divided into three classes, the members of which each serve for a staggered three-year term or until a successor has been elected and qualified. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. Our Class I directors, Thomas Allen, Linda S. Harty and Alistair Macdonald, have been nominated to fill a three-year term expiring in 2021. The two other classes of directors, who were elected or appointed for terms expiring at the annual meetings in 2019 and 2020 will remain in office.
If you are a stockholder of record, unless you mark your Proxy Card to withhold authority to vote, the proxy holder will vote the proxies received by it for the three Class I nominees named below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.
The name of and certain information regarding each Class I nominee as of March 27, 2018 is set forth below, together with information regarding our directors remaining in office. This information is based on data furnished to us by the nominees and directors. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. The business address for each nominee for matters regarding the Company is 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604.
Class I Nominees with Terms Expiring in 2021

Name	Age	Position(s) with Syneos Health, Inc.	Director Since
Thomas Allen	40	Director	August 2017
Linda S. Harty	57	Director	March 2017
Alistair Macdonald	48	Chief Executive Officer and Director	October 2016
Class II Directors with Terms Expiring in 2019

Name	Age	Position(s) with Syneos Health, Inc.	Director Since
Todd Abbrecht	49	Director	August 2017
Michael A. Bell	62	Chairman of the Board	August 2017
William E. Klitgaard	65	Director	March 2017
John Maldonado	42	Director	August 2017
Class III Directors with Terms Expiring in 2020

Name	Age	Position(s) with Syneos Health, Inc.	Director Since
Kenneth F. Meyers	56	Director	October 2016
Matthew E. Monaghan	50	Director	October 2016
Joshua M. Nelson	45	Director	August 2017

Class I Director Nominees
Below each nominee’s biography is an assessment of the nominee’s qualifications, attributes, skills and experience that led us to believe that each nominee is well qualified to serve on the Board.
Thomas Allen — Director
Thomas Allen is an independent director who joined our Board in August 2017 and serves as Chair of the Nominating and Corporate Governance Committee. Mr. Allen has served as Managing Director, Advent International plc, an affiliate of Advent International Corporation (“Advent”) focusing on investments in the healthcare sector, since January 2014. He has worked at Advent since 2004. Prior to joining Advent, he worked at Arthur Andersen and KPMG as part of the firms’ London private equity teams. Mr. Allen is currently a member of the board of Mediq, a provider of medical devices and care solutions, where he serves on the Audit Committee, and on the board of Advent International plc. Mr. Allen previously served on the boards of inVentiv Health, Inc. (“inVentiv”) and Priory Group. Mr. Allen received his Bachelor of Arts degree in economics from the University of Manchester and is a qualified accountant.
We believe Mr. Allen’s extensive experience in the healthcare sector as well as his finance background is of great benefit to the Company. For these reasons, we believe Mr. Allen is well qualified to serve on the Board and its committees.
Linda S. Harty — Director
Linda S. Harty is an independent director who joined our Board in March 2017, and is a member of the Audit Committee and Compensation Committee. Ms. Harty became our Lead Independent Director in August 2017. Ms. Harty previously served as Vice President, Treasurer of Medtronic, a global company specializing in medical technology, services and solutions. Ms. Harty also served as Executive Vice President, Treasurer at Cardinal Health and has held financial leadership positions at RTM Restaurant Group, BellSouth, ConAgra and Kimberly-Clark. Ms. Harty earned her undergraduate degrees in finance and economics from the University of Wisconsin – Oshkosh, and furthered her studies in accounting at Georgia State University, passing the CPA exam in 1991. Ms. Harty is on the board of directors at Parker Hannifin (NYSE: PH), a Fortune 250 global leader in motion and control technologies, where she serves as Chair of the Audit Committee. Ms. Harty is also on the board of directors of Westinghouse Air Brake Technologies Corporation (NYSE: WAB), a leading supplier of value-added technology-based products and services for freight rail, passenger transit and select industrial markets, and is the Chair of the Audit Committee.
We believe Ms. Harty’s extensive global experience in senior finance and accounting leadership and board positions across a variety of industries brings to our Board important skills and ability to provide insights regarding finance-related activities. For these reasons, we believe Ms. Harty is well qualified to serve on the Board and its committees.
Alistair Macdonald — Chief Executive Officer and Director
Alistair Macdonald has been our Chief Executive Officer and a member of our Board since October 2016. He joined our Company in 2002 and has served in various senior leadership roles during that time. Prior to his current role, Mr. Macdonald most recently served as our President from January 2015 to October 2016 and as Chief Operating Officer from January 2013 to October 2016. He also served as President, Clinical Development Services from March 2012 to January 2013, Executive Vice President of our Global Oncology Unit from February 2011 to March 2012, Executive Vice President, Strategic Development from October 2009 to February 2011, and Senior Vice President, Biometrics from May 2002 to September 2009. He received his Master of Science in Environmental Diagnostics from Cranfield University.
We believe Mr. Macdonald brings to our Board valuable perspective and experience as our Chief Executive Officer, and as a former Chief Operating Officer of our Company, as well as extensive knowledge of the contract research organization (“CRO”) and biopharmaceutical industries, all of which qualify him to serve as one of our directors.

Other Directors Not Up For Re-Election at this Meeting
Todd M. Abbrecht — Director
Todd M. Abbrecht is an independent director who joined our Board in August 2017 and is a member of the Nominating and Corporate Governance Committee. Mr. Abbrecht is the Head of Private Equity at Thomas H. Lee Partners L.P. (“THL”) and is a member of the firm’s management committee. Prior to joining THL, Mr. Abbrecht worked at Credit Suisse First Boston in its mergers and acquisitions department. Mr. Abbrecht earned his BSE in finance from the Wharton School of the University of Pennsylvania and his MBA from Harvard Business School. Mr. Abbrecht currently serves on the board of directors of CSafe Global, Curo Health Services, Fogo de Chão (NASDAQ: FOGO), Healthcare Staffing Services, Intermedix Corporation, Party City Holdco (NYSE: PRTY), PCI Pharma Services and Professional Physical Therapy.
We believe Mr. Abbrecht’s extensive experience with healthcare services companies and serving on the boards of public companies, as well as his ability to provide insights regarding strategic and finance-related activities is valuable to our Board. For these reasons, we believe Mr. Abbrecht is well qualified to serve on the Board and its committees.
Michael A. Bell — Chairman of the Board
Michael A. Bell joined our Board in August 2017 as the Executive Chairman and is currently the Chairman of the Board. He also served as President of the Commercial Division of the Company from August 1, 2017 to December 1, 2017. Prior to the Company’s merger with inVentiv, Mr. Bell served as CEO and Chairman of inVentiv, bringing to the organization three decades of business management and operational expertise at leading global services companies through every stage of growth. Before to joining inVentiv Health, Mr. Bell served as Senior Executive Vice President of John Hancock Financial Services, reporting to the Chairman and CEO. Mr. Bell also cofounded and helped lead the Monitor Group, where he partnered with and provided counsel to companies across the healthcare delivery continuum. Mr. Bell also served as a Managing Partner and Founder of Monitor Clipper Partners, a private equity firm, where he specialized in professional services, procurement outsourcing and pharmaceutical marketing services. Mr. Bell is a director and serves on the compensation committee of Federal Street Acquisition Corporation (NASDAQ: FSACU). Mr. Bell received his Bachelor's degree from The Wharton School at the University of Pennsylvania and his MBA from Harvard Business School. He also serves as Chairman Emeritus of the Brigham and Women’s Hospital and holds other leadership positions with not-for-profit organizations.
Mr. Bell’s experience in managing high-growth professional services firms and identifying strategic synergies and operational efficiencies brings to our Board skills that are invaluable as the Company moves forward as a fully integrated biopharmaceutical solutions organization. For these reasons, we believe Mr. Bell is well qualified to serve on the Board.
William E. Klitgaard — Director
William E. Klitgaard is an independent director who joined our Board in March 2017, and is the Chair of the Audit Committee. Mr. Klitgaard currently serves on the Board of Directors at Liaison Technologies, a private company that provides cloud data brokerage services. He also is a professional consultant in the IT industry. Mr. Klitgaard served as President of Enlighten Health, a division of LabCorp that focuses on innovation and creation of new information-based services utilizing core assets of LabCorp and Covance. Previously, he spent 19 years at Covance, one of the world’s largest contract research organizations, where he served for three years as Corporate Senior Vice President and Chief Information Officer and nearly twelve years as Corporate Senior Vice President and Chief Financial Officer. Prior to his time at Covance, Mr. Klitgaard held finance leadership positions at Kenetech Corporation and Consolidated Freightways, Inc. Mr. Klitgaard completed his undergraduate studies in economics at the University of California at Berkeley, followed by his master’s degree at the Sloan Management School, Massachusetts Institute of Technology.
We believe Mr. Klitgaard’s experience in the CRO industry, including his experience in finance and information technology brings to our Board skills that are critical to our business and an understanding of the industry as we continue to expand globally. For these reasons, we believe Mr. Klitgaard is well qualified to serve on the Board and its committees.
John Maldonado — Director
John Maldonado is an independent director who joined our Board in August 2017 and is a member of the Compensation Committee. Mr. Maldonado is a Managing Partner at Advent, focused on buyouts in the healthcare, financial and business services sectors. Prior to joining Advent, he worked at Bain Capital, Parthenon Capital and The Parthenon Group. Mr. Maldonado currently serves on the board of Genoa, a QoL Healthcare Company providing pharmacy and tele-psychiatry services, where he serves on the Audit Committee and Compliance Committee. Mr. Maldonado is also on the board of directors of ATI Holdings, Inc., a provider of outpatient physical therapy, where he serves on the Audit Committee and Compliance Committee and Cotiviti Holdings, Inc. (NYSE: COTV), a leading provider of analytics-driven payment accuracy solutions, focusing primarily on the healthcare sector, where he serves on the Compensation and Nominating and Governance Committees. He has previously served on the boards of American Radiology Services, inVentiv, Managed Healthcare Associates, Skillsoft and Vantiv. Mr. Maldonado received his bachelor’s degree in mathematics, summa cum laude, from Dartmouth College and his MBA, with high distinction, as a Baker Scholar from Harvard Business School.
We believe Mr. Maldonado’s financial, accounting, acquisition and business experience in the health and life sciences industry, combined with his experience serving on boards, brings important skills to our organization that qualify him to serve as one of our directors. For these reasons, we believe Mr. Maldonado is well qualified to serve on the Board and its committees.
Kenneth F. Meyers — Director
Kenneth F. Meyers is an independent director who joined our Board in October 2016, and is the Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Mr. Meyers currently serves as Senior Vice President and Chief Human Resources Officer at Hill-Rom, a global medical technology company, a position he has held since 2015. He previously held the same role at Hospira, Inc., a manufacturer and distributor of generic injectable pharmaceuticals, biosimilars and medical devices, from 2008 until its acquisition by Pfizer, Inc. in 2015. From 2004 to 2008, Mr. Meyers was a partner with Mercer/Oliver Wyman, a consulting firm specializing in leadership development. He also has served in senior human resources roles for Starbucks Coffee International, The Gymboree Corporation, Walt Disney Imagineering and United Technologies Corporation.
Mr. Meyers serves on the board of directors for Elyssa’s Mission, a community-based non-profit organization dedicated to preventing teen suicide. He also is a member of the board of directors and Chair of the Compensation Committee for The Henry P. Kendall Foundation, an organization working to create healthy and sustainable food systems in New England. Mr. Meyers holds a bachelor’s degree with dual majors in International Business and Human Resource Management from the Wharton School of the University of Pennsylvania, and an MBA from the Harvard Business School.
We believe Mr. Meyers’ direct knowledge of the challenges associated with building a global workforce in the biopharmaceutical industry from an HR perspective is invaluable to us as we continue to expand worldwide. For these reasons, we believe Mr. Meyers is well qualified to serve on the Board and its committees.
Matthew E. Monaghan — Director
Matthew E. Monaghan is an independent director who joined our Board in October 2016, and is a member of the Audit Committee and Nominating and Corporate Governance Committee. Mr. Monaghan currently serves as President and Chief Executive Officer at Invacare Corporation (NYSE: IVC), a medical device manufacturer for the home and long-term healthcare markets, a position he has held since April 2015. Mr. Monaghan was named Chairman of the Invacare Board in May 2015. He served as Senior Vice President, Global Hips and Reconstructive Research for Zimmer Holdings, Inc., a global company that designs, develops, manufactures and markets orthopedic reconstructive, spinal and trauma devices, dental implants, and related surgical products from 2014 to 2015. He also served as Vice President and General Manager, Global Hips Business at Zimmer from 2009 through 2013. Mr.

Monaghan also has served as Operating Executive for Texas Pacific Group from 2006 to 2009 and at Cerberus Capital Management from 2003 to 2005. He started his career in the aerospace, medical and other industrial businesses of General Electric.
Mr. Monaghan is a trustee of Cleveland Clinic Avon Lake Hospital. He holds a Bachelor’s degree in Mechanical Engineering from Cornell University, a Master’s degree in Mechanical Engineering from MIT and an MBA from INSEAD in France.
We believe Mr. Monaghan’s nearly three decades of experience in medical device development, operating management for private equity investors, and manufacturing will be valuable as the Company continues to develop these capabilities. For these reasons, we believe Mr. Monaghan is well qualified to serve on the Board and its committees.
Joshua M. Nelson — Director
Joshua M. Nelson is an independent director who joined our Board in August 2017 and serves on the Compensation Committee. Since 2003, Mr. Nelson has been an investment professional at THL, where he is currently a Managing Director and Head of Healthcare. Prior to joining THL, he worked at JPMorgan Partners, the private equity affiliate of JPMorgan Chase. Mr. Nelson currently serves on the board of CSafe Global, Curo Health Services, Healthcare Staffing Services, Intermedix Corporation, Party City Holdco (NYSE: PRTY), and Professional Physical Therapy, and he previously served on the board of 1-800 CONTACTS, Inc. Mr. Nelson received his Bachelor of Arts in political science, summa cum laude, from Princeton University and his MBA, with honors, from Harvard Business School.
We believe Mr. Nelson’s experience investing in and managing various healthcare companies, his skills related to analyzing and understanding a company’s financial conditions, and his broad prospective related to strategic planning is a great benefit our organization. For these reasons, we believe Mr. Nelson is well qualified to serve on the Board and its committees.
Stockholders’ Agreements
In connection with our merger with inVentiv, we entered into Stockholders’ Agreements with each of Advent and THL (each a “Sponsor”, and collectively, “Sponsors”). Pursuant to each of the Stockholders’ Agreements, if the applicable Sponsor and its affiliates beneficially own at least 16.5% of the then outstanding shares of Company common stock, then the Sponsor may designate two nominees to the Board. From and after the time the applicable Sponsor and its affiliates beneficially own at least 5% but less than 16.5% of the then outstanding shares of Company common stock, then that Sponsor may designate one Board nominee. After the applicable Sponsor and its affiliates beneficially own less than 5% of the then outstanding shares of Company common stock, then such Sponsor will no longer have the right to designate any Board nominees. The Stockholders’ Agreements also provide the applicable Sponsor with the right, subject to certain limitations, to designate its Board nominees that have been elected to the Board to serve as members of certain committees of the Board as set forth in each of the Stockholders’ Agreements.
The Stockholders’ Agreements also provide, among other things, that until the Company’s 2019 Annual Meeting, Michael A. Bell will serve as the Executive Chairperson of the Board, and thereafter the size of the Board will be reduced to nine directors.
As reported on Schedules 13Ds filed on August 10, 2017, Advent and THL owns approximately 21.7% and 24.4% of the shares of the Company’s outstanding common stock, respectively.

Required Vote
The three Class I director nominees receiving the affirmative vote of more than 50% of the votes cast at the annual meeting shall be elected as Class I directors. In accordance with Delaware law, votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election of directors. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the election of directors.

The Board of Directors unanimously recommends that stockholders vote FOR the three Class I director nominees listed above.

CORPORATE GOVERNANCE MATTERS

Information about the Board of Directors
The Board currently comprises ten members, divided into three classes as follows: Class I, consisting of Thomas Allen, Linda S. Harty and Alistair Macdonald; Class II, consisting of Todd Abbrecht, Michael A. Bell, William E. Klitgaard and John Maldonado; and Class III, consisting of Kenneth F. Meyers, Matthew E. Monaghan and Joshua M. Nelson. Upon the expiration of the initial term of office for each class of directors, each director in such class will be elected for a term of three years and will serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office or the stockholders (as provided in our bylaws). Because only approximately one-third of our directors will be elected at each annual meeting, two consecutive annual meetings of stockholders could be required for the stockholders to change a majority of the board.
As Chairman of the Board, Mr. Bell has authority to, among other things, call and preside over meetings of the Board, set meeting agendas, and determine materials to be distributed to the Board. As Lead Independent Director, Ms. Harty has authority to, among other things, preside at executive sessions of independent directors, review and approve meeting agendas and serve as a liaison between the Chairman, Chief Executive Officer and independent directors. Accordingly, Mr. Bell and Ms. Harty have substantial ability to shape the work of the Board.
We have separated the position of Chairman of the Board and that of Chief Executive Officer. While our Board believes the separation of these positions serves our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman of the Board and Chief Executive Officer. We believe our leadership structure is appropriate given the size of our Company in terms of number of employees and the historical experience and understanding of our Company and industry of each of Ms. Harty and Messrs. Bell and Macdonald.
Independence of Directors
Effective March 1, 2017, Linda S. Harty and William E. Klitgaard joined the Board; Ms. Harty was appointed as a member of the Audit Committee; and Mr. Klitgaard was appointed as Chair of the Audit Committee.
Effective August 1, 2017, Messrs. Abbrecht, Allen, Bell, Maldonado and Nelson joined the Board; Messrs. Maldonado and Nelson were appointed as members of the Compensation Committee; Mr. Abbrecht was appointed as a member of the Nominating and Corporate Governance Committee; and Mr. Allen was appointed as Chair of the Nominating and Corporate Governance Committee.
Our Board has undertaken a review of the independence of our directors and has affirmatively determined that Messrs. Abbrecht, Allen, Klitgaard, Maldonado, Meyers, Monaghan, and Nelson, and Ms. Harty are independent within the meaning of the NASDAQ listing rules and Messrs. Klitgaard, and Monaghan, and Ms. Harty meet the additional test for independence for Audit Committee members imposed by the SEC regulations and the NASDAQ listing rules.
Executive Sessions of Non-Employee Directors
In order to promote open discussion among non-employee directors, our Board has a policy of regularly conducting executive sessions of non-employee directors at scheduled meetings and at such other times requested by a non-employee director.
Selection of Nominees for the Board of Directors
The Nominating and Corporate Governance Committee of our Board has the responsibility for establishing the criteria for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. In addition, the Committee is responsible for establishing the procedures for our stockholders to nominate candidates to the Board. The Committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including independence, sound judgment, business specialization, technical skills, diversity and other desired qualities. The Committee has sole discretion regarding director nominations and reserves the right to determine the suitability for any particular candidate. The Nominating and Corporate Governance Committee Charter calls for the Committee to consider diversity to be an additional desirable characteristic in potential nominees.
Our bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of stockholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not earlier than the close of business on the 120th day before the meeting and not later than the first to occur of the 90th day prior to such meeting or the 10th day following the date on which notice of such meeting is first given to stockholders.
Any such notice by a “Noticing Stockholder” must set forth the following: (a) the name and address of the Noticing Stockholder as they appear on the Company’s books and, if the Noticing Stockholder holds for the benefit of another, the name and address of such beneficial owner, collectively Holder; (b) the class or series and number of shares of the Company that are, directly or indirectly, owned beneficially and/or of record by the Holder, and the date such ownership was acquired; (c) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not the instrument or right is subject to settlement in the underlying class or series of capital stock of the Company or otherwise, or a derivative instrument, that is directly or indirectly owned beneficially by the Holder or any Stockholder Associated Person, as defined in our bylaws, of the Noticing Stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; (d) any proxy, contract, arrangement, understanding or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the Company; (e) any short interest in any security of the Company (for purposes of our bylaws a person shall be deemed to have a short interest in a security if the Holder or any Stockholder Associated Person of the Noticing Stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (f) any rights to dividends on the shares of the Company owned beneficially by the Holder that are separated or separable from the underlying shares of the Company; (g) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder or any Stockholder Associated Person of the Noticing Stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (h) any performance-related fees (other than an asset-based fee) that the Holder or any Stockholder Associated Person of the Noticing Stockholder is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments, if any; (i) any arrangements, rights, or other interests described in Sections (c)-(h) above held by members of such Holder’s immediate family sharing the same household; (j) a representation that the Noticing Stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and whether or not such Holder intends to deliver a Proxy Statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from stockholders in support of the nomination(s) or the business proposed; (k) a certification regarding whether or not such Holder and Stockholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such Holder’s and/or Stockholder Associated Persons’ acquisition of shares or other securities of the Company and/or such Holder’s and/or Stockholder Associated Persons’ acts or omissions as a stockholder of the Company; (l) any other information relating to the Holder that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange

Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; and (m) any other information as reasonably requested by the Company. The notice also must set forth the following information as to the person the Noticing Stockholder proposes to nominate for election: (a) all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (b) a description of any agreements, arrangements and understandings between or among such Holder or any Stockholder Associated Person, on the one hand, and any other persons (including any Stockholder Associated Person), on the other hand, in connection with the nomination of such person for election as a director; and (c) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.
Information Regarding Meetings of the Board of Directors and Committees
During 2017, our Board held 19 scheduled meetings. From time-to-time, our Board may determine that it is appropriate to form a special committee of its independent directors to address a particular matter(s) not specific to one of its standing committees.
All of our directors attended at least 75% of the aggregate of all meetings of the Board and all of the Committees on which they served during 2017. Although we do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders, we generally encourage all directors to attend. Nine of the ten directors then on our Board attended the annual stockholder meeting in 2017.

Board of Directors Committees
Standing Committees of our Board of Directors
In November 2014, our Board adopted written Charters for the Compensation Committee and the Nominating and Corporate Governance Committee. In January 2016, our Board adopted an amended written Charter for the Audit Committee. In December 2016, our Board adopted an amended written Charter for the Compensation Committee. All of our Committee Charters are available under “Investor Relations - Governance Documents – Committee Charters” on our website at www.syneoshealth.com. The following table provides membership information of each Committee of our Board as of March 27, 2018:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael A. Bell (Chairman of the Board)
Thomas Allen			Chair
Todd Abbrecht			Member
Linda S. Harty	Member	Member
William E. Klitgaard	Chair
Alistair Macdonald
John Maldonado		Member
Kenneth F. Meyers		Chair	Member
Matthew E. Monaghan	Member		Member
Joshua M. Nelson		Member
= Financial Expert
Audit Committee
Our audit committee is currently composed of Messrs. Klitgaard (Chair) and Monaghan and Ms. Harty. Each member satisfies the independence requirements of Rule 5605(a)(2) and Rule 5605(c)(2) of the NASDAQ listing rules and SEC Rule 10A-3. Our Audit Committee, as constituted during our 2017 fiscal year, met eight times. Our Audit Committee is responsible for, among other things:

•	the integrity of our financial statements;

•	our systems of internal control over financial reporting and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm;

•	our independent registered public accounting firm’s annual audit of our financial statements and any engagement to provide other services;

•	our legal and regulatory compliance;

•	our related person transaction policy; and

•	the application of our codes of business conduct and ethics as established by management and our Board.
Our Board has affirmatively determined that each of Mr. Klitgaard and Ms. Harty qualifies as an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The designation does not impose on them any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board.

Compensation Committee
Our Compensation Committee currently consists of Ms. Harty and Messrs. Meyers (Chair), Maldonado and Nelson. Each member satisfies the independence requirements of Rule 5605(a)(2) and Rule 5605(d)(2) of the NASDAQ listing rules. Our Compensation Committee, as constituted during our 2017 fiscal year, met three times. Our Compensation Committee is responsible for assisting our Board in overseeing our management compensation policies and practices, including:

•	determining and approving the compensation of our Chief Executive Officer;

•	reviewing and approving incentive compensation policies and programs, and exercising discretion in the administration of those policies and programs;

•	reviewing and approving equity compensation programs, and exercising discretion in the administration of those programs; and

•	preparing the annual report of the Compensation Committee required by the SEC rules to be included in our annual report.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Messrs. Allen (Chair), Abbrecht, Meyers and Monaghan and is comprised of all independent directors. Our Nominating and Corporate Governance Committee, as constituted during our 2017 fiscal year, met two times. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•
identifying, screening and reviewing individuals qualified to serve as directors and recommending to our Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;

•	overseeing our policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates or nominations by our Board;

•	developing, recommending to our Board and overseeing implementation of our Corporate Governance Guidelines and Principles; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.
Risk Oversight
While our Company’s senior management has responsibility for the management of risk, our Board plays an important role in overseeing this function. Our Board regularly reviews our market and business risks during its meetings and, since its formation, each of its Committees began overseeing risks associated with its respective area of responsibility. In particular, our Audit Committee oversees risk related to our accounting, tax, financial and public disclosure processes. It also assesses risks associated with our financial assets. Our Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. Our Nominating and Corporate Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. Each of our Committees typically reports to the full Board at each quarterly Board meeting and also as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk.

Key Corporate Governance Changes in 2017 and early 2018
Because our Board and its Committees are committed to strong and effective corporate governance and oversight and mitigation of risk, they regularly monitor our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations, and the NASDAQ listing standards. In 2017 and early 2018, the Board and its Committees made the following key changes to our corporate governance policies and practices:

•
Adopting Stock Ownership Guidelines for our executive officers and non-employee directors, as described below, to further align the long-term interests of the Company’s senior management and board members with those of stockholders by requiring that they maintain significant holdings of the common stock of the Company.

•
Revised our Corporate Governance Guidelines and Principles to include reference to a lead independent director and state the role of a lead independent director and added a non-exclusive list of general director nominee criteria.

Stock Ownership Guidelines
Effective January 1, 2017, the Compensation Committee recommended to the Board, and the Board approved, stock ownership guidelines for (i) our officers subject to Section 16 reporting; (ii) all other executives that report directly to the Chief Executive Officer; and (iii) non-employee directors. The Board believes that requiring these executives and non-employee directors to maintain a significant personal level of stock ownership further aligns the long-term interests of the Company’s senior management and board members with those of stockholders.
The ownership requirement may be satisfied through direct and indirect beneficial ownership of our stock, and unvested time-based RSUs. No outstanding unexercised stock options are taken into account for purposes of satisfying these guidelines.
The ownership requirements are expressed in dollar values and are calculated as multiples of salary or retainer as follows:

Chief Executive Officer	5 times base salary
Other Executives	2.5 times base salary
Non-Employee Directors	3 times annual cash retainer
The guidelines are expected to be achieved within five years of the effective date or within five years of a person first becoming subject to the stock ownership guidelines. For executives, quarterly evaluations will be conducted by management to assess progress toward the ownership requirement based on the stock price and base salary level at that time. Executives and directors subject to the stock ownership guidelines who have not met the ownership requirement, or are projected to not achieve the ownership requirement by the necessary date, will not be permitted to sell shares in excess of 50% of the net after-tax value of shares received under equity grants made after November 1, 2014.
     Additionally, the stock ownership guidelines include a market volatility provision. In the event there is a significant decline in our stock price that causes a non-employee director or executive’s holdings to fall below the applicable threshold, the non-employee director or executive will not be required to purchase additional shares to meet the applicable threshold, but such non-employee director or executive will not be able to sell or transfer any shares until the applicable threshold has again been achieved. The Compensation Committee will review the stock ownership guidelines and progress toward meeting ownership requirements at least annually.

Code of Business Conduct and Ethics and Code of Ethics
We have adopted a code of business conduct and ethics relating to the conduct of our business by all of our employees, officers, and directors, as well as a code of ethics for principal executive officer and senior financial officers. Each of these policies is posted under “Investors – Corporate Governance – Governance Documents” on our website at www.syneoshealth.com. Additionally, we have adopted an insider trading policy to establish guidelines for our employees, officers, directors, and consultants regarding transactions in our securities. The insider trading policy also establishes guidelines for the disclosure of information related to our Company to the investing public, market analysts, brokers, dealers, investment advisors, the media, and any persons who are not our employees or directors.
Communications with the Board of Directors
Stockholders who wish to communicate with members of our Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices at 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604 for forwarding to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the board due to the nature or volume of the correspondence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 27, 2018 unless otherwise noted below for the following:

•	each person or entity known to own beneficially more than 5% of our outstanding common stock as of the date indicated in the corresponding footnote;

•	each member of our Board and each of our named executive officers (“NEOs”); and

•	all current members of our Board and our executive officers as a group.
Applicable percentage ownership is based on 103,803,581 shares of our common stock outstanding as of March 27, 2018, unless otherwise noted below, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to stock options currently exercisable, or exercisable within 60 days after March 27, 2018, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those stock options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Syneos Health, Inc., 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604.

Name and Address of Beneficial Owner	Number of shares beneficially owned	Percent of common stock outstanding (1)
5% Stockholder:
Fund Affiliated with Thomas H. Lee Partners, L.P. (2)	25,239,664	24.31%
Advent International Corporation (3)	22,413,317	21.59%
BlackRock, Inc. (4)	7,190,771	6.93%
The Vanguard Group (5)	6,207,786	5.98%
Named Executive Officers and Directors:
Alistair Macdonald (6)	90,459	*
Gregory S. Rush (7)	28,707	*
Michael Gibertini, PhD (8)	12,078	*
Christopher L. Gaenzle (9)	11,485	*
Michael A. Bell (10)	431,052	*
Todd M. Abbrecht (11)	—	—
Thomas Allen	—	—
Linda S. Harty (11)	3,207	*
William E. Klitgaard (11)	3,207	*
John Maldonado	—	—
Kenneth F. Meyers (11)	3,916	*
Matthew E. Monaghan (11)	3,916	*
Joshua M. Nelson (11)	—	—
All board of director members and named executive officers as a group (13 individuals) (12)	588,027	*
* less than 1%

(1)	Percentages are based on our common stock outstanding as of March 27, 2018.

(2)	As reported on a Schedule 13D filed on August 10, 2017. The address of Fund Affiliated with Thomas H. Lee Partners, L.P. is 100 Federal Street, 35th Floor, Boston, MA 02110.

(3)	As reported on a Schedule 13D filed on August 10, 2017. The address of Advent International Corporation is 75 State Street, Boston, MA 02109.

(4)
As reported on a Schedule 13G/A filed on January 25, 2018, BlackRock, Inc. reported sole voting power over 7,067,027 shares, sole dispositive power over 7,190,771 shares, and shared dispositive power over 0 shares. The address of the BlackRock, Inc. is 55 East 52nd Street New York, NY 10055.

(5)
As reported on a Schedule 13G filed on February 9, 2018, The Vanguard Group, Inc. reported sole voting power over 106,792 shares, sole dispositive power over 6,094,862 shares, and shared dispositive power over 112,924 shares. Includes 102,350 shares beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”) as a result of its serving as an investment manager of collective trust accounts. Also includes 15,016 shares beneficially owned by Vanguard Investments Australia, Ltd. (“VIA”) as a result of its serving as an investment manager of Australian investment offerings. VFTC and VIA are wholly owned subsidiaries of The Vanguard Group, Inc. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Includes 81,570 stock options currently exercisable or exercisable within 60 days of March 27, 2018.

(7)	Includes 10,798 stock options currently exercisable or exercisable within 60 days of March 27, 2018.

(8)	Includes 12,078 stock options currently exercisable or exercisable within 60 days of March 27, 2018.

(9)	Includes 9,303 stock options currently exercisable or exercisable within 60 days of March 27, 2018.

(10)
Includes 321,736 stock options currently exercisable or exercisable within 60 days of March 27, 2018 and 109,316 shares of common stock held in a GRAT, for which Mr. Bell is trustee and holds voting and investment power.

(11)	Includes zero stock options currently exercisable or exercisable within 60 days of March 27, 2018.

(12)	Includes 435,485 stock options currently exercisable or exercisable within 60 days of March 27, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year and through March 27, 2018, all of our executive officers, directors, and to our knowledge, 10% stockholders complied with the filing requirements of Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Compensation Committee Report
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”), with our Company’s management. Based on this review and discussion, the Compensation Committee recommended to our Board that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is filed with the SEC.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Kenneth F. Meyers, Chair
Linda S. Harty
John Maldonado
Joshua M. Nelson

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides information regarding our compensation program and describes the compensation packages for the following executives and non-executives employed by us on December 31, 2017, whom we refer to in this Proxy Statement as the named executive officers (“NEOs”):

•	Alistair Macdonald, Chief Executive Officer and Director;

•	Gregory S. Rush, Former Executive Vice President and Chief Financial Officer*;

•	Christopher L. Gaenzle, Former Chief Administrative Officer, General Counsel and Secretary**;

•	Michael A. Bell, Chairman of the Board***; and

•	Michael Gibertini, PhD, President, Clinical Development, Therapeutic Business Units****.
*Gregory S. Rush served as Executive Vice President and Chief Financial Officer with the Company until February 21, 2018 and remains an employee until April 30, 2018.
**Christopher L. Gaenzle resigned on February 14, 2018 and ceased to serve as Chief Administrative Officer, General Counsel and Secretary on February 19, 2018. He remains an employee until April 15, 2018.
***Michael A. Bell transitioned from his role as President, Commercial Division and an executive officer to a non-executive employee through April 1, 2018. He currently serves as Chairman of the Board.
****Michael Gibertini, PhD transitioned from his role as Chief Operating Officer to President, Clinical Development, Therapeutic Business Units effective August 1, 2017 in connection with the Merger.
Executive Summary
There are references to the “Merger” throughout the CD&A . On August 1, 2017, we closed our merger between INC Research Holdings, Inc. and inVentiv Health, Inc. The combined entity was later re-named Syneos Health, Inc. (“Syneos Health™” or the “Company”). When the Compensation Committee (the “Committee”) made executive officers’ compensation decisions for fiscal year 2017, it did so during the normal compensation planning and review cycle. However, following the Merger, the Committee conducted another review of our peer group and our executive officers’ compensation structure. In August 2017, the Committee in connection with our independent compensation consultant, Exequity LLP (the “Consultant”), re-reviewed the executive officers’ compensation and made changes where appropriate to align to the larger size of the combined company as well as the revised peer group. In order to mitigate the risk of loss of our executive officers, those changes included certain base salary increases as well as a performance-based restricted stock unit (“PRSU”) grant.
Despite the implementation of these retention efforts, we still experienced a loss of executive officer talent, which exemplifies the highly competitive nature of this industry.
Goals of our Compensation Program
Our compensation strategy has consistently focused on providing total compensation packages that are designed to attract and retain high-caliber executives and to incentivize them to achieve company performance goals that are closely aligned with stockholder interests. We emphasize pay-for-performance and long-term value creation for our stockholders, compensating our executive officers with a combination of base salary, short-term cash incentives and long-term equity incentives, with our incentive compensation being weighted more heavily than base salary. Accordingly, a significant portion of our executives’ compensation is at risk. Our compensation program provides clear accountability and rewards for producing results.

Elements of our Compensation Program
During 2017, INC Research and inVentiv Health completed the Merger, resulting in several organizational changes among the executive leadership team. The Company continued to take actions designed to align the long-term interests of our NEOs with the interests of our stockholders, including through the adoption of Stock Ownership Guidelines as discussed in this Proxy Statement.
Overall, the Committee believes the Company’s compensation policies and programs are effective, market-appropriate, and in line with stockholder expectations. The following key elements of our executive compensation program are designed to align the interests of our NEOs and other senior executives with the interests of our stockholders:

Compensation Element	Key Features and Purpose	Fiscal Year 2017 Actions
Base Salary
Fixed annual cash compensation to attract and retain talented executives.

Base salary increases are considered every year in the context of market practice and to reflect the scope and complexity of each executive’s position.  Actual positioning varies to reflect each executive’s skills, experience, time in job and contribution to our success.

The Committee increased the base salaries of all NEOs in 2017 as a result of the market review at the end of 2016, and then increased certain NEOs base salaries in August 2017 as a result of job scope changes related to the Merger.

Management Incentive Plan (“MIP”) Cash Incentive Award	Performance-based cash incentives intended to link annual variable pay with achievement of pre-approved key annual financial objectives.
For our 2017 fiscal year, MIP EBITDA, as defined below under “Compensation Element Details - Annual Cash Incentives”, was the only measure in the MIP. Achievement of 90% of the MIP target was required to receive any MIP payments.

Individual MIP opportunities are expressed as a percent of base salary and vary for executives based on their positions. Target MIP award opportunities are generally established so that total annual cash compensation (base salary plus target MIP) approximates the median of our peer group. The range of potential payouts is zero to 200% of target.
For fiscal year 2017, actual MIP EBITDA achieved resulted in a MIP payout level at 59.5%.
MIP payout amounts are determined based on the results achieved as determined by the Committee after evaluating our performance against pre-established, short-term financial goals. We must achieve a minimum level of EBITDA in order for any executive to receive a payment under the MIP.

Long-Term Incentive (“LTI”) Compensation
We grant stock-based compensation awards annually to create incentives for long-term creation of stockholder value, to reward achievement of multi-year financial objectives, and to promote retention of key talent.

The Company continued to grant performance-based equity awards in 2017. The annual LTI grant made in January 2017 included performance-based restricted stock units (“PRSUs”) (50% of the award value) and time-based restricted stock units (“RSUs”) (50% of the award value)

Performance-based vesting: NEOs receive a number of PSUs, which vest only upon achievement of adjusted earnings per share goals established by the Committee during the three-year performance period. The potential number of PRSUs that can vest ranges from zero to 150% of the target.

The January 2017 LTI PRSUs were designed to potentially vest at the end of the three-year performance period including fiscal years 2017, 2018 and 2019. At the end of the performance period, the pre-approved Adjusted Diluted Earnings Per Share (“EPS”) goals will be measured for each year to determine the appropriate number of PRSUs earned in each year, and which will become vested in early 2020 following certification by the Committee of the performance. The terms of the Merger determined that PRSUs granted in January 2016 and January 2017 will vest at target level at the end of the three-year performance period.

A special performance-based LTI grant was made to the CEO and his direct reports in August 2017 following the Merger to incentivize the executive team to achieve synergy goals related to the Merger. The August 2017 LTI grants were made in the form of PRSUs that potentially vest on January 1, 2021 upon the achievement of $100 million of defined synergy savings on an annual run-rate through December 31, 2020.

	Time-based vesting The time-based LTI grants are designed to increase stock value and retain an executive during the vesting period. Time-based RSUs vest one-third per year.	The time-based RSUs granted in January 2017 vest in three approximately equal annual installments commencing on the first anniversary date of the grant, based on continuing service.

Compensation Governance Highlights
We believe good corporate governance practices that reflect our values and support our strong strategic and financial performance must include policies and procedures related to our compensation practices. Consistent with this belief, we have adopted the following practices:

•
Periodic risk assessment - At least annually, the Committee assesses whether our executive compensation program encourages behavior that would create risks reasonably likely to have a material adverse effect on our Company. The Committee has always concluded it does not.

•	No excise tax gross-ups - Our executive compensation program does not provide gross-ups for 280(g) excise taxes related to change in control payments.

•	No above-market returns - We do not offer preferential or above-market returns on compensation deferred by our NEOs.

•	No loans to executive officers - We do not make loans to our NEOs.

•
No guaranteed salary increases - Employment agreements for our NEOs do not currently contain any guaranteed contractual salary increases. The Committee determines our Chief Executive Officer’s salary increases, if any, and, together with our Chief Executive Officer, any salary increases for our remaining NEOs.

•	Performance-based equity awards - In 2017, we increased the percentage of each NEO’s performance-based equity awards from 45% to 50% of the total LTI award grant.

•
Incentive Clawback policy - Each NEO’s employment agreement contains a provision giving the Board discretion to call for recovery of all or a portion of bonus amounts that were awarded and subsequently determined to be based upon financial statements that were restated due to error, omission or fraud.

•	No repricing of stock options - The Company’s equity plan, approved by stockholders in 2016, prohibits repricing of stock options.

•	Perquisites - The Company has limited perquisites, including only executive physicals to our NEOs to ensure executives maintain their health.

•
“Double-Trigger” Change-in-Control - Employment agreements for our NEOs contain “at-will” employment provisions, and both a change-in-control and a related termination of service is required to accelerate vesting of the NEO’s equity grant(s).

•
Hedging and Pledging Prohibited - Our Policy on Insider Trading and Communication with the Public prohibits officers, employees and directors from engaging in short sales, publicly traded stock options transactions and hedging or pledging of our stock.

•
Stock Ownership Guidelines - The Company adopted stock ownership guidelines effective at the beginning of 2017 requiring NEOs and independent Board members to achieve and maintain designated stock ownership levels. More information on our stock ownership guidelines is available on page 12.

•	Annual Say-on-Pay Advisory Vote - The Board has determined that the Say-on-Pay vote will be held annually until the next shareholder vote on the frequency of the Say-on-Pay vote.
Stockholder Engagement and Results of 2017 Say-on-Pay Vote
The Company continued a stockholder engagement program, because we believe stockholder engagement is one aspect of maintaining good corporate governance as well as transparency with regard to executive compensation matters. Our stockholder engagement program provides a mechanism to discuss issues of importance to stockholders that affect our business, including the changes in members of the executive team and related compensation decisions. In the past 12 months, we have engaged with institutional investors representing approximately 13% of our outstanding shares, not including our two largest private equity holders that each have two seats on our Board and collectively own approximately

46% of our outstanding shares, allowing us to engage with them frequently. We have duly considered the input from the stockholder outreach and incorporated suggestions as appropriate.
At the 2017 Annual Meeting, the Company’s stockholders approved the compensation of the NEOs, with holders of approximately 98% of the votes cast voting in favor of the proposal commonly known as “Say-on-Pay.” The Committee believes that the Say-on-Pay vote at our 2017 Annual Meeting endorsed our Company’s compensation philosophy and programs and is reflective of the continued focus on evolving our compensation strategy. The Committee will continue to monitor stockholder feedback each year as it reviews and establishes future executive compensation plans and determines incentive compensation and equity awards for our executive officers.
Compensation Decision Roles
The Committee has final approval on the determination of all compensation recommendations for our NEOs and other executive officers, authorizes all awards under the 2014 long-term incentive plan, recommends or reports its decisions to the Board and oversees the administration of the compensation programs for the Company’s NEOs. The CEO at least annually reviews the performance of each NEO and other executives and makes recommendations to the Committee with respect to salary adjustments and incentive amounts. The Committee’s annual review of the CEO’s performance includes feedback from the Board and members of our senior management team. Management is responsible for developing and maintaining an effective compensation program throughout the Company.  A description of the Committee’s responsibilities is in the Committee’s Charter available under “Investor Relations - Corporate Governance - Charters and Corporate Governance Documents” on our website at www.syneoshealth.com
    While the Committee has sole responsibility for approving compensation targets and awards, it solicits input from our CEO in setting the targets, evaluating the performance, and recommending appropriate salary and incentive awards of each of our NEOs, other than himself. The CEO also participates in Committee meetings at the request of the Committee in order to provide background information regarding his recommendations. However, our CEO does not have a vote on Committee matters. Prior to 2018, the Chief Administrative Officer, General Counsel and Secretary participated in and assisted the Committee on compensation and governance matters. Starting in 2018, our Chief Human Resources Officer participates in and assists the Committee on compensation and governance matters, at the Committee’s discretion. Multiple times during the year, the Committee holds executive sessions without our CEO or other executive officers to facilitate the exchange of candid views among Committee members and establish our CEO’s compensation.
Compensation Consultant
The Committee’s independent Consultant provides advice and assistance to the Committee when making compensation decisions for our NEOs, as well as for other senior executives.  The Consultant reports directly to the Committee and carries out responsibilities as assigned by the Committee. The Consultant provides information regarding market compensation levels and practices, assists the Committee in the review and evaluation of such compensation levels and practices, and advises the Committee regarding compensation decisions, particularly with respect to the compensation of our CEO. The Consultant also provides information and advice on non-employee director compensation.  At the discretion of the Committee, a principal of the Consultant attends meetings of the Committee, as requested, and communicates with the Chair of the Committee, as necessary between meetings to provide timely advice on questions and decisions before the Committee. The Committee has direct access to the Consultant throughout the year.
The Committee has the sole authority to retain and terminate the Consultant and to approve the Consultant’s fees and all other terms of its engagement with the Consultant. The Consultant does not provide services to the Company directly or indirectly through affiliates. The Committee has considered the independence factors in applicable SEC rules and NASDAQ listing standards and other facts and circumstances and concluded that the services performed by the Consultant do not raise any conflict of interest.
Compensation Philosophy
Our executive compensation philosophy is straightforward - we pay for performance. Our executives are accountable for the performance of the business and are compensated based on that performance. Our executive compensation programs are designed to attract and retain top executive talent and motivate them to achieve outstanding operational and financial performance. This performance, in turn, builds value for our stockholders.

The Committee seeks to achieve the following goals in connection with our executive compensation program and decisions regarding individual compensation:

•	Link compensation to annual and long-term performance goals structured to align the interests of NEOs with those of our stockholders;

•	Align executive compensation with our corporate strategies and business objectives, including short-term operating goals and long-term strategic objectives;

•
Promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and personal performance goals;

•	Encourage effective collaboration among our NEOs; and

•	Competitively position our NEOs’ compensation opportunities with those of our peer group so we can attract, motivate and retain high level executive talent essential to our long-term success.
Peer Group
The Committee considers competitive marketplace practices in making its compensation decisions by comparing our executive compensation against compensation paid to executives in comparable roles at comparably-sized peer group companies and broader industry compensation data, as appropriate. We do not target any specific market position in establishing compensation, but generally aim to have a compensation program that is in line with the market, as determined by all of the collected market information. We also consider the performance of our Company with respect to comparative historical financial and stockholder returns of our peer companies and the impact of compensation on our current-year operating budget. The Committee and Consultant review the peer group every year to ensure the companies remain appropriate and relevant for use in competitive compensation analysis. The Consultant and Committee considered the size of our Company and the complexity of our business, including industry, customer base, services provided, geographic scope, revenue and market capitalization. In May 2017, the Consultant and Committee reviewed the peer group considering the size of our Company and the anticipated complexity of our business, including industry, customer base, services provided, geographic scope, revenue and market capitalization post-Merger.
The Committee, with the Consultant’s assistance, removed the following seven companies included in our previous peer group that were deemed to no longer be a compelling fit due to significantly lower revenues and or market capitalization compared with the combined company post-Merger: Albany Molecular Research, Inc.; Bruker Corporation; Cambrex Corporation; Catalent Corporation; Medidata Solutions, Inc.; United Therapeutics Corporation; and Veeva Systems Inc. New companies were also added to the peer group.
Our peer group consisted of the following 18 companies as of August 2017:

Agilent Technologies, Inc.*	ICON Public Limited Company	PerkinElmer, Inc.*
Bio-Rad Laboratories, Inc.	Illumina, Inc.*	Perrigo Company plc*
Cerner Corporation*	IQVIA Holdings Inc.	PRA Health Sciences, Inc.
Charles River Laboratories International, Inc.	Laboratory Corporation of America Holdings	Quest Diagnostics Incorporated*
Endo International plc*	Mettler-Toledo International Inc.*	VWR Corporation
Envision Healthcare Corporation*	PAREXEL International Corporation	Waters Corporation*
*These ten companies were added to our peer group following the closing of the Merger in August 2017 to better align with our anticipated financial metrics.

Executive Compensation Elements
The principal elements of compensation for our NEOs are:

•	base salary, which is intended to compensate executives for their responsibilities and individual contributions;

•	performance-based cash bonuses, which are intended to link annual incentive compensation with our annual performance achievements;

•	long-term stock-based incentives, which are intended to link long-term incentive compensation with our long-term value creation;

•	retirement savings and other employee benefits; and

•	severance and change-in-control arrangements.
With these elements of compensation, we believe our Company can remain competitive with our peer group and ensure our NEOs have appropriate incentives to deliver short-term results, while also creating long-term stockholder value.
Target Pay and Mix of Compensation Elements
In 2017, we did not have a formal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Committee determined what it believed to be the appropriate level and mix of our compensation elements to retain our senior management team, motivate them and align their interests with those of our stockholders.
Historically, the Committee has weighted a higher level of the total compensation mix to stock-based compensation. We provide a portion of our executive compensation in the form of PRSUs and RSUs that vest over time, and in 2017 the Committee increased the percentage of performance-based equity awards from 45% to 50% of the total LTI award grant. We believe our approach to compensation supports the retention of our executives and aligns their interests with those of our stockholders by encouraging executives to participate in the long-term success of our Company and create stockholder value.
The following table illustrates how total compensation for fiscal 2017 was allocated, including each NEO’s salary, annual incentive, and the long-term incentive granted as part of the annual LTI grant process. The August grant, described later in this CD&A, is excluded from this table because it was a one-time, special grant that is not a normal element of an NEO’s total compensation. The illustration provides information about the mix between performance-based and fixed elements; how performance-based compensation was allocated between annual and long-term incentive elements; and how total compensation was allocated between cash and equity components. The inclusion of time-based RSUs increases the “fixed” compensation since the only requirement for vesting is continued employment; however, the value is directly determined by the price of stock, and an executive must maintain employment to vest in these awards.
Performance-based compensation is a substantial portion of each executive’s total compensation. All NEOs, other than Mr. Bell, had over 70% of their total 2017 compensation linked to Adjusted EBITDA or our stock price. Nearly 70% of our NEOs’ total performance-based compensation is based directly on our stock price. Mr. Bell did not receive an annual LTI grant because he was not in place at the time of the grant. Mr. Bell continues to hold significant amounts of Company stock, which aligns him closely to Company performance. Mr. Bell’s compensation terms were established during the Merger and, as such, are aligned differently than other NEO’s.

	Percentage of Total Compensation that is:		Percentage of Total Performance-Based that is:		Percentage of Total Compensation that is:
Executive	Performance-Based	Fixed	Annual	Long-Term	Cash	Equity
Alistair Macdonald	76%	24%	31%	69%	47%	53%
Gregory S. Rush	75%	25%	24%	76%	43%	57%
Christopher L. Gaenzle	72%	28%	28%	72%	48%	52%
Michael A. Bell	50%	50%	100%	—%	100%	—%
Michael Gibertini, PhD	73%	27%	24%	76%	45%	55%

Our compensation program operates not only based on the application of comparisons to our peer group and other competitive data, but also through the judgment of the Committee. The Committee does not employ a purely formulaic approach to its compensation decisions, but reviews all elements of compensation for each of our NEOs. In addition, in determining current and future compensation, the Committee considers the economic value as well as the retention value of prior equity grants received by our NEOs, as well as internal equity, which means we compare each NEO’s compensation to the compensation of our other senior team members and other Company employees generally. In determining the reasonableness of a NEO’s total compensation, the Committee considers not only individual and corporate performance compared to targets, but also the nature of each element of compensation provided, including salary, bonus, and long-term incentive compensation, as well as the executive’s severance and change-in-control arrangements.
Compensation Element Details
Base Salary
We use base salary to recognize the experience, skills, knowledge and responsibilities of our NEOs. When establishing base salaries for 2017, the Committee considered the compensation of executives in our peer group and other available compensation survey data. In addition to market data, the Committee reviews a variety of other factors, including but not limited to:

•	the historic salary levels of the executive;

•	the nature of the individual’s responsibilities;

•	the availability of well-qualified candidates who could assume the executive’s role;

•	the executive’s tenure and performance in their current role at our Company;

•	the executive’s history and performance holding positions of similar or greater responsibility at previous place(s) of employment;

•	general economic conditions; and

•	the Company’s financial performance.
Base salary increases were made during 2017 to each of our NEOs, except Mr. Bell. The Committee reviewed competitive positioning relative to peer group and changes in job scope to determine appropriate base salary levels.
The Committee reviewed competitive positioning relative to peer group and changes in job scope to determine appropriate base salary levels. Each NEO’s salary was reviewed by the Committee in December of 2016 and increases were made to become effective mid-year 2017. As a result of the Merger in August 2017, the Committee, together with the Consultant, reviewed the executive compensation data for the NEOs compared to the new peer group and increased the base salary of Mr. Macdonald and Mr. Gaenzle. Mr. Macdonald’s salary was increased from his pre-Merger level of $800,000 to $1,000,000 and Mr. Gaenzle was increased from his pre-Merger level of $490,000 to $525,000 to be more aligned with the peer group. Mr. Bell’s salary did not change during 2017.
A comparison is provided below of each NEO who had a base salary increase between year-end 2016 and year-end 2017:

Named Executive Officer	Year-end Base Salary Fiscal 2016	Year-end Base Salary Fiscal 2017	% Increase Fiscal 2017 over Fiscal 2016
Alistair Macdonald	$750,000	$1,000,000	33%
Gregory S. Rush	$500,000	$540,000	8%
Christopher L. Gaenzle	$460,000	$525,000	14%
Michael Gibertini, PhD	$500,000	$540,000	8%
We did not include a comparison of Michael A. Bell’s base salary between fiscal year 2016 and fiscal year 2017 as he was not a NEO of the Company in 2016.

Annual Cash Incentives
Our compensation philosophy connects our executives’ potential annual earnings to the achievement of performance objectives designed to support execution of our business strategies. The Management Incentive Plan (“MIP”) is intended to reward accomplishment of organizational goals and specific individual performance objectives identified as critical to our success. The MIP provides for the payment of cash bonuses dependent upon achievement of predetermined financial performance targets (in 2017, Adjusted EBITDA), as well as individual performance.
The overall MIP potential varies depending upon the NEO’s position. Each NEO’s MIP target represents the percent of salary that NEO may potentially receive as an annual bonus if the Company achieves the pre-determined goals established by the Committee for the year. For 2017, Mr. Macdonald’s MIP target was established at 100% of base salary.
Other NEOs had MIP target changes during 2017 in conjunction with the Committee’s review of the market data and their interest in increasing performance-based compensation. Potential MIP payouts for 2017 ranged from zero to 200% of each NEO’s MIP target, so that executives could earn above-target payouts if performance significantly exceeded our fiscal year financial plan, or would earn below-target payout, or no payouts, if performance fell short of our goals.
Following the end of each fiscal year, the Committee, with the assistance of our CEO for all NEOs other than himself, reviews actual results and performance against the goals for such fiscal year and determines the amounts, if any, of the bonuses to be paid to our NEOs under the MIP. The Committee reserves the right to reduce individual MIP payments, or MIP payments for the executive team as a whole based on its judgment of individual or executive team performance of certain goals or other environmental factors related to the business.
The legacy INC Research Compensation Committee approved the 2017 MIP design and EBITDA target funding in December 2016 for legacy INC Research as part of the annual financial planning process established by the Board. In February 2017, the legacy inVentiv Health Board approved inVentiv’s 2017 annual bonus plan goals and funding. Both legacy companies had significant increases in their EBITDA goals for 2017 compared with 2016. Coincidentally, the annual bonus plans of both legacy companies were originally approved using Adjusted EBITDA as the metric to determine annual bonus funding (“the MIP EBITDA”).
The 2017 MIP EBITDA was calculated by taking reported Adjusted EBITDA and adjusting it for certain items, including the impact of: (i) approximately $21.0 million from research and development related tax credits ; and (ii) approximately $19.0 million of other items directly or indirectly related to the Merger, in accordance with the respective bonus plan, as described below. Shortly after the Merger, the Committee approved a new EBITDA performance scale, which was the combination of the two legacy companies’ approved original 2017 EBITDA goals and the respective funding for the legacy plans. The combined 2017 MIP payout pool was funded based upon the level of MIP EBITDA compared with the pre-established targets approved by the Committee. The actual MIP EBITDA of approximately $621.0 million compared to the approved target MIP EBITDA of $677.0 million, produced a 2017 MIP payout of 59.5% for NEOs, which was down significantly from the historical MIP payout levels paid in 2016 for both legacy companies.
For additional information about the MIP, please refer to the “2017 Grants of Plan-Based Awards Table” contained in this Proxy Statement, which shows the threshold, target, and maximum incentive amounts payable under the MIP for our fiscal year 2017 performance, along with actual MIP payments for each NEO.
Long-Term Incentive Compensation
Our intent with granting long-term incentive compensation awards is to link NEO compensation to stockholder interests and long-term Company performance. In 2017, we increased the performance-based portion of our equity grants to NEOs from 45% to 50% to further incentivize performance, and we eliminated the granting of stock options.
Annual long-term incentive grants. In January 2017, the Committee approved long-term incentive awards for Messrs. Macdonald, Rush and Gaenzle and Dr. Gibertini comprised of (1) PRSUs, which were scheduled to cliff vest in three years based on EPS performance targets approved by the Committee, representing 50% of the award; and (2) time-based RSUs, representing 50% of the award.
The time-based RSUs granted in January 2017 vest in three approximately equal annual installments on the first three anniversaries of the date of grant, subject to the NEO’s continued employment with the company.

The PRSUs granted in January 2017 were scheduled to cliff-vest approximately three years from the grant date and included EPS performance targets corresponding to fiscal years 2017, 2018, and 2019. The original vesting terms for these PRSUs required achievement of pre-determined adjusted diluted net income EPS goals for each of the three years.  The Committee chose to set EPS performance targets for individual years.
As a result of the Merger, which the Board deemed a change in control for performance-based equity grants made prior to the Merger, the performance level for these PRSUs was established at 100% of target and the awards converted from performance-based to time-based RSUs with the vesting date occurring in January 2020 according to the terms of the original grant.
August 2017 Special Grant. Following the Merger, in August 2017 the Committee approved special one-time, PRSU awards to the NEOs to ensure NEOs remain focused on the success of the Company’s integration and related synergies. These PRSUs vest on January 1, 2021 contingent upon achievement of sustainable reduction of $100.0 million in annual costs directly linked to the Merger cost savings initiatives that are (i) identified, actioned and fully realized by December 31, 2020, (ii) publicly disclosed to stockholders in earnings materials, and (iii) certified by the Audit Committee. Achieving less than $100.0 million will mean that no PRSUs vest and achieving more than $100.0 million will still vest only the number of PRSUs originally granted. These special grants were also made to aid with senior officer retention.
Benefit Plans
In 2017, NEOs were eligible to participate in our health and welfare benefits plans under generally the same rules that apply to other employees. Under the plans, eligible employees of the Company and our U.S. subsidiaries may elect to participate in the following plans:

•	life insurance (including basic and voluntary life, basic and voluntary accidental death and dismemberment);

•	disability (including, short-term disability and long-term disability); and

•	healthcare benefits under our healthcare plans.
Mr. Macdonald participates in employee benefits plans offered by the Company to all employees in the United Kingdom. The Company’s portion of the costs for each NEO’s participation in these plans is reported in “All Other Compensation” in the Summary Compensation Table which follows.
Retirement Plans. NEOs are eligible to participate in 401(k) retirement plans offered by our Company under the same rules that apply to other employees. Under the plans, eligible employees of the Company and our U.S. subsidiaries may elect to defer a percentage of their compensation each year subject to plan limits and caps imposed by the Internal Revenue Service (the “IRS”). In 2017, Messrs. Rush and Gaenzle and Dr. Gibertini participated in the INC Research 401(k) plan. The Company made matching contributions of 100% of the first three percent of each participant’s compensation that he contributed, and made matching contributions of 50% of the next three percent (for a total match of up to 4.5% of eligible compensation) under this plan. Mr. Bell participated in the 401(k) plan offered by inVentiv during 2017. The Company made matching contributions of 50% of the first six percent of each participant’s compensation that he contributed (for a total match of up to 3% of eligible compensation).
We also have non-qualified deferred compensation plans that enable NEOs and other eligible employees to defer receipt of up to 50% of their base salary and up to 100% of their annual bonus under the MIP during their employment or for certain specified minimum deferral periods. The Company does not make any matching or profit sharing contributions under this plan. Accounts are maintained for participants who elect to have their deferrals in a mix of investment options that best suits their goals and risk tolerance. Although we have established a rabbi trust to assist us in meeting our obligations under the plan, account balances under the plan are unsecured under IRS rules and remain part of the Company’s general assets until distributed to the participants. The value of a participant’s account balance is based solely on the participant’s deferrals and the investment return on such deferrals given the performance of the investment options that they select. We do not guarantee any minimum return on those investments. Dr. Gibertini has a balance from participating in the plan during previous years.

Severance and Change-in-Control Agreements.
Our NEOs are covered by severance and double-trigger change-in-control agreement provisions included in their employment agreements or the Company’s Executive Severance Plan, which are discussed in the Employment Agreements section of this Proxy Statement.
Tax and Accounting Considerations
Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to our Chief Executive Officer and the three other most highly compensated executive officers (excluding our Chief Financial Officer). Through 2017, certain compensation, including qualified performance-based compensation, was not subject to the deduction limit if specified requirements are met. There can be no assurance that compensation attributable to our incentive arrangements will be treated as qualified performance-based compensation under Section 162(m) of the Code. In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interests of our Company and our stockholders.
EXECUTIVE COMPENSATION
The following table sets forth summary compensation information for our NEOs for the fiscal years ended December 31, 2017, 2016 and 2015.
Summary Compensation Table

Name and Principal Position	Year	Salary ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Alistair Macdonald(1), Chief Executive Officer and Director	2017	852,703	4,249,970	—	595,000	—	172,401	5,870,074
	2016	583,262	2,463,606	554,524	686,115	—	85,251	4,372,758
	2015	461,280	349,004	231,870	330,877	—	78,509	1,451,540
Gregory S. Rush, Former Executive Vice President and Chief Financial Officer	2017	516,923	1,847,945	—	474,900	—	32,485	2,872,253
	2016	484,808	2,279,103	76,139	376,350	—	33,299	3,249,699
	2015	449,118	326,256	216,757	383,670	—	25,834	1,401,635
Christopher L. Gaenzle, Former Chief Administrative Officer, General Counsel and Secretary	2017	487,500	1,596,026	—	448,700	—	35,935	2,568,161
	2016	443,640	1,926,147	57,422	346,242	—	31,950	2,805,401
	2015	405,951	292,515	194,327	286,650	—	22,593	1,202,036
Michael A. Bell, Chairman of the Board	2017	850,000	1,599,951	—	404,600	—	18,955	2,873,506
Michael Gibertini, PhD, President, Clinical Development, Therapeutic Business Units	2017	516,923	1,100,024	—	458,800	—	20,215	2,095,962
	2016	488,314	2,193,343	69,800	376,350	—	23,347	3,151,154
	2015	461,399	337,489	224,234	330,750	—	17,756	1,371,628

(1)
Mr. Macdonald is paid in British Pound Sterling (the “GBP”). Other than the value of the stock awards and stock options awards, the amounts earned by Mr. Macdonald reported in this Summary Compensation Table have been converted to U.S. dollars using the average weekly exchange rate from GBP to U.S. dollars in 2017 of 1 GBP/1.2890 U.S. dollars, in 2016 of 1 GBP/1.3563 U.S. dollars, and in 2015 of 1 GBP/1.5287 U.S. dollars, as published by the Federal Reserve System, Foreign Exchange Rates-G.5A Annual.

(2)
For 2017, this column includes $833,837, $516,923, $487,500, $850,000 and $516,923 for salary earned by Messrs. Macdonald, Rush, Gaenzle, Bell, and Dr. Gibertini, respectively, and $18,866 of accrued and unused vacation time for Mr. Macdonald. For 2016, this column includes $568,517, $484,808, $443,640, and $488,314 for salary earned by Messrs. Macdonald, Rush, Gaenzle, and Dr. Gibertini, respectively, and $14,745 of accrued and unused vacation time for Mr. Macdonald. For 2015, this column includes $452,576, $415,656, $370,759 and $449,283 for salary earned by Messrs. Macdonald, Rush, Gaenzle and Dr.

Gibertini, respectively, and $8,703, $33,462, $35,192 and $12,115 of accrued and unused vacation time for Messrs. Macdonald, Rush, Gaenzle and Dr. Gibertini, respectively.

(3)
Represents the aggregate grant date fair values of the RSUs and PRSUs at target number of shares computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. As a result of the Merger, which the Board deemed a change in control for performance-based equity awards granted prior to the Merger, the Board determined those PRSUs were earned at the target level for Messrs. Macdonald, Rush, Gaenzle, and Dr. Gibertini and PRSUs in excess of the target amount were forfeited. The PRSUs cliff vest three years from the date of grant, subject to continued employment.

(4)
Represents the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(5)
Amounts in this column were paid under the MIP. Each NEO has a MIP calculation based on their salary, and MIP target established for the year and pro-rated as appropriate considering the timing of changes in salary and MIP targets. For 2017, Mr. Macdonald’s MIP payment amount was calculated using an exchange rate of 1 GBP/1.07835 U.S. dollars as specified in the MIP plan document, based on year-end rates aligned with the end of the “performance period”. This column includes $250,000, $230,000 and $250,000 for special retention cash incentives earned by Messrs. Rush, Gaenzle, and Dr. Gibertini, respectively, on September 15, 2017 pursuant to a September 2016 Special Incentive Retention Award granted in connection with the CEO transition.

(6)	Represents the above market or preferential earnings under our elective non-qualified deferred compensation plan.

(7)	Includes the following for each NEO:

Name	Year	Company Contribution to Retirement /401(k) Plan ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Health Insurance Premiums ($)
Alistair Macdonald	2017	85,196	2,723	3,610	1,002
	2016	58,087	2,358	2,806	1,094
	2015	46,386	1,392	1,656	718
Gregory S. Rush	2017	12,150	816	955	18,564
	2016	11,925	816	762	16,109
	2015	7,950	192	662	17,030
Christopher L. Gaenzle	2017	12,150	816	955	18,327
	2016	11,925	816	762	18,447
	2015	4,763	192	662	16,976
Michael A. Bell	2017	8,100	360	247	10,248
Michael Gibertini, PhD	2017	12,150	816	955	6,294
	2016	11,925	816	762	9,844
	2015	7,950	192	662	8,952
For 2017, 2016 and 2015, the table also includes reimbursement of $14,323, $15,071 and $16,987, respectively, to Mr. Macdonald for a car allowance, which is aligned with the practices for CEOs employed in the U.K. For 2017 and 2016, the table also includes reimbursement of $7,512 and $5,835, respectively, to Mr. Macdonald for reimbursement of authorized travel expenses. For 2017, the table also includes an additional supplemental salary payment of $58,305 to Mr. Macdonald per his employment agreement as it pertains to the U.K. savings plan. For 2017, the table also includes Company paid health exam for Mr. Gaenzle in the amount of $3,687. For 2016, the table also includes Company paid health exam for Mr. Rush in the amount of $3,687.

2017 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information regarding the grants of plan-based awards to our NEOs in 2017.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alistair Macdonald, Chief Executive Officer and Director	MIP	—	500,000	1,000,000	2,000,000	—	—	—	—	—	—	—
	PRSU	1/27/2017	—	—	—	—	21,614	32,421	—	—	—	1,125,009
	RSU	1/27/2017	—	—	—	—	—	—	21,614	—	—	1,125,009
	PRSU	8/10/2017	—	—	—	—	36,429	—	—	—	—	1,999,952
Gregory S. Rush, Former Executive Vice President and Chief Financial Officer	MIP	—	189,000	378,000	756,000	—	—	—	—	—	—	—
	PRSU	1/27/2017	—	—	—	—	11,527	17,291	—	—	—	599,980
	RSU	1/27/2017	—	—	—	—	—	—	11,527	—	—	599,980
	PRSU	8/10/2017	—	—	—	—	11,803	—	—	—	—	647,985
Christopher L. Gaenzle, Former Chief Administrative Officer, General Counsel and Secretary	MIP	—	183,750	367,500	735,000	—	—	—	—	—	—	—
	PRSU	1/27/2017	—	—	—	—	9,280	13,920	—	—	—	483,024
	RSU	1/27/2017	—	—	—	—	—	—	9,280	—	—	483,024
	PRSU	8/10/2017	—	—	—	—	11,475	—	—	—	—	629,978
Michael A. Bell, Chairman of the Board	MIP	—	425,000	850,000	1,700,000	—	—	—	—	—	—	—
	PRSU	8/10/2017	—	—	—	—	29,143	—	—	—	—	1,599,951
Michael Gibertini, PhD, President, Clinical Development, Therapeutic Business Units	MIP	—	175,500	351,000	702,000	—	—	—	—	—	—	—
	PRSU	1/27/2017	—	—	—	—	10,567	15,851	—	—	—	550,012
	RSU	1/27/2017	—	—	—	—	—	—	10,567	—	—	550,012

(1)
The PRSUs and time-based RSUs above were granted under the 2014 Equity Incentive Plan. All time-based RSUs granted on January 27, 2017 vest in three equal annual installments beginning on the first anniversary of the date of grant. PRSUs granted on January 27, 2017 have a three-year performance period and will cliff-vest in early 2020. PRSUs granted on August 10, 2017 vest on the third anniversary of the date of grant based on pre-established performance goals related to achievement of Merger synergy efficiencies. As part of the 2017 Merger, the Board determined that PRSUs granted prior to the effective close date of the Merger were earned at the target level for Messrs. Macdonald, Rush, Gaenzle, and Dr. Gibertini.

(2)
These amounts represent estimated fair value of the awards, measured according to the accounting rules and do not reflect the actual value or potential realizable or realized value received by our NEOs. The amounts reported in this column represent the aggregate grant date fair value of the awards and are computed in accordance with FASB ASC Topic 718. The amount reported for the PRSUs is based on the number of RSUs corresponding to the 100% target level performance valued at the closing stock price on the date of grant. The amount reported for the time-based RSUs is valued at the closing stock price on the date of grant.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2017
The following table provides information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2017.

Name	Vesting Commencement Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Alistair Macdonald, Chief Executive Officer and Director	9/28/2010 (2) 8/17/2012 (3) 6/30/2014 (4) 6/30/2015 (5) 1/19/2016 (5) 8/1/2016 (5)	14,840 8,828 37,868 8,700 1,223 8,889	— — — 8,698 3,666 26,664	$8.45 $10.57 $16.06 $40.12 $42.88 $42.76	10/5/2020 9/24/2022 6/30/2024 6/30/2025 1/19/2026 8/1/2026	93,491	4,076,208	36,429	1,588,304
Gregory S. Rush, Former Executive Vice President and Chief Financial Officer	6/30/2015 (5) 1/19/2016 (5)	— —	8,132 3,999	$40.12 $42.88	6/30/2025 1/19/2026	67,527	2,944,177	11,803	514,611
Christopher L. Gaenzle, Former Chief Administrative Officer, General Counsel and Secretary	6/30/2015 (5) 1/19/2016 (5)	7,291 1,006	7,290 3,016	$40.12 $42.88	6/30/2025 1/19/2026	55,897	2,437,109	11,475	500,310
Michael A. Bell, Chairman of the Board	11/15/2016 (6)	321,736	—	$28.63	11/15/2026	—	—	29,143	1,270,635
Michael Gibertini, PhD, President, Clinical Development, Therapeutic Business Units	6/30/2015 (5) 1/19/2016 (5)	8,412 3,666	— —	$40.12 $42.88	6/30/2025 1/19/2026	—	—	—	—

(1)	Calculations are based on the closing market price of $43.60 of our stock on the NASDAQ on December 29, 2017.

(2)
This option was granted on October 5, 2010 and amended by the Board on August 5, 2013 and October 3, 2014, as set forth in Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. A total of 148,402 Common Stock shares are subject to the option, of which 74,201 Common Stock shares vest in five equal annual installments beginning on the first anniversary of the vesting commencement date and 74,201 Common Stock shares vest in five equal annual installments beginning on December 31, 2013.

(3)
This option was granted on September 24, 2012 and amended by the Board on August 5, 2013 and October 3, 2014, as set forth in Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. A total of 88,284 Common Stock shares are subject to the option, of which 44,142 Common Stock shares vest in five equal annual installments beginning on the first anniversary of the vesting commencement date and 44,142 Common Stock shares vest in five equal annual installments beginning on December 31, 2013.

(4)
These stock options were granted on June 30, 2014 and amended by the Board on October 3, 2014, as set forth in Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. Half of the Common Stock shares vest in five equal annual installments beginning on the first anniversary of the vesting commencement date and half of the Common Stock shares vest in five equal annual installments beginning on December 31, 2014.

(5)	These stock options were granted on the vesting commencement date and will vest in four equal annual installments beginning on the first anniversary of the grant date.

(6)
This option was granted on November 15, 2016 and was amended on August 1, 2017, as set forth in Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

2017 OPTION EXERCISES AND STOCK VESTED
The following table provides information concerning the exercise of stock options and the vesting of RSUs held by our NEOs during 2017.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(2)
Alistair Macdonald, Chief Executive Officer and Director	51,430	2,041,937	13,814	762,702
Gregory S. Rush, Former Executive Vice President and Chief Financial Officer	182,913	8,243,333	14,736	802,790
Christopher L. Gaenzle, Former Chief Administrative Officer, General Counsel and Secretary	68,634	2,965,638	13,013	710,687
Michael A. Bell, Chairman of the Board	—	—	35,752	1,996,749
Michael Gibertini, PhD, President, Clinical Development, Therapeutic Business Units	112,733	4,601,562	78,553	3,181,336

(1)
The value realized on exercise is determined by multiplying the number of stock options by the difference between the exercise price of the option and the closing price of our common stock on the date of exercise.

(2)	The value realized on vesting is determined by multiplying the number of stock awards that vested by the closing price of our common stock on the vesting date.
2017 Nonqualified Deferred Compensation
Pursuant to our elective nonqualified deferred compensation plan, eligible employees in the United States, including our NEOs, may defer up to 50% of their eligible base salaries as of the first day of the calendar year and up to 100% of awards earned under the MIP. Deferral elections are made by eligible employees before the beginning of the calendar year for which the compensation is payable. Contributions to the elective nonqualified deferred compensation plan consist solely of participants’ elective deferral contributions, with no matching or other employer contributions.
The nonqualified deferred compensation plan allows eligible employees to make individual investment elections that best suit their goals, time horizon and risk tolerance on their deferral amounts. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Investment options consist of a variety of well-known mutual funds. The plan does not operate in a manner to provide any above-market returns or preferential earnings to participants. For 2016, participants were able to choose among a total of 30 investment options. Distributions of amounts credited to the account of a NEO under the elective nonqualified deferred compensation plan will generally commence six months after the date of the executive’s separation from service. NEOs may also elect to receive in-service distributions of such amounts at the time they make their deferral elections. In addition, upon a showing of an unforeseeable emergency, an executive may be allowed to access funds in his deferred compensation account before he otherwise would have been eligible to. Benefits can generally be received either as a lump sum payment or in annual installments over a period not to exceed five years, or a combination thereof, except in the case of in-service distributions or death, which are always paid in a lump sum.
The following table provides information related to the potential benefits payable to each of our NEOs under our elective nonqualified deferred compensation plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Alistair Macdonald (2)	—	—	—	—	—
Gregory S. Rush	—	—	—	—	—
Christopher L. Gaenzle	—	—	—	—	—
Michael A. Bell	—	—	—	—	—
Michael Gibertini, PhD	—	—	105,566	—	432,898

(1)	Amounts in this column are not reported as compensation for fiscal year 2017 in the Summary Compensation Table because they do not reflect above market or preferential earnings.

(2)	Mr. Macdonald is not eligible to participate because he resides outside of the United States.
Employment Agreements
We have entered into employment agreements with each of our NEOs. The material provisions of each such agreement are described below.
Alistair Macdonald
In July 2016, we entered into an employment agreement with Alistair Macdonald appointing him as our Chief Executive Officer, effective October 2016. The agreement is governed by English law. Under the agreement, we pay Mr. Macdonald an annual base salary established by our Board or the Compensation Committee. As of December 31, 2017, Mr. Macdonald’s annual base salary was $1,000,000, subject to annual increases as determined by the Compensation Committee.
Either we or Mr. Macdonald may terminate the agreement for any reason upon six months’ prior written notice. We also can terminate Mr. Macdonald immediately upon written notice by paying him six months of his base salary in lieu of the notice period. This payment is not required if Mr. Macdonald: (i) commits any act of serious misconduct; (ii) commits any serious breach or repeated or continued breach of his obligations under the agreement; (iii) is guilty of conduct tending to bring him or the Company or any group company into disrepute; (iv) has a bankruptcy order made against him or has an interim order made against him under the Insolvency Act 1986 or is deemed bankrupt; (v) fails to perform his duties to a satisfactory standard, after having received a written warning from the Board relating to the same; (vi) is convicted of an offense under any statutory enactment or regulation (other than a motoring offence for which no custodial sentence can be imposed); (vii) breaches certain clauses of the agreement; (viii) becomes prohibited by law from being a director; or (ix) resigns from office as a director of the Company or any Company affiliate or refuses to hold office as a director of the Company or any Company affiliate.
If we are wound up for the purposes of reconstruction or amalgamation and, as a result, Mr. Macdonald is terminated or his duties redefined in a manner consistent with his current position or status with the Company, he will have no claim against the Company for termination of employment or otherwise as long as he is first offered employment with the resulting company on terms no less favorable to Mr. Macdonald as those in the agreement. If Mr. Macdonald unreasonably refuses such employment or transfer of his agreement to the resulting company, we may terminate his employment.
The agreement includes non-solicitation and non-competition provisions that apply during Mr. Macdonald’s employment and extend for 12 months after the earlier of Mr. Macdonald’s termination of employment or notice thereof.

The description provided above reflects the key terms of Mr. Macdonald’s employment agreement in effect at the end of 2016 and through March 2017. At the beginning of April 2017, the Company entered into an amendment (the “Amendment”) with Mr. Macdonald to restructure existing pension entitlements in compliance with United Kingdom pension regulations and define severance benefits Mr. Macdonald may receive consistent with other executive officers of the Company under the Company’s Executive Severance Plan described further in this CD&A.
The Company believes maintaining key separation terms among the NEOs and providing competitive levels of separation benefits are important to providing alignment among our NEOs. The Amendment provides a cash severance payment equal to the sum of two times his base salary and 12 months of health care coverage continuation if Mr. Macdonald’s employment is terminated without cause or he resigns for good reason as defined in the Amendment other than in connection with a change in control. If Mr. Macdonald is terminated without cause or he resigns for good reason during the period commencing three months prior to and ending 24 months after a change in control of the Company, then he will receive a cash severance payment equal to three times his base salary plus one times his target bonus, 12 months of health care coverage continuation and full vesting of any outstanding, unvested equity awards. The Amendment also includes a provision to reduce the severance amounts payable by the Company to Mr. Macdonald to reflect any statutory severance Mr. Macdonald would receive under English law. No other material changes were made to Mr. Macdonald’s agreement.
Gregory S. Rush, Michael Gibertini, Ph.D., and Christopher L. Gaenzle
In July 2014, we entered into employment agreements with Michael Gibertini, PhD., our President, Clinical Development, Therapeutic Business Units and Christopher L. Gaenzle, our former Chief Administrative Officer, General Counsel and Secretary; and in August 2013, we entered into an employment agreement with Gregory S. Rush, our former Executive Vice President and Chief Financial Officer. We refer to each of Messrs. Rush and Gaenzle, and Dr. Gibertini as an Executive. The agreements are governed by the laws of North Carolina. Under the agreements, we pay the Executives an annual base salary established by our Board or our Compensation Committee. As of December 31, 2017, the annual base salaries were $540,000 for Mr. Rush, $540,000 for Dr. Gibertini and $525,000 for Mr. Gaenzle. The Committee reviews the Executive’s base salary annually as described in the CD&A.
Either we or the Executives may terminate the agreements at any time upon 45 days prior written notice, which we can shorten in our discretion. We may terminate the Executive’s employment immediately by written notice for “disability” and “cause” and the Executive may resign by written notice for “good reason”. Under the agreements, “disability” means a physical or mental condition that renders the Executive unable to perform the essential functions of the Executive’s job, with or without reasonable accommodation, for a continuous period of more than 90 days or for 90 days in any period of 180 consecutive days, and will be determined by a physician satisfactory to us and in accordance with applicable law. Under the agreements, “cause” means (i) the Executive’s breach of any fiduciary duty or legal or contractual obligation to us or our Board, (ii) the Executive’s failure to follow the reasonable instructions of our Board or his direct supervisor consistent with the Executive’s duties and responsibilities, which breach, if curable, is not cured within 10 business days after notice to the Executive or, if cured, recurs within 180 days, (iii) the Executive’s gross negligence, willful misconduct, fraud, insubordination or acts of dishonesty relating to us, or (iv) the Executive’s commission of any misdemeanor relating to us or of any felony. Under the agreements, “good reason” means the occurrence, without the Executive’s express written consent, of any of the following: (i) a material reduction in the Executive’s base salary or target bonus payout under our management incentive bonus program; (ii) a material adverse change to Executive’s title or a material reduction in the Executive’s authority, job duties, or responsibilities; (iii) a requirement that the Executive relocate to a principal place of employment more than 50 miles from our offices at 3201 Beechleaf Court, in Raleigh, North Carolina; or (iv) a material breach of the employment agreement by us; provided that, any such event will only constitute good reason if the Executive provides us with written notice of the basis for the good reason within 45 days of our initial actions or inactions giving rise to such good reason and subject to a 30 day cure period.
If we terminate the Executive’s employment due to his disability or death, we must pay to him or his estate, in addition to any short-term or long-term disability and life insurance benefits to which he is entitled, his “Accrued

Payments” (some of which may be prorated). We must also pay the Executive Accrued Payments if we terminate his employment for cause or the Executive resigns without good reason. Under the agreements, “Accrued Payments” means (i) any unpaid base salary earned by the Executive as of his termination of employment, (ii) any unpaid amount actually earned and due to the Executive pursuant to our management incentive program, and (iii) any business expenses for which Executive is entitled to reimbursement.
The agreements include non-solicitation and non-competition provisions that apply during the Executive’s employment and extend for 12 months thereafter for Dr. Gibertini and Mr. Gaenzle, and 12 months (non-solicitation) and six months (non-competition) thereafter for Mr. Rush.
A new “Executive Severance Plan”, described further in this CD&A, was approved in September 2016, which included Messrs. Rush and Gaenzle, and Dr. Gibertini. The terms of this plan regarding termination of employment and related benefits supersede the employment agreements in place for these Executives.
On November 13, 2017, we entered into a letter agreement with Dr. Gibertini. As part of his transition from Chief Operating Officer to his current role as President, Clinical Development, Therapeutic Business Units of the Company, the Company agreed to vest his outstanding equity awards and pay a portion of his severance, equal to $1,242,000 (which is the sum of his base salary plus two times his target bonus). The Company entered into this agreement because Dr. Gibertini played an important role in assisting with the transition after the Merger. Dr. Gibertini retains the right to receive the balance of his severance entitlement, equal to 12 months of salary continuation and up to 18 months of health care coverage continuation upon a subsequent termination of employment for any reason other than for “Cause”.
On January 3, 2018, we entered into a letter agreement with Mr. Rush regarding his transition. Effective February 21, 2018, Mr. Rush ceased to serve as Executive Vice President and Chief Financial Officer of the Company and will remain an employee until April 30, 2018. As part of Mr. Rush’s transition, he will receive a one-time cash transition bonus equal to $400,000, payable $250,000 on the date 2017 annual bonuses are paid and $150,000 promptly after April 30, 2018, subject to execution of a release of claims. Mr. Rush’s non-competition covenant, pursuant to his employment agreement with the Company, dated August 5, 2013, will be deemed to run from February 16, 2018.
On February 14, 2018, Mr. Gaenzle resigned and ceased to be an executive officer on February 19, 2018 but will remain an employee until April 15, 2018.
Michael A. Bell
In connection with the Merger Agreement, on May 10, 2017, we entered into a letter agreement with Mr. Bell (the “Bell May Letter Agreement”). Pursuant to the terms of the Letter Agreement, Mr. Bell will act as Chairman of the Board until the earlier of the Company’s 2019 annual shareholder meeting or May 10, 2019 (the “Transition Date”) and will serve as an executive officer running the Company’s commercial division until a successor division head is chosen. The Bell May Letter Agreement provides that Mr. Bell may be removed by the Board upon a majority vote. Mr. Bell holds stock options to purchase shares of our Common Stock as a result of the conversion of his outstanding inVentiv stock options upon the effective time of the Merger. Any restrictions on the sale of shares of our Common Stock that may be issued upon exercise of these stock options will lapse upon certain terminations of employment or the Transition Date.
Mr. Bell will continue to have the same $850,000 salary and $850,000 target annual bonus opportunity as provided under his employment agreement with inVentiv Health, Inc. Mr. Bell will be entitled to receive $2,550,000 (plus 6% interest accruing from August 1, 2017) in cash severance upon a termination by Company without cause or his resignation for good reason, in either case, prior to the Transition Date or upon any termination of employment after the Transition Date. In addition, Mr. Bell will be entitled to receive 12 months of health and welfare benefit continuation and three months of career transition services in connection with such termination of employment.
On December 5, 2017, we entered into another letter agreement with Mr. Bell (the “Bell December Letter Agreement”), in connection with Mr. Bell’s transitioning from his role as President, Commercial Division and an executive officer to a non-executive employee through April 1, 2018 (the “Bell Transition Period”). During the Bell

Transition Period, he will continue to receive a salary at his current level and his 2017 annual cash performance bonus will be paid in the ordinary course and at such time that bonuses are normally paid. Mr. Bell is not eligible to receive a 2018 annual cash performance bonus or a 2018 long-term incentive award.
Executive Severance Plan
In September 2016, we established the Executive Severance Plan to enhance our ability to retain our key executives, including Messrs. Rush and Gaenzle and Dr. Gibertini and other officers of the Company.
The plan permits the plan administrator to designate the eligible executives who may participate in the plan. Messrs. Rush and Gaenzle and Dr. Gibertini have been selected to participate in the plan. The plan provides designated participants with severance benefits upon a termination of employment by us without cause or by the participant for Good Reason.
For a qualifying termination during the period beginning three months prior to and ending 24 months following a “Change in Control”, a participant will be entitled to the following: (i) a lump sum cash payment equal to 200% of the participant’s base salary and 200% of the participant’s target bonus for the year in which the termination occurs; (ii) a lump-sum cash payment equal to the aggregate amount of the full premium for benefit coverage continuation under COBRA for a period of eighteen months; and (iii) accelerated vesting of any unvested equity awards held by the participant.
For a qualifying termination outside the “Change in Control” period (as described above), a participant will be entitled to the following: (i) a lump sum cash payment equal to 165% of the participant’s base salary; and (ii) a lump-sum cash payment equal to the aggregate amount of the full premium for benefit coverage continuation under COBRA for a period of 18 months.
In order to receive any severance benefits under the plan, participants must sign a general release of claims against us. Some of the employees who are eligible to be selected to participate in the plan are also entitled to severance benefits under their employment agreements. However, severance benefits provided under the plan will be reduced by any severance benefits to which a participant would otherwise be entitled under the participant’s employment agreement, or any general severance policy or plan maintained by us that provides for severance benefits (unless the agreement, policy or plan expressly provides for severance benefits to be in addition to those provided under the plan). In addition, any amounts payable to a participant under the plan will be reduced to the maximum amount that could be paid without being subject to the excise tax imposed under the Code sections 280G and 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount. The plan may be terminated or amended by us, provided the participants consent to the termination of the plan or to any amendment that materially and adversely impacts the right of the participant under the plan.

 Summary of Potential Payments Upon Termination of Employment or Change in Control
The following table sets forth the potential payments and benefits our NEOs would receive in the event of a termination of employment. These payments and benefits have been quantified assuming their termination of employment, or their termination upon death or disability, or their termination following a change in control occurred on the last trading day of our most recently completed fiscal year ending December 31, 2017 and that the price per share of our common stock is the closing market price on December 29, 2017 of $43.60 per share.

Named Executive Officer	Termination Without Cause or Resignation For Good Reason not related to a Change in Control (1)	Termination For Cause or Resignation Without Good Reason (1)	Death	Disability (1)	Termination Without Cause or Resignation for Good Reason related to a Change in Control (1)
Alistair Macdonald
Cash Severance (2)	$2,000,000	$—	$—	$—	$4,000,000
Health Care Coverage (12)	12,588	—	—	—	12,588
Group Life Insurance (3)	—	—	4,195,200	—	—
Long-Term Disability Benefits (4)	—	—	—	786,599	—
Stock Option Vesting (5)	—	—	—	—	55,306
Restricted Stock Unit Vesting (6)	—	—	—	—	4,076,208
Performance-Based Restricted Stock Unit Vesting (7)	—	—	—	—	1,588,304
	$2,012,588	$—	$4,195,200	$786,599	$9,732,406
Gregory S. Rush
Accrued Payments (8)	$—	$224,900	$224,900	$224,900	$—
Cash Severance (9)	891,000	—	—	—	1,890,000
COBRA (10)	40,818	—	—	—	40,818
Group Life Insurance (3)	—	—	1,000,000	—	—
Long-Term Disability Benefits (11)	—	—	—	180,000	—
Stock Option Vesting (5)	—	—	—	—	31,179
Restricted Stock Unit Vesting (6)	—	—	—	—	2,944,177
Performance-Based Restricted Stock Unit Vesting (7)	—	—	—	—	514,611
	$931,818	$224,900	$1,224,900	$404,900	$5,420,785
Christopher L. Gaenzle
Accrued Payments (8)	$—	$218,700	$218,700	$218,700	$—
Cash Severance (9)	866,250	—	—	—	1,837,500
COBRA (10)	32,037	—	—	—	32,037
Group Life Insurance (3)	—	—	1,000,000	—	—
Long-Term Disability Benefits (11)	—	—	—	180,000	—
Stock Option Vesting (5)	—	—	—	—	27,541
Restricted Stock Unit Vesting (6)	—	—	—	—	2,437,109
Performance-Based Restricted Stock Unit Vesting (7)	—	—	—	—	500,310
	$898,287	$218,700	$1,218,700	$398,700	$4,834,497
Michael A. Bell
Accrued Payments (8)	$—	$—	$—	$—	$404,600
Cash Severance (9a)	—	—	—	—	2,550,000
COBRA (10a)	—	—	—	—	18,180
Group Life Insurance (3)	—	—	—	—	—
Long-Term Disability Benefits (11)	—	—	—	—	—
Stock Option Vesting (5)	—	—	—	—	—
Restricted Stock Unit Vesting (6)	—	—	—	—	—
Performance-Based Restricted Stock Unit Vesting (7)	—	—	—	—	1,270,635
	$—	$—	$—	$—	$4,243,415

Named Executive Officer	Termination Without Cause or Resignation For Good Reason not related to a Change in Control (1)	Termination For Cause or Resignation Without Good Reason (1)	Death	Disability (1)	Termination Without Cause or Resignation for Good Reason related to a Change in Control (1)
Michael Gibertini, PhD
Accrued Payments (8)	$—	$208,800	$208,800	$208,800	$—
Cash Severance (9)	540,000	—	—	—	540,000
COBRA (10)	13,155	—	—	—	13,155
Group Life Insurance (3)	—	—	1,000,000	—	—
Long-Term Disability Benefits (11)	—	—	—	180,000	—
	$553,155	$208,800	$1,208,800	$388,800	$553,155

(1)	“Cause,” “good reason,” “disability,” and “change in control” are defined in each NEO’s employment agreement.

(2)
A lump sum cash payment equal to two times base salary related to Non-CIC. A lump sum cash payment equal to three times base salary plus the target bonus amount, or if greater, the target bonus amount in effect prior to an event giving rise to a claim of Good Reason related to CIC.

(3)	Payment to the estate of executive in lump sum.

(4)	Yearly benefit after 26 week waiting period, paid monthly for maximum of five years.

(5)
Vesting of all unvested stock options on the termination date pursuant to the Company’s 2014 Equity Incentive Plan and associated award agreements. Amounts shown represent the intrinsic value of unvested in-the-money stock options determined based on the closing market price of our common stock on December 29, 2017, the last trading day of the year.

(6)
Vesting of all unvested restricted stock units on the termination date pursuant to the Company’s 2014 Equity Incentive Plan and associated award agreements. Amounts shown represent the value of unvested restricted stock units determined based on the closing market price of our common stock on December 29, 2017, the last trading day of the year.

(7)
Vesting of all PRSUs on the termination date that have not previously forfeited pursuant to the Company’s 2014 Equity Incentive Plan and associated award agreements. Amounts shown represent the value of unvested PRSUs based on the closing market price of our common stock on December 29, 2017, the last trading day of the year.

(8)	“Accrued payments” is defined in each NEO’s employment agreement.

(9)
“Cash severance” equal to (i) 165% of salary for a termination not related to CIC as defined in the Executive Severance Plan; the amount shall be paid within 60 days after NEO’s termination date. “Cash severance” equal to (ii) 200% of salary and two times target bonus for a termination related to a CIC as defined in the Executive Severance Plan; the amount shall be paid within 60 days after the later of the date of the CIC or the NEO’s termination date. Both cash severance payments also require the NEO to execute the Release and the revocation period to expire within such 60-day period. The payments do not incorporate any reductions from the best after tax provisions.

a.
$850,000 paid within 30 days of termination, plus $850,000 to be paid on each of the first two anniversaries of termination date. Pursuant to the Bell May Letter Agreement, Mr. Bell is entitled to 6% interest accruing from August 1, 2017 until paid in full.

(10)	COBRA coverage premiums for 18 months, paid in lump sum within 60 days of NEO’s termination.

a.	COBRA coverage premiums for 12 months, paid monthly for 12 months following termination.

(11)	Annual amount due to the executive, paid monthly for the term of the disability.

(12)
Continuation of health care coverage paid monthly for a period of 12 months following termination. Health care coverage costs have been converted to U.S. dollars using the December 31, 2017 exchange rate from GBP to U.S. dollars of 1 GBP/1.34912 U.S. dollars as obtained from Oanda.com.

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Alistair Macdonald, our Chief Executive Officer and principal executive officer (our “CEO”).
For 2017, our last completed fiscal year, the median of the annual total compensation of all employees of our company (other than our CEO), was $70,198; and the annual total compensation of our CEO was $5,870,074.
Based on this information, our reasonable 2017 estimate for the ratio of the annual total compensation of Mr. Macdonald, our CEO, to the median of the annual total compensation of all employees was 84 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee”, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
We determined that, as of November 30, 2017, our employee population consisted of approximately 20,500 individuals working at our parent company and consolidated subsidiaries, with approximately 50% of these individuals located in the United States, 24% located in Europe, 17% located in various countries of Asia, and the remainder in various countries in Latin American and in Canada. We selected November 30, 2017, which is within the last three months of 2017, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.
Our employee population consisted of approximately 20,500 individuals, of which 96% are full-time employees. Over half of our employees (approximately 10,500 individuals) are located in the United States and directly employed by the Company; the remainder are employed by various consolidated subsidiaries outside of the United States. Of the U.S. employees, over 98% are full-time, with the remainder employed on a part-time (less than 30 hours per week) basis. We believe this high percentage of full-time employees is representative of the proportion of our global employee population.
Our Company uses several human resources systems, in part or a result of the Merger during 2017. Base compensation and incentive compensation for all employees is maintained in one system, which is located in the United States. Other compensation information, such as overtime and other miscellaneous payments, is located in several payroll systems throughout the world.
To identify the median employee from our employee population, we created a global listing of all employees throughout the world and converted each employee’s salary to U.S. dollars to make them comparable. Other compensation, including but not limited to overtime, bonus, and long-term incentive grant value, if applicable, was added to each respective employee’s base salary to determine an estimate of each employee’s annualized 2017 compensation. We did not make any cost-of-living adjustments in identifying the median employee.
Using this methodology, we determined that the median employee was a full-time employee located in the United States, with annualized 2017 compensation as of November 30, 2017 in the amount of $70,198.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column 9) of our 2017 Summary Compensation Table included in our 2018 Proxy Statement and incorporated by reference under Item 11 of Part III of our 2018 Annual Report. This resulted in annual total compensation for purposes of determining the ratio in the amount of $5,870,074.
We believe the inclusion of the value of all compensation for our CEO, compared to the compensation of our median employee, yielding roughly an 84:1 ratio, is a reasonable comparison. The CEO’s reported total compensation would be $2.0 million less if Mr. Macdonald’s special long-term incentive grant made in August 2017, as described in our 2018 Proxy Statement Compensation Discussion and Analysis, was excluded. This performance-based grant is not expected to recur in future years. If the value of the grant is excluded from his compensation for the purpose of the comparison described above, the ratio would reduce from 84:1 to approximately 55:1.

PROPOSAL TWO
ADVISORY (NONBINDING) VOTE ON EXECUTIVE COMPENSATION
As discussed in the CD&A, our compensation strategy focuses on providing a total compensation package that is designed to attract and retain high-caliber executives by incentivizing them to achieve Company and individual performance goals and closely aligning these goals with stockholder interests. Our philosophy reflects our emphasis on pay for performance and on long-term value creation for our stockholders.
As required by Section 14A of the Exchange Act, we are providing stockholders with an advisory (nonbinding) vote on the compensation of our NEOs as described in this Proxy Statement. This proposal, known as a “Say-on-Pay” proposal, is designed to give our stockholders the opportunity to endorse or not endorse our Company’s executive compensation program by voting for or against the following resolution:
“Resolved, that the stockholders approve, on an advisory (nonbinding) basis, the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the CD&A, the Summary Compensation Table for fiscal year 2017, and other related tables and disclosures).”
When you cast your vote, we urge you to consider the description of our executive compensation program contained in the CD&A and the accompanying tables and narrative disclosures.
Required Vote
The affirmative vote of a majority of our common stock present or represented and voting on our executive compensation is required to approve our executive compensation. Because your vote is advisory, it will not be binding upon our Board, will not overrule any decision by our Board and will not create or imply any additional fiduciary duties on our Board or any member thereof. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
In accordance with Delaware law, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted in the meeting and, accordingly, will not affect the outcome of this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal Two on our executive compensation as described in this Proxy Statement.

PROPOSAL THREE
APPROVAL OF THE SYNEOS HEALTH, INC.
2018 EQUITY INCENTIVE PLAN
We are asking our stockholders to approve the Syneos Health, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), as adopted by the Board on March 15, 2018, subject to stockholder approval. If approved the stockholders, the 2018 Plan is intended to be the successor plan to the INC Research Holdings, Inc. 2014 Equity Incentive Plan, as amended and restated (the “Prior Plan”). Upon approval of the 2018 Plan, no further grants will be made under the Prior Plan.
The Board believes the continued ability to grant equity awards is a necessary and essential recruiting and retention tool for the Company to attract and retain the high-caliber employees, officers and directors critical to the Company’s success. The Prior Plan is the Company’s only active employee equity plan (other than its Employee Stock Purchase Plan). As of March 27, 2018, we have approximately 578,572 shares remaining for issuance under the Prior Plan. We estimate that this remaining pool will be exhausted before the 2019 stockholder meeting despite the fact that, to maximize stockholder value, the Company actively manages its program to use its equity plan resources as effectively as possible. The 2018 Plan provides for the issuance of 5,230,000 of shares, in addition to the shares that are not issued under the Prior Plan as of the date the 2018 Plan becomes effective.
Outstanding Awards under Prior Plan and Determination of Share Reserve for the 2018 Plan
As of March 27, 2018, there were 2,374,536 options outstanding in the aggregate under the Prior Plan, the INC Research Holdings, Inc. 2010 Equity Incentive Plan, as amended, and Double Eagle Parent, Inc. 2016 Omnibus Equity Incentive Plan, with a weighted average exercise price of $28.69 and a weighted average remaining term of 7.4 years, and 2,529,470 full value awards that were unvested and outstanding.
In reviewing our historical grant practices, we have issued 1,807,790 shares, net of cancellations, over the last three fiscal years. The table below summarizes our equity grant practices during the most recent three fiscal years (shares in thousands).

Fiscal Year	Basic Weighted Average Shares Outstanding	RSU Awards Granted	PRSU Awards Granted(1)	PRSU Awards Earned(2)	Stock Options Granted(3)	Annualized Burn Rate(4)
2017	74,913,459	463,172	165,622	103,737	64,899	0.84%
2016	54,030,858	537,073	144,900	18,868	395,548	1.99%
2015	57,888,273	226,206	—	—	447,886	1.16%
(1) PRSUs granted on January 19, 2016 are granted based on assumed maximum payout of 150% of target.  PRSUs granted on January 27, 2017, are granted based on assumed maximum payout of 100% of target. PRSUs granted on August 10, 2017 are granted based on assumed payout target of 100% .
(2) For performance period ending on December 31, 2016, 18,868 PRSUs were earned at target in 2016. As a result of the Merger on August 1, 2017, 37,732 PRSUs granted on January 19, 2016, and 66,005 PRSUs granted on January 27, 2017 were earned at target; no additional PRSUs granted on these dates can be earned.
(3) Stock options granted in 2017 were replacement options granted from the Double Eagle Plan in connection with the Merger. These options were excluded from the Burn Rate calculation. Burn Rate for fiscal year 2017 would have been 0.93% if the replacement stock options were included.
(4) Burn Rate is calculated as of December 31 of each fiscal year using a 1:1 ratio for all awards and is calculated by dividing the number of shares underlying equity awards granted to key employees and directors in a fiscal year by the number of basic weighted average common shares outstanding.
Based on a review of our historical and projected grant practices, we believe that the share reserve for use under the 2018 Plan will meet the Company’s equity grant needs for approximately 2.5 years. The shares reserved may, however, be sufficient for more or less than 2.5 years depending on currently unknown factors, such as the number of grant recipients, future grant practices, and the Company’s share price.
As of March 31, 2018, our stock overhang was 4.4%. Assuming stockholders approve the 2018 Plan, our stock overhang will be 9.4%. For this purpose, “stock overhang” is defined as the percentage calculated by dividing the number of outstanding awards that have been issued to key employees and directors under the existing equity incentive plans, plus shares authorized under the 2018 Plan, divided by the number of total common shares outstanding.

Key Terms of the Plan at a Glance and Best Practices
The following is a summary of the key provisions of the 2018 Plan.

Plan Term
The 2018 Plan was adopted by the Board on March 15, 2018, subject to obtaining stockholder approval (the date the stockholders approve the “Effective Date”), and will continue in effect until terminated by the Board or the Committee.

Eligible Participants
Employees, consultants or other personal service providers of the Company and any subsidiary of the Company and non-employee directors of the Company are eligible to receive each type of award offered under the 2018 Plan, except for “incentive stock options” (within the meaning of Section 422 of the Code), which may be granted only to employees of the Company or any subsidiary of the Company.

Shares Available for Awards
Over the term of the Plan, 5,230,000 shares (including the shares available for issuance under the Prior Plan, including shares subject to awards outstanding under the Prior Plan, subject to adjustment in the event of certain changes in the capitalization of the Company.

ISO Limits	5,230,000 shares reserved for issuance under the 2018 Plan may be (although are not required to be) issued pursuant to incentive stock options.
Award Types	(1) Stock options (2) Stock appreciation rights (SARs) (3) Restricted stock awards (4) Restricted stock units (5) Stock awards
Award Terms (Exercisability Period)	Stock options and SARs will have a term of no longer than 10 years, and incentive stock options granted to 10% owners will have a term of no longer than 5 years.
Minimum Vesting Requirements
Vesting is generally determined by the Committee within the limits set forth in the 2018 Plan, except that no award may vest before the first anniversary of the grant date (other than substitute awards granted in connection with a transaction), except with respect to a carve-out of 5% of the number of shares reserved for issuance as of the Effective Date.

Performance Award Limits
No award of options, stock appreciation rights or full value awards that vest based on the attainment of performance goals that is granted to any eligible person (other than a non-employee director) in any fiscal year may cover a number of shares that exceeds 2 million shares for each award type individually, subject to adjustment in the event of certain changes in the capitalization of the Company.

Non-Employee Director Limits
The sum of the date of grant fair value of all awards payable in shares taken together with any cash fees payable to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $500,000 (and $800,000 in the case of the Chairman of the Board).

Not Permitted Without Stockholder Approval
(1)    Repricing or reducing the exercise price of a stock option or stock appreciation right without stockholder approval.
(2)    Cancelling any outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with a lower exercise price or base price.
(3)    Replacing any outstanding stock option or stock appreciation with any other award or cash at a time when the stock option or stock appreciation right has an exercise price or base price that is higher than the fair market value of a share of common stock.

No Liberal Share Recycling
The following shares will not be added back to the number of shares available for issuance: (i) shares covered by an award that are tendered or withheld in payment of the purchase price or tax withholding due with respect to the award, (ii) shares that are not issued or delivered as a result of net settlement of an outstanding stock appreciation right or option; (iii) shares that are repurchased on the open market with the proceeds of an option exercise.

Dividend/Dividend equivalent Payments	No dividend or dividend equivalent payable in connection with an award may be paid unless the underlying awards vests.
Change in Control	The 2018 Plan does not provide for automatic single-trigger vesting acceleration upon a change in control of the Company.

Summary of the 2018 Plan
The following summary of certain material features of the 2018 Plan is qualified in its entirety by reference to the 2018 Plan, which is attached to this Proxy Statement as Appendix A.
Purpose. The purpose of the 2018 Plan is to further align the interest of eligible participant with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its common stock. The 2018 Plan is intended to advance the interest of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.
Administration. The 2018 Plan will be administered by the Compensation Committee or another committee of the Board, comprised of no fewer than two members of the Board who are appointed by the Board to administer the plan, or, subject to the limitations set forth in the 2018 Plan, the Board (the plan administrator is referred to herein as the “Committee”). Subject to the limitations set forth in the 2018 Plan, the Committee has the authority (among other things) to determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards and shares issued pursuant to awards under the 2018 Plan, interpret the 2018 Plan, qualify or disqualify awards under tax-advantaged programs outside the United States and adopt sub-plans (including, to facilitate participation in the 2018 Plan for non-US participants) and rules for the administration, interpretation and application of the 2018 Plan. The Company has the authority to delegate to one or more officers of the Company the authority to grant awards under the 2018 Plan to the extent permitted under applicable law.
Reservation of Shares. Subject to adjustments as described below, the maximum aggregate number of shares of common stock that may be issued pursuant to awards granted under the 2018 Plan will be equal to the sum of (i) 5,230,000 shares plus (ii) the number of shares of common stock available for issuance under the Prior Plan as of the Effective Date (including shares subject to awards granted under the Prior Plan that would otherwise subsequently become available for issuance under the Prior Plan upon any reason under the terms of the Prior Plan. The total number of shares of common stock that may be issued pursuant to “incentive stock options” within the meaning of Section 422 of the Code is 5,230,000, subject to the adjustments described below. Any shares of common stock issued under the 2018 Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market.
In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to common stock, or any merger, reorganization, consolidation, combination, spin-off, stock purchase, or other similar corporate change or any other change affecting common stock (other than regular cash dividends to our stockholders), the Committee will, in the manner and to the extent it considers equitable to the participants in the 2018 Plan and consistent with the terms of the 2018 Plan: (i) adjust the maximum number and kind of securities available for grant (including to the maximum number of shares that may be issued pursuant to incentive stock options); (ii) adjust to the maximum limitations applicable to performance awards granted under the 2018 Plan, the number and kind of shares of common stock; (iii) adjust other terms including the exercise price or base price of outstanding awards; and/or (iv) issue additional awards or shares of common stock, issue dividend equivalent rights or make cash payments to holders of outstanding awards under the 2018 Plan.
Share Counting. To the extent that an award granted under the 2018 Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the shares, the shares of common stock retained by or returned to us will: (i) not be deemed to have been delivered under the 2018 Plan, (ii) be available for future awards under the 2018 Plan, and (iii) increase the share reserve by one share for each share that is retained by or returned to us. Notwithstanding the foregoing, shares that are (x) withheld from an award or separately surrendered by the participant in payment of the exercise or purchase price or taxes relating to such an award, (y) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right, or (z) repurchased on the open market using proceeds from the exercise of a stock option will be deemed to constitute delivered shares, will not be available for future awards under the 2018 Plan and will continue to be counted as outstanding for purposes of determining whether award limits have been attained. Awards assumed or substituted for in a merger, consolidation, acquisition of property or stock or reorganization will not reduce the share reserve, will not be subject to or counted against the award limits under the

2018 Plan, and will not replenish the share reserve upon the occurrence of any of the events described at the beginning of this paragraph.
Performance Award Limitations. The maximum number of shares of common stock that may be subject to stock options, stock appreciation rights, performance-based restricted stock awards and performance-based RSUs granted to any participant other than a non-employee director during any calendar year will be limited to 2,000,000 shares of common stock for each such award type individually, subject to adjustments in the case of certain capitalization events of our Company.
Non-Employee Director Award Limitations. The sum of the grant date fair value (determined in accordance with accounting standards) of all awards payable in shares taken together with any cash fees payable to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $500,000 (and $800,000 in the case of the Chairman of the Board). This maximum annual limit is designed to allow for reasonable increases in compensation over time and to enable the Board to provide additional compensation to address unanticipated services required from Board members in certain circumstances.
Eligibility. Employees, consultants or other personal service providers of the Company and any subsidiary of the Company and non-employee directors of the Company are eligible to receive awards under the 2018 Plan. As of March 27, 2018, approximately 1,815 persons, including 1,804 employees, 2 executive officers, and 9 non-employee directors were eligible to receive awards under the 2018 Plan. No consultants or other personal service providers were eligible to receive awards under the 2018 Plan.
Fair Market Value of Shares. The fair market value of our shares on any relevant date under the 2018 Plan is generally the closing price per share on that date on the Nasdaq Stock Market. The closing price of our shares as reported on the Nasdaq Stock Market on March 27, 2018 was $36.20 per share.
Minimum Vesting Requirements. Except with respect to 5% of the number of shares available for grant as of the Effective Date (the “Unrestricted Pool”), the 2018 Plan mandates a minimum one-year vesting period for all awards granted on or after the Effective Date, other than awards granted in substitution for awards previously granted by a company acquired by the Company. The Committee has discretion to accelerate the vesting of awards, provided that such acceleration does not cause an award subject to a one-year minimum vesting period to vest prior to one year from grant, other than upon a change in control or upon a participant’s death or disability.
Stock Options. Stock options granted under the 2018 Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. Incentive stock options may only be granted to employees of the Company and our subsidiaries as defined in Section 424(f) of the Code. The exercise price per share of an option will be not less than 100% of the fair market value of a share of common stock on the date of the grant of the option and the maximum term of an option will be 10 years from the date of grant. In addition, in the case of any incentive stock option granted to any individual who owns, as of the date of grant, shares possessing more than 10% of the total combined voting power of all classes of our shares, the incentive stock option must have an exercise price that is not less than 110% of the fair market value of a share on the date of grant and the maximum term of any such incentive stock option is 5 years. Subject to the 2018 Plan’s minimum vesting requirements, the Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance conditions established by the Committee. The vesting of options may be accelerated in certain circumstances, as determined by the Committee.
To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee, and set forth in an award agreement or elsewhere (including by a policy or resolution of the Committee), (A) in shares of common stock, (B) through an open market broker-assisted transaction, (C) by reducing the number of shares of common stock otherwise deliverable upon the exercise of the stock option, (D) by combination of any of the above methods or (E) by such other method approved by the Committee, and must pay any required tax withholding amounts. All options generally are nontransferable.

Stock Appreciation Rights. A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a share of common stock on the date of settlement or exercise over the base price of the right, multiplied by the number of shares of common stock as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right may not be less than 100% of the fair market value of a share of common stock on the date of grant. Subject to the 2018 Plan’s minimum vesting requirements, the Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance conditions established by the Committee. The vesting of stock appreciation rights may be accelerated in certain circumstances, as determined by the Committee. The maximum term of a stock appreciation right will be ten years from the date of grant. Stock appreciation rights may be payable in cash or in shares of common stock or in a combination of both. All stock appreciation rights generally are nontransferable.
Restricted Stock Awards. A restricted stock award represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements. Subject to the 2018 Plan’s minimum vesting requirements, the vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee, and vesting may be accelerated in certain circumstances, as determined by the Committee. For restricted stock awards subject to vesting, dividends will be accumulated and subject to any restrictions and risk of forfeiture to which the underlying restricted stock is subject. All restricted stock awards are generally nontransferable.
Restricted Stock Units. An award of restricted stock units, or RSUs, provides the participant the right to receive a payment based on the value of a share of common stock. Subject to the 2018 Plan’s minimum vesting requirements, the Committee will determine the vesting requirements of RSUs and any other restrictions or conditions to payment. RSUs may vest based solely on the continued service of the participant for a specified time period or upon the attainment of specified performance goals established by the Committee. The vesting of RSUs may be accelerated in certain circumstances, as determined by the Committee. RSU awards will become payable to a participant at the time or times determined by the Committee and set forth in the award agreement, which may be upon or following the vesting of the award. RSU awards are payable in cash or in shares of common stock or in a combination of both. RSUs may be granted together with a dividend equivalent right with respect to the shares of common stock subject to the award. All RSUs are generally nontransferable.
Stock Awards. A stock award represents shares of common stock that, to the extent issued from the Unrestricted Pool, will be issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all incidents of ownership. A stock award may be granted for past, or in anticipation of future, services, in lieu of any discretionary bonus or other discretionary cash compensation, directors’ fees or for any other valid purpose as determined by the Committee. Subject to the 2018 Plan’s minimum vesting requirements, the Committee will determine the terms and conditions of stock awards, and such stock awards may be made from the Unrestricted Pool without vesting requirements. Upon the issuance of shares of common stock under a stock award, the participant will have all rights of a shareholder with respect to such shares of common stock, including the right to vote the shares and receive all dividends and other distributions on the shares. Subject to Section 409A of the Code, upon advance written request of a participant and with the consent of the Committee, a participant who is a U.S. taxpayer may receive a portion of any cash compensation otherwise due in the form of common stock either currently or on a deferred basis. The right to receive shares of common stock on a deferred basis is generally nontransferable.
Dividends/Dividend Equivalents. Dividends, and to the extent dividend equivalent rights are granted in connection with an RSU award, will be accumulated and subject to the restrictions and risk of forfeiture to the same extent as the underlying awards.
Performance Criteria. For purposes of awards which vest, in whole or in part, based on the attainment of performance goals, the performance criteria will include, but are not limited to, any one or more of the following, for the Company or any identified subsidiary, division or business unit or line, as determined by the Committee at the time of the award: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) adjusted net income; (vi) adjusted pretax earnings; (vii) adjusted earnings per share; (viii) adjusted earnings before interest expense, taxes, depreciation and amortization, or EBITDA; (ix) pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; (x) operating margin; (xi) earnings per share; (xii) return on equity; (xiii) return on capital; (xiv) return on investment; (xv) operating earnings; (xvi) working capital; (xvii) ratio of debt to stockholders' equity; (xviii) revenue; (xix) free cash flow (generally defined as adjusted EBITDA, less cash taxes, cash interest and net capital expenditures, mandatory payments of principal under any credit facility and payments under collateralized lease obligations and financing lease obligations); and (xx) any combination of or a specified increase in any of the foregoing.
At the time that an award is granted, the Committee may provide for the performance goals or the manner in which performance will be measured against the performance goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect non-cash losses or charges (e.g., amortization expense, stock-based compensation, impairments, etc.), charges for restructurings, non-operating income, the impact of corporate transactions, severance and recruitment costs, “run rate” savings, costs incurred in establishing new manufacturing sources, specified legal expenses, discontinued operations, or financing transactions, extraordinary and other unusual or non-recurring items or events and the cumulative effects of accounting or tax law changes. In addition, with respect to a participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the performance goals and/or the amount of any payment in respect of such participant's performance awards for the partial performance period.
Effect of Change in Control. Upon the occurrence of a change in control: (i) if a participant’s awards are not converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then in connection with such change in control such awards will become fully exercisable and all forfeiture restrictions on such awards shall lapse; and (ii) if a participant’s awards are converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof after a change in control, the vesting of the awards will automatically accelerate, and become fully exercisable and all forfeiture restrictions on such awards will lapse, upon an involuntary termination of the participant's employment without “Cause” (as defined in the 2018 Plan) or participant’s resignation for “Good Reason” (as defined in the applicable award agreement) within the period designated in the applicable award agreement following the change in control; provided, however, that the vesting and payout of performance awards in the event of a change in control will be as provided in the applicable award agreement.
Subject to the limitations in the 2018 Plan, unless specifically prohibited under applicable law, or unless otherwise provided in the applicable award agreement, the Committee is authorized but not required to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to outstanding awards, including, without limitation, the following (or any combination thereof): (i) continuation or assumption of our outstanding awards (if we are the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same or comparable terms (including with respect to economic value) for outstanding awards; (iii) accelerated exercisability, vesting and/or payment immediately prior to or upon the occurrence of such event or upon a termination of employment following such event; and (iv) if all or substantially all of our outstanding shares of common stock are transferred in exchange for cash consideration in connection with such change in control: (A) upon written notice, provide that any outstanding stock options and stock appreciation rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such stock options and stock appreciation rights will terminate to the extent not so exercised within the relevant period; and (B) cancellation of all or any portion of outstanding awards for fair value, as determined in the sole discretion of the Committee, subject to the limitations set forth in the 2018 Plan.
Forfeiture. Awards granted under the 2018 Plan will be subject to any incentive clawback or recoupment policy currently in effect, as amended from time to time, or similar policy that may be adopted in the future. The Committee also may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “Cause” (as defined in the 2018 Plan), violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to our business or reputation. Unless otherwise provided by the Committee and set forth in an award agreement, if (i) a participant’s service is terminated for “Cause” or (ii) after termination of service for any other reason, the Committee determines in its discretion that the participant engaged in conduct that violates any continuing obligation or duty of the participant set forth in any executive or restrictive covenant agreement with respect to non-competition, non-solicitation, confidentiality, intellectual property or trade secret protection, or any similar agreement to which the participant is a party in favor of us or any of our subsidiaries, such participant’s rights, payments and benefits with respect to such award will be subject to cancellation, forfeiture and/or recoupment.
Right of Recapture. If pursuant to any award a participant receives compensation calculated by reference to financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the participant will, upon the Committee's written request, forfeit and repay to us the difference between what the participant received during the period of three years preceding the date on which we become required to prepare the restatement and what the participant should have received based on the accounting restatement, in accordance with (i) our compensation recovery, “clawback” or similar policy, if any, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Parachute Payments. Notwithstanding anything to the contrary contained in the 2018 Plan, in the event the receipt of all payments or distributions by us in the nature of compensation to or for a participant's benefit, whether paid or payable pursuant to this plan or otherwise (a “Payment”), would subject the participant to the excise tax under Section 4999 of the Code, the Payments will be reduced to the greatest amount of the Payments that can be paid and would not result in the imposition of the excise tax (the “Reduced Amount”), however, if the portion of the Payments the participant would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, no such reduction will occur.
Tax Withholding. Participants are responsible for the payment of any tax-related items or similar charges required by law to be paid or withheld from an award or an amount paid in satisfaction of an award, or otherwise applicable to the participant. Any required withholding of tax-related items must be paid by a participant on or prior to the payment or other event that results in taxable income in respect of an award. Without limiting the foregoing, we have the power and the right to deduct or withhold automatically from any amount deliverable under an award or otherwise, or require a participant to remit to us, an amount necessary to satisfy U.S. federal, state and local taxes and any taxes imposed by a jurisdiction outside the U.S. (including, without limitation, income taxes, social insurance and similar contributions, payroll taxes, fringe benefits taxes, payment on account or other taxes related to participation in the 2018 Plan and legally applicable to a participant) required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2018 Plan. The award agreement may specify the manner in which the withholding obligation will be satisfied with respect to the particular type of award, which may include, without limitation, permitting a participant to elect to satisfy the withholding obligation by tendering shares to us or having us withhold a number of shares having a value at least sufficient to satisfy the statutory amount of tax-related items or similar charges required to be paid or withheld.
Deferrals of Payment. The Committee may in its discretion permit participants in the 2018 Plan to defer the receipt of payment of cash or delivery of shares of common stock that would otherwise be due by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an award or an election to receive shares of our common stock (in lieu of compensation otherwise payable in cash) on a deferred basis in accordance with the terms of the 2018 Plan; provided, however, that such discretion may not apply in the case of a stock option or stock appreciation right.
Trading Policy Considerations. Stock option exercises and other awards granted under the 2018 Plan will be subject to our insider trading policy or other trading or ownership policy related restrictions, terms and conditions as in effect, from time to time.

Prohibition on Repricing. Except in the case of adjustments of certain capitalization events of the Company and the grant of substitute awards in connection with a corporate transaction, none of the following actions may be taken without stockholder approval: (i) reduction of the exercise price of outstanding options or SARs; (ii) cancellation of outstanding options or SARs in exchange for options of SARs with an exercise price that is less than the exercise price of the original option or SAR; (iii) replacement of outstanding options for other awards or cash at a time when the options or SARs have a per share exercise price that is higher than the fair market value of a share of common stock.
Term, Amendment and Termination. The 2018 Plan will become effective upon its approval by the Company’s stockholders and continue in effect until it is terminated by the Committee. The Committee may amend, modify, suspend or terminate the 2018 Plan at any time. However, no amendment, modification, suspension or termination of the 2018 Plan will adversely affect any award granted prior to such amendment, modification, suspension or termination without the consent of the participant or the permitted transferee of the award; except as otherwise provided in the 2018 Plan or determined by the Committee to be necessary to facilitate compliance with applicable laws. The Committee or Board may seek the approval of any amendment, modification, suspension or termination by our stockholders to the extent it deems necessary or advisable for purposes of compliance with Section 422 of the Code, the listing requirements of the principal exchange on which our common stock is listed on such date, or for any other purpose.
Certain U.S. Federal Income Tax Consequences
We believe that, based on the laws as in effect on the date of this Proxy Statement, the following are the principal U.S. federal income tax consequences to participants and to us of options and other awards granted under the 2018 Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director, consultant or other personal service provider to our Company. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside. The 2018 Plan is not qualified under Section 401(a) of the Code.
Nonqualified Stock Options. With respect to nonqualified stock options: (i) no income is recognized by the participant at the time the nonqualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise and we are entitled to a tax deduction in the same amount (subject to the restrictions on deductibility described under “Section 162(m) Deductibility Limitation” below); and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. If the options are exercised and the shares acquired are sold on the same date, generally, the difference between the option exercise price paid for the shares and the sale price is recognized as ordinary income and no capital gain or loss is reported. If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a nonqualified stock option.
Incentive Stock Options. The grant of an incentive stock option under the 2018 Plan will not result in any federal income tax consequences to the participant or to our company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of common stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.
If the participant fails to satisfy either of these holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the common stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the common stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the participant subject to the restrictions on deductibility described under “Section 162(m) Deductibility Limitation” below.
The “spread” under an incentive stock option (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. The alternative minimum tax will not apply with respect to incentive stock options if the participant sells the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.
Stock Appreciation Rights. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the difference between the aggregate fair market value of the shares with respect to the number of shares that the stock appreciation right is exercised over the aggregate base price for such shares subject to the stock appreciation right. We generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary compensation income subject to the restrictions on deductibility described under “Section 162(m) Deductibility Limitation” below. If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a stock appreciation right.
Restricted Stock Awards. In the absence of a Section 83(b) election (as described below), a participant who receives a restricted stock award will recognize no income at the time of grant. When the restrictions lapse, a participant will recognize ordinary income equal to the fair market value of the stock when the restrictions lapse over the amount paid (if any) for the stock. As the restrictions applicable to a restricted stock award lapse (for example, if the restrictions on 20% of a grant lapse on each anniversary of the grant date), the participant will include the applicable portion of the shares that vests as ordinary income. The participant’s basis in the common stock is equal to the amount included in income on the expiration of the restrictions and the amount paid (if any), and the holding period will begin when the restrictions end. Any disposition of the restricted stock will result in a long- or short-term capital gain or loss (depending on the time the common stock is held after the restrictions end). We generally will be entitled to a deduction equal to the fair market value of the common stock when it is included in the participant’s income, and will also be entitled to a business expense deduction for dividends paid to the participant (if any) on common stock that remains subject to restrictions, subject to the restrictions on deductibility described under “Section 162(m) Deductibility Limitation” below.
If a Section 83(b) election is made within 30 days of the grant of the award, the participant must recognize the fair market value of the restricted stock on the date of grant as ordinary income as of the date of grant, and the holding period for long-term capital gains treatment would begin at the time the restricted stock award is granted. We generally would be entitled to a corresponding business expense deduction for the grant subject to the restrictions on deductibility described under “Section 162(m) Deductibility Limitation” below, but dividends on the stock would not be deductible. Any subsequent disposition of the stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) we paid the participant for the restricted stock at the time it is forfeited.
If required, income tax must be withheld from the participant on the income recognized by the participant at the time the restrictions on the restricted stock lapse (or grant of the restricted stock, in the event the participant makes a Section 83(b) election).
Restricted Stock Units. A participant will not recognize any income at the time an RSU is granted, nor will we be entitled to a deduction at that time. When payment on an RSU is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the RSU is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant subject to the restrictions on deductibility described under “Section 162(m) Deductibility Limitation” below.

Dividend Equivalent Rights. A recipient of dividend equivalent rights generally will recognize ordinary income at the time the dividend equivalent right is paid. If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant subject to the restrictions on deductibility described under “Section 162(m) Deductibility Limitation” below.
Stock Awards. A participant who receives a stock award will recognize ordinary income at grant in an amount equal to the fair market value of the common stock received. If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant subject to the restrictions on deductibility described under “Section 162(m) Deductibility Limitation” below.
Performance-Based Awards. A participant will generally not recognize income at the time an award based on achievement of performance goals is granted, nor will we be entitled to a deduction at that time. When payment on the performance award is made, the participant generally will recognize ordinary income in an amount equal to the fair market value of the common stock received. If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant subject to the restrictions on deductibility described under “Section 162(m) Deductibility Limitation” below.
Section 162(m) Deductibility Limitation. Section 162(m) of the Code generally provides that publicly held companies (as defined in Section 162(m)(2) of the Code) may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per covered officer in any year. For taxable years beginning prior to 2018, a limited exception to Section 162(m) has applied with respect to “qualified performance-based compensation” that complies with conditions imposed by Section 162(m) rules. However, this exception from Section 162(m)’s deduction limit for qualified performance-based compensation has been repealed by the Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017, except with respect to certain grandfathered arrangements in effect as of November 2, 2017. Historically, awards granted under the Prior Plan to our covered executive officers could be designed to qualify for the performance-based exception from the $1 million deduction limit described above. However, going-forward, compensation paid to our covered executive officers (as defined by current Section 162(m) rules), including pursuant to awards granted under the 2018 Plan, in excess of $1 million will not be deductible.
Section 280G Deductibility Limitation. In addition, our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for future payments under the 2018 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Section 409A. Section 409A of the Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For specified officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.
Certain awards under the 2018 Plan may be designed to be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the 2018 Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Future Plan Benefits
All awards to employees, officers, directors, consultants and other personal service providers under the 2018 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2018 Plan in the future are not determinable at this time.
Registration of Shares
If this proposal is approved by our stockholders, the Board of Directors intends to cause the shares of common stock that will become available for issuance under the 2018 Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense prior to the issuance of any such shares.
Additional Plan Disclosure
The following table summarizes the equity compensation plans under which the Company’s common stock may be issued as of March 27, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,374,536	$28.69	578,572
Equity compensation plans not approved by security holders	—	$—	—
Total	2,374,536	$28.69	578,572

Required Vote
Approval of this proposal requires the affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the Annual Meeting of Stockholders and entitled to vote on this proposal, provided a quorum is present.

Recommendation of the Board of Directors
The Board of Directors unanimously recommends that stockholders vote FOR Proposal Three, to approve the Syneos Health, Inc. 2018 Equity Incentive Plan.

PROPOSAL FOUR
APPROVAL OF THE SYNEOS HEALTH, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED)
We are asking our stockholders to approve the Syneos Health, Inc. 2016 Employee Stock Purchase Plan (As Amended and Restated) (the “ESPP”), as adopted by the Board on March 15, 2018, subject to stockholder approval.
If stockholders approve this proposal, the total number of shares authorized for issuance under the ESPP will be increased by 2,500,000 shares to a total of 3,500,000 shares. However, if this proposal is rejected by stockholders, the total number of shares authorized for issuance under the ESPP will remain at 1,000,000 shares, of which approximately 786,359 shares remain available for issuance as of March 27, 2018. Based on our current forecasts and estimated participation rates, if the increase is not approved, it is anticipated that the ESPP will run out of available shares in approximately 2.5 to 3 years.
The Board believes that offering the ESPP is in the best interest of the stockholders and the Company because it provides an opportunity to a broad-based population of eligible U.S. and global employees to become long-term stockholders. Participating employees are able to the purchase shares of the Company’s common stock on favorable terms by contributing to the plan through payroll deductions. The Board believes that the ability to offer this type of program is an important recruiting and retention tool for the Company to attract, retain and reward the talented employees and officers needed for our success. In addition, the ESPP encourages stock ownership by employees and aligns the interests of employees and stockholders. The total number of shares of the Company’s common stock available for purchase under the ESPP, provided this proposal is approved, should provide sufficient shares to meet expected purchases under the ESPP over the next 2.5 to 3 years, depending on the Company’s share price and the level of employee participation in the ESPP.
Material Changes to the 2016 Employee Stock Purchase Plan
The following summary highlights the proposed material changes to the Initial Plan. The Amendment also includes other administrative, clarifying, and conforming changes:

•	The number of shares of our common stock authorized for issuance under the ESPP has been increased by 2,500,000 shares to a total of 3,500,000 shares;

•
The “Change in Control” definition has been amended to eliminate a carve-out for any acquisitions by former significant shareholders of the Company and to clarify that certain reorganizations will not constitute a “Change in Control” under the ESPP.

Summary of the ESPP
The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. For purposes of this Proxy Statement, “Committee” means the Compensation Committee of the Board or such other committees of the Board appointed by the Board.
Purpose. The purpose of the ESPP is to provide an opportunity for eligible employees of the Company and any subsidiary or affiliate of the Company that has been designated by the Administrator (defined below) to participate in the ESPP (a “Designated Company”) to purchase shares of the Company’s common stock at a discount through voluntary contributions from employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders.
The rights to purchase shares of common stock granted under the ESPP are intended to be treated as either (i) purchase rights granted under an “employee stock purchase plan,” as that term is defined in Section 423 of the Internal Revenue Code (i.e., a 423 Offering), or (ii) purchase rights granted under an employee stock purchase plan that is not subject to the terms and conditions of Section 423 of the Internal Revenue Code (i.e., a Non-423 Offering). The Company will retain the discretion to grant purchase rights under either a 423 Offering or a Non-423 Offering.

Stock Subject to Plan and Adjustments upon Changes in Stock. An aggregate number of shares of Company common stock equal to 3,500,000 shares will be authorized and reserved for issuance under the ESPP. Any shares of common stock issued under ESPP will consist of authorized but unissued Company common stock, treasury shares or common stock purchased on the open market.
In the event of any change affecting the number, class, or terms of the shares of Company common stock by reason of stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a subsidiary or affiliate, combination of shares, exchange of shares, stock rights offering, or other similar event, or any distribution to the holders of shares of common stock other than a regular cash dividend, then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, will, in such manner as it may deem equitable, adjust the number and class of common stock that may be delivered under the ESPP, the purchase price per share and the number of shares of common stock covered by each right under the ESPP that has not yet been exercised.
Administration. The ESPP will be administered by the Committee (the “Administrator”). The Committee may delegate some of its authority to a subcommittee or other persons or groups of persons to assist with the day-to-day administration of the ESPP. The Administrator will have, among other authority, the authority to interpret the ESPP and, for purchase rights granted under the 423 Offering, to adopt such rules and regulations for administering the ESPP as it may deem necessary to comply with the requirements of Section 423 of the Internal Revenue Code.
Eligibility. Generally, any individual in an employee-employer relationship with the Company or a Designated Company, including Designated Companies outside the United States, for income tax and employment tax withholding and reporting purposes, is eligible to participate in the ESPP. However, the Administrator, in its discretion may determine on a uniform basis for an offering that employees shall not be eligible to participate if they: (i) have not completed at least two (2) years of service since their last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily work not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily work not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) are highly compensated employees within the meaning of Section 414(q) of the Internal Revenue Code, or (v) are highly compensated employee within the meaning of Section 414(q) of the Internal Revenue Code with compensation above a certain level or are officers subject to the disclosure requirements of Section 16(a) of the Exchange Act. As of March 27, 2018, approximately 14,000 employees were eligible to participate in the ESPP.
No employee is eligible for the grant of any rights under the ESPP if, immediately after such grant, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted purchase rights to buy more than $25,000 worth of Company common stock (such limit to be determined based on the fair market value of the common stock on the date the purchase rights are granted) under the ESPP in any calendar year such rights are outstanding.
Eligible employees who are citizens or resident of a jurisdiction outside the U.S. may be excluded from participation in the ESPP if their participation is prohibited under local laws or if complying with local laws would cause a 423 Offering to fail to qualify under Section 423 of the Internal Revenue Code. In the case of a Non-423 Offering, an eligible employee may be excluded from participation in the ESPP or an offering if the Administrator has determined that participation of such eligible employees is not advisable or practicable for any reason.
Offering Periods. The ESPP will be implemented by consecutive offering periods with a new offering period commencing on the first trading date of the relevant offering period and terminating on the last trading date of the relevant offering period. Unless and until the Administrator determines otherwise in its discretion, each offering period will consist of one six (6)-month purchase period, which will run simultaneously with the offering period. The Administrator will have the authority to establish additional or alternative sequential or overlapping offering periods, multiple purchase periods within an offering period, a different duration of offering periods with respect to future offerings or different commencement or ending dates for future offerings, provided that no offering period may have a duration that exceeds 27 months. Additionally, to the extent that the Administrator establishes overlapping offering periods with more than one purchase period in each offering period, the Administrator will have the discretion to structure an offering period so that if the fair market value of the shares of Company common stock on the first trading day of a new purchase period within that offering period is less than or equal to the fair market value of the shares of Company common stock on the first trading day of that offering period, then (i) that offering period will terminate immediately as of that first trading day, and (ii) the participants in such terminated offering period will be automatically enrolled in a new offering period beginning on the first trading day of such new purchase period.
Payroll Deductions. Except as otherwise provided by the Administrator, up to a maximum of 10% (or such greater percentage as the Administrator may establish from time to time before an offering period begins) of a participant’s “eligible pay,” which includes base salary or wages (including 13th/14th month payments or similar concepts outside the United States), may be contributed by payroll deductions toward the purchase price of the shares under the ESPP during each purchase interval within an offering period, or, if payroll deductions are not permitted under applicable local law, such other method of contribution as specified by the Administrator under a Non-423 Offering. A participant may elect to increase or decrease the rate of such contributions during any subsequent enrollment periods by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator. Except for a withdrawal from an offering period, an eligible employee may not initiate, increase or decrease contributions as of any date other than during an enrollment period. All payroll deductions collected from a participant are credited to his or her account under the ESPP and deposited with the Company’s general funds, unless otherwise required under applicable local law.
Purchase Price. The purchase price per share at which shares of Company common stock are sold in an offering period under the ESPP will be equal to the lesser of 85% of the Fair Market Value (as defined in the ESPP) of the shares of common stock (i) on the first trading date of the offering period, or (ii) on the purchase date (i.e., the last trading date of the offering). The Administrator has the authority to establish a different purchase price for any 423 Offering or Non-423 Offering, provided that the purchase price applicable to a 423 Offering complies with the provisions of Section 423 of the Internal Revenue Code. As of March 27, 2018, the Fair Market Value of a share of the Company’s common stock was $36.20.
Purchase of Stock. Each purchase right will be automatically exercised on the applicable purchase date within the offering period, and shares of Company common stock will be purchased on behalf of each participant by applying the participant’s contributions for the offering ending on the purchase date to the purchase of whole shares at the purchase price in effect for that purchase date.
The maximum number of shares of Company common stock purchasable per participant during any single offering period may not exceed 2,000 shares, subject to adjustments in the event of certain changes in our capitalization.
Any payroll deductions not applied to the purchase of shares of common stock on any purchase date because they are not sufficient to purchase a whole share will be carried over to the next offering period. However, any payroll deductions which are not applied to the purchase of shares of common stock on any purchase date because of the limitations imposed under the ESPP on the number of shares that may be purchased under the ESPP will be refunded without interest.
Transferability. Rights granted under the ESPP are not transferable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.
Withdrawals. A participant may withdraw from an offering by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator. A notice of withdrawal must be received by the last day of the month immediately preceding the month of the purchase date in order for such withdrawal to be effective during the current offering period. Upon receipt of such notice, automatic deductions of contributions on behalf of the participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such participant may not again be eligible to participate in the ESPP until the next enrollment period. Amounts credited to the contribution account of any participant who withdraws by the last day of the month immediately preceding the month of the purchase date will be refunded, without interest, as soon as practicable.

Termination of Employment. Upon a participant ceasing to be an eligible employee for any reason prior to a purchase date, contributions for such participant will be discontinued and any amounts then credited to the participant’s contribution account shall be refunded, without interest, as soon as practicable, except as otherwise provided by the Administrator.
Unless otherwise determined by the Administrator or prohibited by applicable local law, if a participant is granted a leave of absence, whether paid or unpaid, the participant will be automatically withdrawn from the offering period, as of the first day of such leave of absence, and may not again be eligible to participate in the ESPP until the enrollment period following the employee’s return to work from such leave of absence. In the event that continued participation in the ESPP during the leave of absence is permitted by the Administrator or required by applicable local law, the Administrator or its designee shall establish rules and regulations applicable to such continued participation in the ESPP during such leave of absence; provided, however, to the extent necessary to comply with Section 423 of the Internal Revenue Code, that if the period of leave exceeds three (3) months, the employment relationship as it relates to the ESPP will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave unless the participant’s right to reemployment is guaranteed either by statute or by contract.
A participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the ESPP or an offering; however, if a participant transfers from a 423 Offering to a Non-423 Offering, the exercise of the right will be qualified under the 423 Offering only to the extent that such exercise complies with Section 423 of the Internal Revenue Code. If a participant transfers from a Non-423 Offering to a 423 Offering, the exercise of the right will remain non-qualified under the Non-Section 423 Offering.
Change in Control. In the event of a “Change in Control” (as defined in the ESPP), each outstanding right to purchase shares of Company common stock will be equitably adjusted and assumed for an equivalent right to purchase shares substituted by the successor corporation or parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, or the successor corporation is not a publicly traded corporation, the offering period then in progress will be shortened by setting a new purchase date and will end on the new purchase date. The new purchase date will be before the date of the Company’s proposed Change in Control. The Administrator will notify each participant in writing, at least ten (10) trading days prior to the new purchase date, that the purchase date for the participant’s purchase right has been changed to the new purchase date and that shares will be purchased automatically for the participant on the new purchase date, unless prior to such date the participant has withdrawn from the offering period.
Amendment and Termination of Plan. The Board or the Committee may amend the ESPP at any time, provided that, if stockholder approval is required pursuant to the Internal Revenue Code, securities laws or regulations, or the rules or regulations of the securities exchange on which the common stock is listed or traded, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required. The Board may suspend the ESPP or discontinue the ESPP at any time, including shortening an offering period in connection with a spin-off or similar corporate event. Upon termination of the ESPP, all contributions will cease and all amounts then credited to a participant’s account will be equitably applied to the purchase of whole shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to the participants.
Federal Income Tax Information. The following summary briefly describes U.S. federal income tax consequences of rights under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of rights under the ESPP. Nothing in this Proxy Statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

423 Offering. Rights to purchase shares granted under the 423 Offering are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the stock purchase right grant date (i.e., the beginning of the offering period or, if later, the date the participant entered the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.
If the stock purchased under the ESPP is sold (or otherwise disposed of) more than two years after the stock purchase right grant date and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the sale price of the stock at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the stock as of the date the participant entered the offering period over the purchase price (determined as of the date the participant entered the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.
The Company generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.
Non-423 Offering. If the purchase right is granted under the Non-423 Offering, then the amount equal to the difference between the Fair Market Value of the stock on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.
The Company generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. For U.S. participants, FICA/FUTA taxes will be due in relation to ordinary income earned as a result of participation in the Non-423 Offering.
New Plan Benefits. Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Further, the number of shares that may be purchased under the ESPP is determined, in part, by the price of our common stock on the first and last day of each offering period or purchase period, as applicable. Accordingly, the actual number of shares that may be purchased by any eligible individual in the future is not determinable.
Registration of Shares. If this proposal is approved by our stockholders, the Board of Directors intends to cause the shares of Company common stock that will become available for issuance under the ESPP to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense prior to the issuance of any such shares.

The Board unanimously recommends that stockholders vote FOR Proposal Four, the adoption of the Company’s 2016 Employee Stock Purchase Plan (As Amended and Restated).

PROPOSAL FIVE
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee, pursuant to its Charter, has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements and the Company’s effectiveness of internal controls over financial reporting for the year ending December 31, 2018.
While our Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, our Audit Committee and our Board are requesting, as a matter of policy, that our stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Our Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If the appointment of Deloitte & Touche LLP is not ratified by a majority of the votes cast for and against this proposal at the Annual Meeting of Stockholders, our Audit Committee will consider the appointment of other independent registered public accounting firms for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time if it determines that the change would be in the best interests of the Company or our stockholders.
Deloitte & Touche LLP has served as our independent auditor since March 2016. The Audit Committee believes that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018. Although ratification is not required, the Board is submitting a proposal to ratify Deloitte & Touche LLP’s appointment to our stockholders because we value our stockholders’ views and as a matter of good corporate practice.

AUDIT COMMITTEE REPORT
Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2017, (2) discussed with Deloitte & Touche LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2017, the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as issued by the Public Company Accounting Oversight Board, and (3) received the written disclosures and the letter from Deloitte & Touche concerning applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is filed with the SEC.
Our Audit Committee is currently composed of Messrs. Klitgaard and Monaghan and Ms. Harty. Each of the members of our Audit Committee are independent directors as defined in Rule 5605(a)(2) of the NASDAQ listing rules and Section 10A(m)(3) of the Exchange Act. The Board has determined that each of Mr. Klitgaard and Ms. Harty are an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Our Audit Committee operates under a written Charter adopted by our Board, a copy of which is available under “Investors - Corporate Governance - Governance Documents - Committee Charters” on our website at www.syneoshealth.com.
During the fiscal years ended December 31, 2017 and 2016, neither the Company nor anyone acting on its behalf consulted with Deloitte & Touche regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte & Touche concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.
Summary of Fees
The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.
The following table summarizes the aggregate fees for professional services rendered to us by Deloitte & Touche LLP in fiscal years 2016 and 2017:

	2016	2017
Audit fees	$2,045,663	$6,276,017
Audit-related fees	—	1,051,976
Tax fees	424,803	831,611
All other fees	5,700	13,031
Total	$2,476,166	$8,172,635

Audit Fees
The audit fees represent the annual fees approved by the Audit Committee in connection with the annual audit of our financial statements, for the reviews of our financial statements included in our financial reports including, but not limited to, our Annual Report on Form 10-K, and for other services normally provided in connection with statutory and regulatory filings. The audit fees paid to our principal accountant were $2,045,663 and $6,276,017 for the years ended December 31, 2016 and 2017, respectively. The increase in 2017 was primarily driven by the additional work associated with the Merger.
Audit-Related Fees
The audit-related fees represent fees for assurance and related services during the period. We incurred approximately $1,051,976 in audit-related fees for the year ended December 31, 2017, primarily related to due diligence services related to the Merger. For the year ended December 31, 2016, we did not incur any audit-related fees.
Tax Fees
The aggregate tax fees billed to us by our principal accountant were $424,803 and $831,611 for the years ended December 31, 2016 and 2017, respectively. The increase in 2017 was primarily related to an increase in global tax planning services.
All Other Fees
The aggregate of all other fees billed to us by our principal accountant for the year ended December 31, 2016 and 2017 were $5,700 and $13,031, respectively and were primarily related to the annual subscription fee for Deloitte & Touche’s technical accounting research tool.
A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
William E. Klitgaard, Chair
Linda S. Harty
Matthew E. Monaghan

The Board of Directors unanimously recommends that stockholders vote FOR Proposal Five, to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2017
Director Compensation
Our directors who are employed by us or our subsidiaries do not receive any compensation from us for serving on our Board, although we do, like with other directors, reimburse their reasonable expenses incurred in connection with serving on our Board, including documented travel expenses to attend meetings. Currently, the only director employed by us is Alistair Macdonald. The Chair of the Board, Michael A. Bell, was not compensated for serving on the Board in fiscal year 2017 as he was an employee of the Company in 2017.
In fiscal year 2017, our standard non-employee director compensation arrangements for Board and Board committee services, as applicable, were as follows (cash fees are paid in quarterly installments):

•	an annual cash retainer for general Board service of $60,000, which increased to $75,000 effective with the fourth quarter fees;

•	an annual stock-based award retainer for general Board service with an aggregate value per director of $150,000 effective as of the date of our 2017 Annual Stockholders’ Meeting;

•	an annual cash retainer of $30,000 for serving as The Lead Independent Director;

•
an annual cash retainer, per member (other than the Chair), for serving on the Audit Committee of $12,000; for serving on the Compensation Committee of $7,750; and for serving on the Nominating and Corporate Governance Committee of $4,500, which increased to $5,000 effective with the second quarter fees;

•
an annual cash retainer for serving as the Chair of the Audit Committee of $28,500; for serving as the Chair of the Compensation Committee of $15,000, which increased to $20,000 effective with the fourth quarter fees; and for serving as the Chair of the Nominating and Corporate Governance Committee of $13,500, which increased to $15,000 effective with the fourth quarter fees.

The following table provides information related to the compensation earned by and stock-based awards granted to each non-employee director of our Company for the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)(2)	Total ($)
Todd Abbrecht	30,833	121,641	—	152,474
Thomas Allen	34,750	—	—	34,750
Robert W. Breckon (3)	54,000	150,000	—	204,000
David F. Burgstahler (3)	50,575	150,000	—	200,575
Linda S. Harty	74,479	172,745	—	247,224
Richard N. Kender (3)	54,975	150,000	—	204,975
William E. Klitgaard	77,500	172,745	—	250,245
John Maldonado	31,979	—	—	31,979
Kenneth F. Meyers	91,804	150,000	—	241,804
Matthew E. Monaghan	87,217	150,000	—	237,217
Joshua M. Nelson	31,979	121,641	—	153,620
David Y. Norton (3)	131,575	150,000	—	281,575
Eric Pâques (3)	42,800	178,480	—	221,280

(1)
The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 28, 2018.

(2)	As of March 27, 2018, Messrs. Breckon, Burgstahler, Harwood, Kender, Norton, and Pâques had no stock options exercisable or outstanding.

(3)	Effective August 1, 2017 and in connection with the closing of the Merger, Messrs. Breckon, Burgstahler, Kender, Norton and Pâques resigned from the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee currently consists of Messrs. Meyers (Chair), Maldonado, and Nelson and Ms. Harty. Until August 1, 2017, David Y. Norton and Eric P. Pâques, former directors, served on our Compensation Committee. None of our executive officers serves as a member of the Board of Directors or Compensation Committee (or other committee performing equivalent functions) of another entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of the Board or any member of the Compensation Committee (or other committee performing equivalent functions) of any other company.
TRANSACTIONS WITH RELATED PERSONS
Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries on the one hand, and any of our directors, executive officers and holders of more than 5% of our voting securities on the other hand. We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties.
Stockholders’ Agreement
In connection with the Merger, we entered into Stockholders’ Agreements with each of Advent and THL (each a “Sponsor”, and collectively, “Sponsors”). Pursuant to each of the Stockholders’ Agreements, if the applicable Sponsor and its affiliates beneficially own at least 16.5% of the then outstanding shares of Company common stock, then the Sponsor may designate two nominees to the Board. From and after the time the applicable Sponsor and its affiliates beneficially own at least 5% but less than 16.5% of the then outstanding shares of Company common stock, then that Sponsor may designate one Board nominee. After the applicable Sponsor and its affiliates beneficially own less than 5% of the then outstanding shares of Company common stock, then such Sponsor will no longer have the right to designate any Board nominees. The Stockholders’ Agreements also provide the applicable Sponsor with the right, subject to certain limitations, to designate its Board nominees that have been elected to the Board to serve as members of certain committees of the Board as set forth in each of the Stockholders’ Agreements.
Pursuant to the Stockholders’ Agreements, each Sponsor has certain registration rights depending on their individual ownership percentage of the Company’s outstanding common stock, including demand registration rights, piggyback registration rights and shelf registration statement rights, in each case, subject to certain customary limitations. The Sponsors will also have the right to specify the method of distribution of securities, including an underwritten public offering, and approve of lead managing underwriter and each other managing underwriter. We are responsible for fees and expenses in connection with the Sponsors’ registration rights, other than underwriters’ discounts and brokers’ commissions.
In addition, for so long as either Sponsor holds more than 5% of our common stock, a Sponsor wishing to sell shares of our common stock pursuant to Rule 144 under the Securities Act must use commercially reasonable efforts to consult with the Company, and the Company shall use commercially reasonable efforts to consult with the other Sponsor in connection with dispositions of common stock by such Sponsor pursuant to Rule 144.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer, as applicable.

Other Transactions
Ms. Kari Nations is the wife of Dr. Michael Gibertini and is an employee of the Company. Ms. Nations serves as the Company’s Senior Vice President, Clinical Development. Ms. Nations received total compensation, consisting of base salary and bonus, of $331,314 for the year ended December 31, 2017. Ms. Nations also participated in other employee benefit plans and arrangements that are made generally available to other employees at her level.
Policies for Approval of Related Person Transactions
We have adopted a related party transactions policy to comply with Section 404 of the Securities and Exchange Act of 1934, as amended. Under this policy, our Audit Committee must review and approve or ratify all relationships and related person transactions between the Company and

•	directors;

•	director nominees;

•	executive officers;

•	record or beneficial owners of 5% or more of our common stock; or

•	any immediate family members of any such person.
Our compliance director is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.
As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

•	the position with or relationship of the related person to us;

•	the materiality of the transaction to the related person and us, including the dollar value of the transaction, without regard to profit or loss;

•
the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to us for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that we offer generally to persons who are not related persons;

•	whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course of business; and

•
the effect of the transaction on our business and operations, including on our internal controls over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our bylaws. We have not received any stockholder proposals for consideration at our 2018 Annual Meeting of Stockholders.
Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for the 2019 annual meeting of stockholders, it must be delivered to our principal executive offices located at 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604 by December 14, 2018; provided, however, that if the date of the 2019 annual meeting is more than 30 days before or after May 24, 2019, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2019 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2019 annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
Our bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of stockholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not more than 120 days before the meeting and not later than the first to occur of the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders.
Management’s proxy holders for the 2019 annual meeting will have discretion to vote proxies given to them on any stockholder proposal of which our Company does not have notice on or before February 27, 2019.
PROXY SOLICITATION
We have engaged Okapi Partners LLC (“Okapi Partners”) to assist in the solicitation of proxies for the 2018 Annual Meeting of Stockholders and we estimate we will pay Okapi Partners a fee of approximately $10,500. We have also agreed to reimburse Okapi Partners for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify Okapi Partners against certain losses, costs and expenses.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or Proxy Statement either now or in the future, please contact our Corporate Secretary either by calling 1-919-876-9300 or by mailing a request to Attn: Corporate Secretary, Syneos Health, Inc., 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547. Upon written or oral request to the Corporate Secretary, the Company will provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of the Proxy Statement may request to receive a single Notice of Internet Availability or a single copy of the Proxy Statement in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the SEC is accessible free of charge on our website at www.syneoshealth.com under Investor Relations – Financial information and SEC Filings. The Annual Report on Form 10-K contains audited consolidated balance sheets of the Company as of December 31, 2017 and 2016, and the related consolidated statements of operations, statements of comprehensive loss, statements of stockholders’ equity and statements of cash flows for each of the three years in the period ended December 31, 2017. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-919-876-9300 or sending an e-mail to Investor.Relations@syneoshealth.com. Please include your contact information with the request.

OTHER MATTERS
Other than those matters set forth in this Proxy Statement, the Board of Directors is not aware of any additional matters to be submitted before the 2018 Annual Meeting of Stockholders. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board recommends.

THE BOARD OF DIRECTORS
Dated: April 13, 2018

APPENDIX A

SYNEOS HEALTH, INC.
2018 EQUITY INCENTIVE PLAN
(adopted by the Board of Directors on March 15, 2018 and
approved by the Shareholders of the Company on _______ )
1.     Purpose. The purpose of the Syneos Health, Inc. 2018 Equity Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.    Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:
“Accounting Firm” shall have the meaning set forth in Section 15.8(b)(i) hereof.
“Affiliate” means, with respect to any Person, any other Person that the subject Person, either directly or indirectly, is under common control with, is controlled by or controls.
“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit or Stock Award granted under the Plan.
“Award Agreement” means a notice or an agreement (electronic or written), including any exhibit or appendices thereto) entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 15.2 hereof.
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Business Combination” shall have the meaning set forth in Section 12.4(b) hereof.
“Cause” shall have the meaning set forth in Section 13.2(b) hereof.
“Change in Control” shall have the meaning set forth in Section 12.4 hereof.
“Chosen Court” shall have the meaning set forth in Section 15.17 hereof.
“Code” means the Internal Revenue Code of 1986, as amended, including rules and regulations promulgated thereunder, and any successor thereto (except as otherwise specified herein).
“Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan, or (iii) subject to the terms of the Plan, the Board.
“Common Stock” means the Company’s Class A common stock, par value $0.01 per share, as the same may be converted, changed, reclassified or exchanged.
“Company” means Syneos Health, Inc., a Delaware corporation, and any successor thereto.
“Date of Grant” means, with respect to any Award under the Plan, the date on which such Award is granted by the Committee or such later date as the Committee may specify in the resolutions comprising the corporate action constituting such grant by the Company of such Award to be the effective date of an Award, in each case in accordance with Section 5.4 hereof.
“Disability” means, unless otherwise set forth in an Award Agreement,
(i)if a Participant has an effective employment agreement or service agreement with the Company or a Subsidiary that defines “Disability” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service, or

(ii)in the absence of such an effective employment or service agreement or definition, a Participant’s physical or mental illness, injury or infirmity which is reasonably likely to prevent and/or prevents such Participant from performing his or her essential job functions for a period of (A) ninety (90) consecutive calendar days or (B) an aggregate of one hundred twenty (120) calendar days out of any consecutive twelve (12) month period.
Notwithstanding anything to the contrary contained herein, and solely for purposes of any Incentive Stock Option, “Disability” shall mean a permanent and total disability (within the meaning of Section 22(e)(3) of the Code), and solely for purposes of any Award that constitutes non-qualified deferred compensation that is subject to Section 409A of the Code and with respect to which disability is a distribution event, “Disability” shall meet the requirements of Section 409A of the Code.
“EBITDA” shall have the meaning set forth in Section 10.2 hereof.
“Effective Date” shall have the meaning set forth in Section 16.1 hereof.
“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.
“Fair Market Value” means, with respect to a share of Common Stock as of a given date of determination hereunder, unless otherwise determined or provided by the Committee in the circumstances, the closing price as reported on the Principal Market on such date or if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the average of the high and low trading price as reported on the Principal Market on the applicable date of determination, or if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such Principal Market, as reported by such responsible reporting service as the Committee may select. If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board or the Committee in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.
“Forfeiture Event” shall have the meaning set forth in Section 13.2(a) hereof.
“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.
“Net After-Tax Receipt” shall have the meaning set forth in Section 15.8(b)(iv)(B) hereof.
“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.
“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
“Outstanding Company Voting Securities” shall have the meaning set forth in Section 12.4(a) hereof.
“Overpayment” shall have the meaning set forth in Section 15.8(b)(iii) hereof.
“Parachute Payment Ratio” shall have the meaning set forth in Section 15.8(b)(iv)(C) hereof.
“Participant” means any Eligible Person who holds an outstanding Award or Common Stock acquired pursuant to an Award granted under the Plan.
“Payment” shall have the meaning set forth in Section 15.8(b)(i) hereof.
“Performance Award” shall mean an Award that vests, in whole or in part, based on the attainment of Performance Goals and that are granted pursuant to Section 10 hereof.

“Performance Criteria” shall have the meaning set forth in Section 10.2 hereof.
“Performance Goals” shall have the meaning set forth in Section 10.3 hereof.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
“Plan” means this Syneos Health, Inc. 2018 Equity Incentive Plan, as may be amended from time to time.
“Policy” shall have the meaning set forth in Section 13.3(b) hereof.
“Principal Market” means, as of any date of determination, the principal exchange on which the Common Stock is then listed on such date.
“Prior Plan” means the INC Research Holdings, Inc. 2014 Equity Incentive Plan, as amended from time to time.
“Reduced Amount” shall have the meaning set forth in Section 15.8(b)(iv)(A) hereof.
“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.
“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, in each case, as set forth in the Plan and the applicable Award Agreement.
“Service” means a Participant’s service with the Company or any Subsidiary as an employee, Non-Employee Director, consultant or other service provider of the Company or any Subsidiary, as applicable.
“Share Reserve” shall have the meaning set forth in Section 4.1 hereof.
“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, in cash and/or shares of Common Stock, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.
“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that, pursuant to the Unrestricted Pool, may be issued free of transfer restrictions and forfeiture conditions
“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.
“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other Affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such Affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.
“Successor Entity” shall have the meaning set forth in Section 12.4(b) hereof.
“Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside the U.S. (including, without limitation, income tax, social insurance and similar contributions, payroll tax, fringe benefits tax, payment on account, employment taxes, stamp tax and any other taxes related to participation in the Plan and legally applicable to a Participant, including any employer liability for which the Participant is liable pursuant to applicable laws or the applicable Award Agreement).
“Treasury Regulations” shall have the meaning set forth in Section 15.8 hereof.
“Underpayment” shall have the meaning set forth in Section 15.8(b)(iii) hereof.

“Unrestricted Pool” means a number of Shares equal to five percent (5%) of the number of shares of Common Stock that are available for the grant of Awards hereunder as of the Effective Date, subject to adjustment as provided in Section 4.5 hereof.
3.Administration.

(3.1)Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, or as may be required by any applicable securities or tax laws, the Principal Market, each Committee (as defined in clause (i) or (ii) of the definition thereof) member shall satisfy the requirements for (i) an “independent director” under rules adopted by the Principal Market and (ii) a “nonemployee director” for purposes of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee (as defined in clause (i) or (ii) of the definition thereof) member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee (as defined in clause (i) or (ii) of the definition thereof) which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder. The Board shall have the authority to execute the powers of the Committee under the Plan.

(3.2)Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan and to grant Awards, (ii) prescribe the restrictions, terms and conditions of all Awards and shares of Common Stock issued pursuant to Awards subject to this Plan, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) subject the provisions of Section 6 hereof, to extend at any time the period in which Stock Options may be exercised, (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the receiving Participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals, (viii) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (ix) make all determinations it deems advisable for the administration of the Plan, decide all disputes arising in connection with the Plan, and otherwise supervise the administration of the Plan, (x) suspend the right to exercise or net exercise any Award during any blackout period that is necessary or desirable to comply with the requirements of applicable securities or exchange control laws, and extend the period for exercise of such Award by an equal period of time, (xi) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, and (xii) adopt such procedures, subplans and Award Agreements as are necessary or appropriate to facilitate participation in the Plan by Eligible Persons who are foreign nationals or employed outside of the United States or as otherwise are necessary or appropriate for the administration and application of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties.

(3.3)Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act (as determined in accordance with applicable guidance as of the applicable date of determination). The Committee shall also be permitted to delegate, to any appropriate officer or employee of the

Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4.Shares Subject to the Plan.

(4.1)Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be the sum of (i) 5,230,000 shares of Common Stock, plus (ii) the number of shares of Common Stock available for issuance under the Prior Plan, as of the Effective Date (including shares of Common Stock subject to awards granted under the Prior Plan that would otherwise subsequently become available for issuance under the Prior Plan upon forfeiture, cancellation, termination or any other reason under the terms of the Prior Plan) (the “Share Reserve”). The total number of shares of Common Stock that may be issued pursuant to Incentive Stock Options shall be 5,230,000, subject to adjustment as provided in Section 4.5 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares, treasury shares, or shares purchased on the open market.

(4.2)Share Replenishment. To the extent that an Award granted under this Plan is cancelled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the Award, settled in cash or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company; provided, that notwithstanding the foregoing, shares that are (x) withheld from an Award or separately surrendered by the Participant in payment of the exercise or purchase price or Tax-Related Items with respect to such an Award, (y) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right or (z) repurchased on the open market using proceeds from the exercise of a Stock Option shall be deemed to constitute delivered shares, shall count against the Share Reserve and shall not be available for future Awards under the Plan and shall continue to be counted as outstanding for purposes of determining whether any of the Award limits specified in Sections 4.3 or 4.4 have been attained.

(4.3)Awards Granted to Eligible Persons Other Than Non-Employee Directors. The maximum number of shares of Common Stock that may be subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards that vest in full or in part based on the attainment of Performance Goals and (iv) Restricted Stock Units that vest in full or in part based on the attainment of Performance Goals that are granted to any Eligible Person other than a Non- Employee Director during any calendar year shall be limited to 2,000,000 shares of Common Stock for each such Award type individually (subject to adjustment as provided in Section 4.5 hereof).

(4.4)Awards Granted to Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in shares of Common Stock, and the maximum amount that may become payable with respect to all cash-settled Awards that may be granted under the Plan to an individual as compensation for services as a Non-Employee Director, together with cash compensation paid to the Non-Employee Director, shall not exceed $500,000 in any calendar year; provided, however, that if such Non-Employee Director is the Chairman of the Board, such amount shall not exceed $800,000 in any calendar year.

(4.5)Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to stockholders of the Company), the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, (i) cause an adjustment to be made to the maximum number and kind of securities pursuant to Sections 4.1 (including the maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options) and 4.3 hereof (including the maximum number of shares of Common Stock that may become payable to a Participant pursuant to Section 4.3 hereof and the number of shares of Common Stock in the Unrestricted Pool), (ii) cause an adjustment to be made to the number and kind of securities, units or other rights subject to then outstanding Awards, (iii) cause an adjustment to be made to the exercise or base price for each share or unit or other right subject to then outstanding Awards, (iv) issue additional Awards or shares of Common Stock, issue dividend equivalent rights or make cash payments to the holders of outstanding Awards, in each case, on such terms and conditions as determined by the Committee, and/or (v) cause an adjustment to be made to any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code, and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.Eligibility and Awards.

(5.1)Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted, the terms and conditions of such Awards consistent with the terms of the Plan, and to grant any such Awards. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

(5.2)Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

(5.3)Award Agreements. Each Award granted to an Eligible Person under the Plan shall be represented by an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreement as described in Section 15.2 hereof.

(5.4)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee in the resolutions comprising such corporate action, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the Award grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(5.5)Minimum Vesting Requirements. Except for substitute Awards as set forth in Section 15.10 hereof, Awards relating to shares of Common Stock in the Unrestricted Pool, Awards granted under the Plan on or after the Effective Date shall vest no earlier than the one (1) year anniversary of the Date of Grant; provided, however, that the

Committee, in its sole discretion, may accelerate the vesting or exercisability of an Award upon a Change in Control in accordance with Section 12.3 hereof, or upon a Participant’s death or Disability, in each case, as set forth in the Award Agreement or the Committee’s subsequent resolutions. The Committee may accelerate the vesting or exercisability of an Award in circumstances other than a Change in Control or a Participant’s death or Disability, in each case, as set forth in the Award Agreement or the Committee’s subsequent resolutions, provided that such acceleration does not cause an Award that is subject to this Section 5.5 to vest or become exercisable prior to the first anniversary of the Date of Grant.

6.Stock Options.

(6.1)Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

(6.2)Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

(6.3)Vesting of Stock Options. Subject to Section 5.5 hereof, the Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance conditions or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited as set forth in the Award Agreement.

(6.4)Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise.

(6.5)Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable Tax-Related Items withholding. Payment of the exercise price shall be made: (i) in cash or by cash equivalent acceptable to the Committee or (ii) to the extent permitted by the Committee in its sole discretion and set forth in the Award Agreement or otherwise (including by a policy or resolution of the Committee), (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of the applicable taxable event, the Participant shall pay to the Company the full amount of any and all applicable Tax- Related Items required to be withheld in connection with the Option (including, such exercise), payable by such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

(6.6)Limited Transferability of Nonqualified Stock Options. All Nonqualified Stock Options shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

The Nonqualified Stock Options and the rights and privileges conferred thereby shall be non-transferable, except as otherwise provided in Section 15.3 hereof.

(6.7)Additional Rules for Incentive Stock Options.

(a)Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation § 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking such incentive stock options into account in the order in which they were granted.

(c)Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.

(d)Termination of Employment. An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than (i) three (3) months following termination of employment of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of employment of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e)Other Terms and Conditions; Nontransferability. No Incentive Stock Options granted under the Plan may be granted more than ten (10) years following the date that the Plan is adopted or the date the Plan is approved by the Company’s stockholders, whichever is earlier. The Award Agreement representing any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f)Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7.Stock Appreciation Rights.

(7.1)Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event, in either case, as set forth in the Award Agreement representing such Stock Appreciation Rights. Stock Appreciation Rights and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

(7.2)Stand-Alone Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option. Subject to Section 5.5 hereof, the Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance conditions or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited as set forth in the Award Agreement. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee as set forth in the Award Agreement; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason as set forth in the Award Agreement. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such stand-alone Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

(7.3)Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option and constitute a single Award. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the Award, including the tandem Stock Appreciation Right or Stock Option, as applicable, not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires, in each case, as set forth in the Award Agreement.

(7.4)Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable Tax- Related Items withholding requirements.

8.Restricted Stock Awards.

(8.1)Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with the issuance of any Restricted Stock Award as set forth in the Award Agreement representing such Restricted Stock Award, which may also include the manner in which payment of any specified purchase price may be made as prescribed by the Committee.

(8.2)Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Subject to Section 5.5 hereof, the requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goals or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied or, if applicable, the Performance Goals with respect to such Restricted Stock Award are not attained, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company, as set forth in the Award Agreement.

(8.3)Transfer Restrictions. Shares granted under any Restricted Stock Award and the rights and privileges conferred thereby shall be non- transferable until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder (which may be the Company or an officer of the Company) until all restrictions are removed or have expired.

(8.4)Rights as Stockholder. Subject to the provisions of Section 15.6 hereof, any dividends that are distributed with respect to Restricted Stock shall be paid in accordance with the applicable Award Agreement.

(8.5)Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.Restricted Stock Units.

(9.1)Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit shall be equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine and as set forth in the Award Agreement representing such Restricted Stock Units. Restricted Stock Units and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

(9.2)Vesting of Restricted Stock Units. Subject to Section 5.5 hereof, on the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of Performance Goals or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Units Award are not satisfied or, if applicable, the Performance Goals with respect to such Restricted Stock Units Award are not attained, the Award shall be forfeited, as set forth in the Award Agreement.

(9.3)Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable Tax-Related Items withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee and set forth in the Award Agreement.

(9.4)Dividend Equivalent Rights. Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which dividend equivalent rights may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion and set forth in an Award Agreement. To the extent dividend equivalent rights are granted in connection with a Restricted Stock Unit, the dividend equivalent rights will be accumulated and subject to the restrictions and risk of forfeiture to the same extent as the underlying Restricted Stock Unit.

(9.5)No Rights or a Stockholder. The Participant shall not have any rights or be a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.Performance Awards and Performance Criteria.

(10.1)Establishment of Performance-Based Terms. The Committee may grant Awards that vest, in whole or in part, based on Performance Goals (“Performance Awards”). The Committee will determine with respect to Performance Award the duration of the performance period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria and the amount and terms of payment/vesting upon achievement of the Performance Goals.

(10.2)Performance Criteria. For purposes of Performance Awards, the “Performance Criteria” shall include, but are not limited to, any one or more of the following, for the Company or any identified Subsidiary, division or business unit or line, as determined by the Committee at the time of the Award: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) adjusted net income; (vi) adjusted pretax earnings; (vii) adjusted earnings per share; (viii) adjusted earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (ix) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (x) operating margin; (xi) earnings per share; (xii) return on equity; (xiii) return on capital; (xiv) return on investment; (xv) operating earnings; (xvi) working capital; (xvii) ratio of debt to stockholders’ equity; (xviii) revenue; (xix) free cash flow (i.e., EBITDA, less cash taxes, cash interest, net capital expenditures, mandatory payments of principal under any credit facility and payments under collateralized lease obligations and financing lease obligations); and (xx) any combination of or a specified increase in any of the foregoing.

(10.3)Performance Goals. For purposes of Performance Awards, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group or one or more competitors or other companies (including particular business segments or divisions of such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.

(10.4)Adjustments. At the time that an Award is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect non-cash losses or charges (e.g., amortization expense, stock-based compensation, impairments, etc.), charges for restructurings, non-operating income, the impact of corporate transactions, discontinued operations or financing transactions, severance and recruitment costs, “run rate” savings, costs incurred in establishing new manufacturing sources, specified legal expenses, extraordinary and other unusual or non‑recurring items or events and the cumulative effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the Performance Goals and/or the amount of any payment in respect of such Participant’s Performance Awards for the partial performance period.

11.Stock Awards.

(11.1)Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past, or in anticipation of future, Services, in lieu of any discretionary bonus or other discretionary cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. Subject to Section 5.5 hereof, the Committee shall determine the terms and conditions of such Awards, including any applicable requirements for vesting of a Stock Award which may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) or on such other terms and conditions as approved by the Committee in its discretion. Stock Awards relating to shares of Common Stock in the Unrestricted Pool shall be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price, which may also include the manner in which payment of any specified purchase price may be made as prescribed by the Committee.

(11.2)Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award, the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and, subject to Section 15.6, receive all dividends and other distributions paid or made with respect thereto.

(11.3)Elections to Receive Stock in Lieu of Compensation. Subject to Section 409A of the Code and, if applicable, Section 15.4 hereof, upon the request of a Participant who is a U.S. taxpayer and with the consent of the Committee, such Participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Participant in the form of shares of Common Stock either currently or on a deferred basis in accordance with Section 15.4 hereof.

(11.4)Restrictions on Transfers. The right to receive shares of Common Stock on a deferred basis and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

12.Change in Control.

(12.1)Effect on Awards other than Performance Awards. Upon the occurrence of a Change in Control, except as set forth in Section 12.2 below: (i) if a Participant’s Awards are not converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then in connection with such Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse; and (ii) if an employee Participant’s Awards are converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof after a Change in Control, the vesting of the Awards will automatically accelerate upon an involuntary termination of the Participant’s employment by the Company or a Subsidiary without Cause or Participant’s resignation for Good Reason (as defined in the applicable Award Agreement) within the period designated in the applicable Award Agreement following the effective date of such Change in Control, and accordingly, all such Awards shall become fully exercisable and all forfeiture restrictions on the Awards shall lapse. In the event that the terms of any agreement (other than the Award Agreement) between the Company or any Subsidiary and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 12.1, this Section 12.1 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

(12.2)Effect on Performance Awards. In the event of a Change in Control, the vesting and payout of Performance Awards shall be as provided in the Award Agreement or in such other written agreement entered into between the Company and a Participant.

(12.3)Further Adjustments. Subject to Section 12.1, unless otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, the Committee is authorized (but not obligated) to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to outstanding Awards, including, without limitation, any of the following (or any combination thereof):

(a)continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent;
(b)substitution by the surviving company or corporation or its parent of awards with substantially the same or comparable terms (including with respect to economic value) for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards);
(c)accelerated exercisability, vesting and/or payment under outstanding Awards immediately prior to or upon the occurrence of such event or upon a termination of employment following such event; and
(d)if all or substantially all of the Company’s outstanding shares of Common Stock are transferred in exchange for cash consideration in connection with such Change in Control:
(i)upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and
(ii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Awards (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or, if there is no such excess, zero.
(12.4)Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control” shall mean the occurrence of one of the following events:
(a)Any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, excluding any Person who Beneficially Owns fifty percent (50%) or more of the voting power on the Effective Date of the Plan, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of Outstanding Company Voting Securities directly from the Company, including, without limitation, a public offering of securities or (ii) any acquisition of Outstanding Company Voting Securities by the Company or any of its Subsidiaries, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.
(b)Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any Persons who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which, as a result of such transaction, owns all or substantially all of the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; or (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, any of its Subsidiaries, such

Successor Entity or any of its subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership of the Company existed prior to the Business Combination.
(c)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
A transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation, tax residency or form of organization of the ultimate parent entity (including where the ultimate parent entity is succeeded by an entity incorporated under the laws of another state, country or foreign government for such purpose and whether or not the former ultimate parent entity remains in existence following such transaction) and where the shareholders of the Company immediately prior to any such transaction own (or continue to own by remaining outstanding or by being converted into voting securities of the successor parent entity) more than 50% of the combined voting power of the former ultimate parent entity or the successor ultimate parent entity immediately following such transaction, in substantially the same proportion to each other as prior to such transaction.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change of Control” shall be defined as, and limited to, a “change in control event” as defined under Section 409A of the Code.
13.Forfeiture Events.

(13.1)General. Notwithstanding anything contained herein to the contrary, all Awards shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect, as may be amended from time to time, or any policy that may be adopted by the Board or Committee providing for the recovery of Awards, Shares, proceeds, or payments to Participants in the event of a Participant’s fraud or misconduct or as required by applicable laws or to address governance considerations or in other similar circumstances. No such policy adoption or amendment shall in any event require the prior consent of any Participant. The Committee also may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company or one of its Subsidiaries. Notwithstanding anything to the contrary, no shares of Common Stock issued or issuable pursuant to Section 11.3 hereof shall be subject to this Section 13 hereof, other than Section 13.3 hereof or the terms or as otherwise may be required pursuant to the terms and conditions of such cash compensation otherwise due to the Participant.

(13.2)Termination for Cause.
(a)Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause, or (ii) after termination of Service for any other reason, the Committee determines in its discretion, that the Participant engaged in conduct that violates any continuing obligation or duty of the Participant set forth in any executive or restrictive covenant agreement with respect to non-competition, non-solicitation, confidentiality, intellectual property or trade secret protection, or any similar agreement to which the Participant is a party in favor of the Company or any Subsidiary (any such event described in clause (i) or (ii), with respect to any Participant, shall be a “Forfeiture Event” with respect to such Participant), then such Participant’s rights, payments and benefits with respect to such an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Committee shall have the power to determine whether, and the date on which, any Forfeiture Event has occurred and whether to exercise the right of recapture provided in Section 13.3. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Committee shall reasonably determine that a Forfeiture Event with respect to any Participant has occurred, then the Committee may suspend such Participant’s rights to exercise, receive any payment under or vest in any right with respect to any Award pending a final determination by the Committee of whether such an act has been committed.
(b)Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean:
(i)if a Participant has an effective employment agreement, service agreement or other similar agreement with the Company or any Subsidiary that defines “Cause” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service; or,
(ii)in the absence of such definition, (A) the Participant’s breach of any fiduciary duty or material breach of any legal or contractual obligation to the Company or any of its Affiliates, or to the Company’s direct or indirect equity holders, (B) the Participant’s failure to follow the reasonable instructions of the Board or such Participant’s direct supervisor, which breach, if curable, is not cured within ten (10) business days after notice to such Participant or, if cured, recurs within one hundred eighty (180) days, (C) the Participant’s gross negligence, willful misconduct, fraud or acts of dishonesty relating to the Company or any of its Affiliates or (D) the Participant’s conviction of any misdemeanor relating to the affairs of the Company or any of its Affiliates or indictment for any felony.
(13.3)Right of Recapture.
(a)General. If a Forfeiture Event with respect to a Participant occurs at any time within one (1) year (or such longer time period specified in any Award Agreement or other agreement with a Participant) after the date on which any Award to such Participant is exercised, vests, becomes payable or is paid or the date on which gain or income is otherwise realized in connection with any such Award, then any gain or income realized by the Participant from the exercise, vesting, payment or other realization event in connection with such Award shall be paid by the Participant to the Company upon written notice from the Company or the Committee, subject to applicable state or local law. Such gain or income shall be determined as of the date or dates on which such gain or income is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall, subject to compliance with Section 409A of the Code and other applicable law, have the right to offset any such gain or income against any amounts otherwise owed to the Participant by the Company or any Subsidiary (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).
(b)Accounting Restatement. If pursuant to any Award a Participant receives compensation calculated by reference to financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, then the Participant will, upon the written request of the Committee and in the Committee’s sole discretion, forfeit and repay to the Company the difference between what the Participant received during the period of three years preceding the date on which the Company becomes required to prepare the restatement and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company’s compensation recovery, “clawback” or similar policy, if any, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law, including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed, as may be in effect from time to time (clauses (i) and (ii) collectively, the “Policy”). By accepting an Award hereunder, each Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy. Although not required to give effect to the provisions of this Section 13.3(b), the

Committee may, as it deems appropriate, amend the Plan to reflect the terms of the Policy, which shall not be deemed a material amendment.
14.Transfer, Leave of Absence, Etc. For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of Service:
(a)a Participant’s transfer of employment or termination with immediate rehire from the Company to a Subsidiary or from a Subsidiary to the Company, or from one Subsidiary to another Subsidiary, or a Participant’s change in status from employee to consultant, Non-Employee Director, or other personal service provider; or
(b)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

15.General Provisions.

(15.1)Status of Plan. The Committee may (but shall not be obligated to) authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver stock or make payments with respect to Awards.

(15.2)Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement, which may include special terms for non-U.S. Participants in a separate appendix, in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock subject to or otherwise underlying the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and shall (or shall be deemed to) incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

(15.3)No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7(e) hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by a legatee or legatees of such Award under the participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

(15.4)Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of (a) the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award or (b) an election to receive shares of Common Stock (in lieu of compensation otherwise payable in cash) on a deferred basis pursuant to Section 11.3 hereof; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

(15.5)No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Service relationship of an Eligible Person or a Participant for any reason at any time.

(15.6)Rights as Stockholder. Except as may otherwise be provided herein, a Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant become the holder of record of such securities. For Restricted Stock or Stock Awards subject to vesting, dividends shall be accumulated and subject to any restrictions and risk of forfeiture to which the underlying Restricted Stock and Stock Award is subject. Subject to Section 4.5 hereof or as otherwise determined by the Committee, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments, dividend equivalent rights or other similar rights, it being understood that the Committee may provide for the payment of dividends and other distributions to the Participant at such times as paid to the stockholders or at the times of vesting or otherwise set forth in the applicable Award Agreement. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may (a) require that the stock certificates (if any) be held in escrow by the Company (or any of its officers) for any shares of Common Stock, (b) cause the shares of Common Stock to be legended in order to comply with the securities laws or other applicable restrictions or (c) should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, take such steps to restrict transfer of such shares of Common Stock as the Committee considers necessary or advisable.

(15.7)Trading Policy Restrictions. Option exercises and other Awards granted under the Plan shall be subject to the Company’s insider trading policy or other trading or ownership policy-related restrictions, terms and conditions as in effect from time to time.

(15.8)Section 409A Compliance and Section 280G.
(a)Section 409A. To the maximum extent possible, it is intended that the Plan and all Awards hereunder are, and shall be, exempt from or otherwise comply with the requirements of Section 409A of the Code, the regulations thereunder promulgated by the United States Department of Treasury (the “Treasury Regulations”) and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional Tax-Related Items under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment or transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional Tax- Related Items under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is one day after six months following the Participant’s termination of Service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period (or death) or as soon as administratively practicable within thirty (30) days thereafter, but in no event later than the end of the applicable taxable year. In no event whatsoever shall the Company be liable for any additional Tax‑Related Items, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
(b)Section 280G.
(i)Anything in this Plan to the contrary notwithstanding, in the event that the receipt of all payments or distributions by the Company in the nature of compensation to or for a Participant’s benefit, whether paid or payable pursuant to this Plan or otherwise (a “Payment”), would subject the Participant to the excise tax under Section 4999 of the Code, the accounting firm which audited the Company immediately prior to the corporate transaction which results in the application of such excise tax (the “Accounting Firm”) shall determine whether to reduce any of the Payments to the Reduced Amount (as defined below). The Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that the Participant would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Participant’s Payments were reduced to the Reduced Amount. If such a determination is not made by the Accounting Firm, the Participant shall receive all Payments to which the Participant is entitled.
(ii)If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 15.8(b) shall be made as soon as reasonably practicable and in no event later than sixty (60) days following the date of termination or such earlier date as requested by the Company. For purposes of reducing the Payments to the Reduced Amount, such reduction shall be implemented by determining the Parachute Payment Ratio (as defined below) for each Payment and then reducing the Payments in order beginning with the Payment with the highest Parachute Payment Ratio. For Payments with the same Parachute Payment Ratio, such Payments shall be reduced based on the time of payment of such Payments, with amounts having later payment dates being reduced first. For Payments with the same Parachute Payment Ratio and the same time of payment, such Payments shall be reduced on a pro rata basis (but not below zero) prior to reducing Payments with a lower Parachute Payment Ratio. In all cases, the reduction of Payments shall be implemented in a manner that complies with Section 409A of the Code. All other provisions of any agreement embodying the Payments shall remain in full force and effect. All fees and expenses of the Accounting Firm shall be borne solely by the Company.
(iii)As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Agreement or otherwise which should not have been so paid or distributed (the “Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Agreement or otherwise could have been so paid or distributed (the “Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Participant which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, the Participant shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent such payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than sixty (60) days following the date on which the Underpayment is determined) by the Company to or for the benefit of the Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.
(iv)For purposes hereof, the following terms have the meanings set forth below: (A) “Reduced Amount” shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Payments pursuant to this Section 15.8(b), (B) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to the Participant’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Participant certifies, in the Participant’s sole discretion, as likely to apply to the Participant in the relevant tax year(s), and (C) ”Parachute Payment Ratio” shall mean a fraction the numerator of which is the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of the applicable Payment for purposes of Section 280G and the denominator of which is the intrinsic value of such Payment.
(15.9)Securities and Exchange Control Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by U.S. federal, state, and foreign securities, exchange control and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any other securities or other laws applicable to such shares.

(15.10)Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee, director or other personal service provider of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not (a) reduce the number of shares of Common Stock available for issuance under the Plan, (b) be subject to or counted against the Award limits specified in Sections 4.3 or 4.4 hereof or (c) replenish the Share Reserve upon the occurrence of any event set forth in Section 4.2 hereof, to the extent permitted under the rules of the Principal Exchange.

(15.11)Tax Withholding. The Participant shall be responsible for payment of any Tax-Related Items or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award, or otherwise applicable to the Participant. Any required Tax-Related Items withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. Without limiting the foregoing, the Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company or the applicable Subsidiary, an amount necessary to satisfy Tax-Related Items withholding requirements with respect to any taxable event arising as a result of the Plan. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include, without limitation, permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value at least sufficient to satisfy the statutory amount of Tax-Related Items or similar charges required to be paid or withheld.

(15.12)Prohibition on Repricing. Except in the case of an adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the terms of outstanding Stock Options or Stock Appreciation Rights may not be amended, and action may not otherwise be taken without stockholder approval, to: (i) reduce the exercise price or base price of outstanding Stock Options or Stock Appreciation Rights; (ii) cancel outstanding Stock Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price or base price that is less than the exercise price or base price of the original Stock Options or Stock Appreciation Rights; or (iii) replace outstanding Stock Options or Stock Appreciation Rights in exchange for other Awards or cash at a time when the Stock Options or Stock Appreciation Rights have a per share exercise price that is higher than the Fair Market Value of a share of Common Stock.

(15.13)Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding any of the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

(15.14)Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company or any Subsidiary from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any income deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

(15.15)Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, personal representative(s), distributes, administrator, permitted transferees, permitted assignees, beneficiaries and legatee(s), as applicable.

(15.16)Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(15.17)Governing Law; Jurisdiction; Waiver of Jury Trial. The Plan and each Award Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to the Plan or any Award Agreement shall be governed by the internal laws of the State of Delaware, excluding any conflicts- or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Each Participant and each party to an Award Agreement agrees that it shall bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan or any Award Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby

(i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action shall be effective if notice is given in accordance with such Award Agreement.

(15.18)No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine (i) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or (ii) whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated (in the case of this clause (ii), with no consideration paid therefor).

(15.19)No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any Tax-Related Items on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code, Section 280G of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.

(15.20)Awards to Non-U.S. Employees, Non-Employee Directors or Consultants. With respect to grants of Awards to Eligible Persons residing in countries other than the United States in which the Company or any of its Subsidiaries operates or has employees, Non-Employee Directors, consultants or other personal service providers, the Committee, in its sole discretion, shall have the power and authority to:
(a)Determine and modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, including, but not limited to (i) limiting the methods of payment of the exercise price or purchase price and Tax-Related Items withholding, (ii) restricting the sale of shares of Common Stock subject to an Award, (iii) determining whether Awards shall be settled in cash, Common Stock or a combination thereof, (iv) permitting or restricting the use of beneficiary designations, (v) limiting or requiring a deferral of the payment of cash or shares of Common Stock otherwise due in satisfaction of an Award, (vi) qualifying or disqualifying an Award under a “tax advantaged” program, and (vii) requiring payment of employer social contributions due with respect to an Award as a condition of an Award;
(b)Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and
(c)Establish subplans and Award Agreements and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans to the Plan established under this Section 15.20 by the Committee shall be attached to this Plan document as appendices.
16.Term; Amendment and Termination; Stockholder Approval.

(16.1)Term. The Plan, which was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on the March 15, 2018 shall become effective as of the date the shareholders approve the Plan (the “Effective Date”). The Plan shall continue in effect until terminated by the Committee in accordance with Section 16.2 hereof.

(16.2)Amendment and Termination. The Committee may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, except as provided in Section 15.8, Section 15.20 or as otherwise determined by the Committee as it deems necessary to comply with applicable laws, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Committee may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 422 of the Code, the listing requirements of the Principal Market or other exchange or securities market or for any other purpose.

APPENDIX B

SYNEOS HEALTH, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated on ____________)

1.Definitions.

(a)“Administrator” means the Committee or one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.

(b)“Affiliate” means any Parent or Subsidiary and any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or any other entity designated by the Board in which the Company or a Subsidiary or Affiliate has an interest.

(c)“Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where rights are, or will be, granted under the Plan.

(d)“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e)“Board” means the Board of Directors of the Company.

(f)“Change in Control” means the occurrence of any of the following:

(i)Any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, excluding any Person who Beneficially Owns fifty percent (50%) or more of the voting power on the Effective Date of the Plan, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of Outstanding Company Voting Securities directly from the Company, including, without limitation, a public offering of securities or (ii) any acquisition of Outstanding Company Voting Securities by the Company or any of its Subsidiaries, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.

(ii)Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any Persons who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which, as a result of such transaction, owns all or substantially all of the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; or (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, any of its Subsidiaries, such Successor Entity or any of its subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership of the Company existed prior to the Business Combination.

(iii)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation, tax residency or form of organization of the ultimate parent entity (including where the ultimate parent entity is succeeded by an entity incorporated under the laws of another state, country or foreign government for such purpose and whether or not the former ultimate parent entity remains in existence following such transaction) and where the shareholders of the Company immediately prior to any such transaction own (or continue to own by remaining outstanding or by being converted into voting securities of the successor parent entity) more than 50% of the combined voting power of the former ultimate parent entity or the successor ultimate parent entity immediately following such transaction, in substantially the same proportion to each other as prior to such transaction.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change of Control” shall be defined as, and limited to, a “change in control event” as defined under Section 409A of the Code.

(g)“Code” means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)“Committee” means the Compensation Committee of the Board or any subcommittee referred to in Section 4(c).

(i)“Common Stock” means the common stock of the Company, $0.01 par value per share, as the same may be converted, changed, reclassified or exchanged.

(j)“Company” means Syneos Health, Inc., a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

(k)“Contributions” means the amount of Eligible Pay contributed by a Participating Employee through payroll deductions and other additional payments that the Administrator may permit a Participating Employee to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.

(l)“Designated Company” means any Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate Subsidiaries or Affiliates as Designated Companies in a Non-Section 423 Offering. For purposes of a Section 423 Offering, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-Section 423 Offering.

(m)“Effective Date” means the date the Plan is approved by the Board.

(n)“Eligible Employee” means any individual in an employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes. For purposes of clarity, the term “Eligible Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated

Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee. The Administrator shall have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

(o)“Eligible Pay” means the total amount paid by the Company or any Subsidiary or Affiliate to the Eligible Employee (other than amounts paid after termination of employment date, even if such amounts are paid for pre-termination date services) as base salary or wages (including 13th/14th month payments or similar concepts under local law).

(p)“Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of the next Offering Period, as prescribed by the Administrator.

(q)“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(r)“Fair Market Value” means, with respect to a Share as of a given date of determination hereunder, unless otherwise determined or provided by the Administrator in the circumstances, the closing price as reported on the Nasdaq Global Select Market on such date or if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on the Nasdaq Global Select Market, as reported by such responsible reporting service as the Committee may select. The Administrator may, however, provide with respect to a particular Offering under the Plan that the Fair Market Value shall equal the average of the high and low trading price as reported on the Nasdaq Global Select Market on the applicable date of determination, or if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on the Nasdaq Global Select Market, as reported by such responsible reporting service as the Administrator may select.

(s)“Offering” means a Section 423 Offering or a Non-Section 423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. For purposes of the Plan, the Administrator may establish separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Companies may participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Code Section 423; a Non-Section 423 Offering need not satisfy such regulations.

(t)“Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 17.

(u)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v)“Participating Employee” means an Eligible Employee that elects to participate in the Plan.

(w)“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except for (i) the Company or any of its Subsidiaries or Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities of the Company pursuant to an offering of the securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

(x)“Plan” means Syneos Health, Inc. 2016 Employee Stock Purchase Plan, as amended from time to time.

(y)“Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Administrator shall determine).

(z)“Purchase Period” means a period of time within an Offering Period, as may be specified by the Administrator in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.

(aa)“Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which shall be set by the Administrator; provided, however, that the Purchase Price for a Section 423 Offering shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of the Shares on the first Trading Date of the Offering Period or (b) the Fair Market Value of the Shares on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of the Shares on the first Trading Date of the Offering Period or (b) the Fair Market Value of the Shares on the Purchase Date.

(ab)“Shares” means the shares of Common Stock subject to the Plan.

(ac)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ad)“Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participating Employee’s participation in the Plan.

(ae)“Trading Day” means a day on which the Nasdaq Global Select Market is open for trading.

2.Purpose of the Plan. The purpose of the Plan is to provide an opportunity for Eligible Employees of the Company and its Designated Companies to purchase Common Stock at a discount through voluntary Contributions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s shareholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (a “Section 423 Offering”); provided, however, that the Administrator may also authorize the grant of rights under the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, or sub-plans adopted by the Administrator for such purpose (a “Non-Section 423 Offering”).

3.Shares Reserved for the Plan. Subject to adjustment pursuant to Section 16 hereof, 3,500,000 Shares be sold pursuant to the Plan. Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased in the open market. For avoidance of doubt, the limitation set forth in this Section may be used to satisfy purchases of Shares under either a Section 423 Offering or a Non-Section 423 Offering.

4.Administration of the Plan.

(a)Committee as Administrator. The Plan shall be administered by the Committee. Anything in the Plan to the contrary notwithstanding, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the

Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.
(b)Powers of the Administrator. The Committee shall have full power and authority to: administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in a Section 423 Offering or a Non-Section 423 Offering and which Subsidiaries and Affiliates of the Company shall be Designated Companies participating in either a Section 423 Offering or a Non-Section 423 Offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator specifically is authorized to adopt rules, procedures and subplans, which, for purposes of a Non-Section 423 Offering, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Eligible Pay, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Share issuances, which may vary according to local requirements. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form other instrument or agreement relating to the Plan shall be made in the Administrator’s sole discretion and shall be final, binding and conclusive for all purposes and upon all interested persons.
(c)Delegation of Authority. To the extent not prohibited by Applicable Law, the Administrator may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Administrator shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(c).
5.Eligible Employees.

(a)General. Any individual who is an Eligible Employee as of the commencement of an Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 7.

(b)Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-Section 423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

(c)Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted a right to purchase Shares under a Section 423 Offering (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding rights to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US $25,000) worth of such stock (determined at the Fair Market Value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is both outstanding and exercisable. The Administrator, in its discretion, from time to time may, prior to an Enrollment Period for all options to be granted in an Offering, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering.

6.Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Date of the relevant Offering Period. Unless and until the Administrator determines otherwise in its discretion, each Offering Period shall consist of one six (6)-month Purchase Period, which shall run simultaneously with the Offering Period. The Administrator will have the authority to establish additional or alternative sequential or overlapping Offering Periods, multiple Purchase Periods within an Offering Period, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. In addition, to the extent that the Administrator establishes overlapping Offering Periods with more than one Purchase Period in each Offering Period, the Administrator will have the discretion to structure an Offering Period so that if the Fair Market Value of the shares of Common Stock on the first Trading Day of a new Purchase Period within that Offering Period is less than or equal to the Fair Market Value of the shares of Common Stock on the first Trading Day of that Offering Period, then (i) that Offering Period will terminate immediately as of that first Trading Day, and (ii) the Participating Employees in such terminated Offering Period will be automatically enrolled in a new Offering Period beginning on the first Trading Day of such new Purchase Period.

7.Election to Participate and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election shall be made by completing the online enrollment process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Administrator during such Enrollment Period, as directed by the Administrator, authorizing Contributions in whole percentages from 1% to 10% (or such greater percentage as the Administrator may establish from time to time before an Offering Period begins) of an amount not exceeding 10% (or such greater percentage as the Administrator may establish from time to time before an Offering Period begins) of the Eligible Employee’s Eligible Pay for the payroll period to which the deduction applies. A Participating Employee may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator, provided that no change in Contributions shall be permitted to the extent that such change would result in total Contributions exceeding 10% (or such greater percentage as the Committee may establish from time to time before an Offering Period begins) of the Eligible Employee’s Eligible Pay, or such other amount as may be determined by the Administrator. Except for a withdrawal from an Offering Period as set forth in Section 14, an Eligible Employee may not initiate, increase or decrease Contributions as of any date other than during an Enrollment Period. If a Participating Employee reduces his or her rate of Contributions to zero, the Participating Employee will be automatically withdrawn from the Plan, and may not again be eligible to participate in the Plan until the next Enrollment Period.

8.Contributions. The Company shall establish an account in the form of a bookkeeping entry for each Participating Employee for the purpose of tracking Contributions made by each Participating Employee during the Offering Period, and shall credit all Contributions made by each Participating Employee to such account. The Company shall not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor shall any interest be paid on such Contributions, unless otherwise determined by the Administrator or required by Applicable Law. All Contributions received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.

9.Limitation on Number of Shares That an Employee May Purchase. Subject to the limitations set forth in Section 5(c), each Participating Employee shall have the right to purchase as many whole Shares as may be purchased with the Contributions credited to his or her account as of the last day of the Offering Period (or such other date as the Administrator shall determine) at the Purchase Price applicable to such Offering Period; provided, however, that a Participating Employee may not purchase in excess of 2,000 Shares under the Plan per Offering Period (subject to adjustment pursuant to Section 16 hereof). Any amount remaining in a Participating Employee’s account as of the relevant Purchase Date in excess of the amount that may properly be applied to the purchase of Shares as a result of the application of the limitations set forth herein (or as designated by the Administrator) shall be refunded, without interest, as soon as practicable. For the avoidance of doubt, any amounts remaining in a Participating Employee’s account as of the relevant Purchase Date that are insufficient to purchase a whole Share will be carried over to the next Offering Period.

10.Taxes. At the time a Participating Employee’s purchase right is exercised, in whole or in part, or at the time a Participating Employee disposes of some or all of the Shares acquired under the Plan, the Participating Employee shall make adequate provision for any Tax-Related Items. In their sole discretion, the Company or the Designated Company that employs the Participating Employee may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participating Employee’s compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient, as determined by the Committee in its sole discretion, to satisfy such obligations to withhold Tax-Related Items with respect to the Shares, or (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

11.Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each Participating Employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan share accounts for each Participating Employee to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a Participating Employee pursuant to the Plan shall be held in the Participating Employee’s brokerage or Plan share account.

12.Rights as a Stockholder. A Participating Employee shall have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

13.Rights Not Transferable. Rights granted under this Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution, and are exercisable during a Participating Employee’s lifetime only by the Participating Employee.

14.Withdrawals. A Participating Employee may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the purchase date. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participating Employee shall be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participating Employee may not again be eligible to participate in the Plan until the next Enrollment Period. Amounts credited to the contribution account of any Participating Employee who withdraws prior to the date set forth in this Section 14 shall be refunded, without interest, as soon as practicable.

15.Termination of Employment.

(a)General. Upon a Participating Employee ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participating Employee shall be discontinued and any amounts then credited to the Participating Employee’s contribution account shall be refunded, without interest, as soon as practicable, except as otherwise provided by the Administrator.

(b)Leave of Absence. Unless otherwise determined by the Administrator or prohibited by Applicable Law, if a Participating Employee is granted a leave of absence, whether paid or unpaid, the Participating Employee will be automatically withdrawn from the Offering Period, as provided in Section 14 hereof, as of the first day of such leave of absence, and may not again be eligible to participate in the Plan until the Enrollment Period following the employee’s return to work from such leave of absence. In the event that continued participation in the Plan during the leave of absence is permitted by the Administrator or required by Applicable Law, the Administrator or its designee shall establish rules and regulations applicable to such continued participation in the Plan during such leave of absence; provided, however, to the extent necessary to comply with Section 423 of the Code, that if the period of leave exceeds three (3) months, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave unless the Participating Employee’s right to reemployment is guaranteed either by statute or by contract.

(c)Transfer of Employment. A Participating Employee whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participating Employee transfers from a Section 423 Offering to a Non-Section 423 Offering, the exercise of the right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participating Employee transfers from a Non-Section 423 Offering to a Section 423 Offering, the exercise of the right will remain non-qualified under the Non-Section 423 Offering.

16.Adjustment Provisions.

(a)Changes in Capitalization. In the event of any change affecting the number, class or terms of the shares of Common Stock by reason of stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a Subsidiary or Affiliate, combination of shares, exchange of shares, stock rights offering, or other similar event, or any distribution to the holders of shares of Common Stock other than a regular cash dividend, then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan (including the numerical limits of Sections 3 and 9), the Purchase Price per Share and the number of shares of Common Stock covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a purchase right.

(b)Change in Control. In the event of a Change in Control, each outstanding right to purchase Shares shall be equitably adjusted and assumed or an equivalent right to purchase Shares substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the purchase right or the successor corporation is not a publicly traded corporation, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed Change in Control. The Administrator shall notify each Participating Employee in writing, at least ten (10) Trading Days prior to the New Purchase Date, that the Purchase Date for the Participating Employee’s purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participating Employee on the New Purchase Date, unless prior to such date the Participating Employee has withdrawn from the Offering Period, as provided in Section 14 hereof.

17.Amendments and Termination of the Plan. The Board or the Committee may amend the Plan at any time, provided that, if shareholder approval is required pursuant to the Code, United States federal securities laws or regulations, or the rules or regulations of the Nasdaq Global Select Market (or any other securities exchange on which the Common Stock is listed or traded), then no such amendment shall be effective unless approved by the Company’s shareholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin off or other similar corporate event. Upon termination of the Plan, all Contributions shall cease and all amounts then credited to a Participating Employee’s account shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded, without interest, to Participating Employees. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section.

18.Stockholder Approval; Effective Date. The Plan, and any amendment thereto, will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board to the extent required under Applicable Laws. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Plan shall become effective on the Effective Date, subject to approval of the shareholders of the Company as contemplated in the foregoing sentence. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan pursuant to this Section.

19.Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Administrator shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 19, the Administrator determines that the Shares will not be issued to any Participating Employee, any Contributions credited to such Participating Employee’s account shall be promptly refunded, without interest, to the Participating Employee, without any liability to the Company or any of its Subsidiaries or Affiliates.

20.Code Section 409A; Tax Qualification.

(a)Code Section 409A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participating Employee’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participating Employee or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A of the Code.

(b)Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) hereof. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participating Employees under the Plan.

21.No Employment Rights. Participation in the Plan shall not be construed as giving any Participating
Employee the right to be retained as an employee of the Company, its Subsidiary, or one of its Affiliates, as applicable. Furthermore, the Company, a Subsidiary, or an Affiliate may dismiss any Participating Employee from employment at any time, free from any liability or any claim under the Plan.

22.Governing Law. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Any legal action related to the Plan, the purchase rights granted under the Plan or any enrollment form or other instrument or agreement relating to the Plan shall be brought only in a United States federal or state court located in Delaware.

23.Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

24.Expenses. Unless otherwise set forth in the Plan or determined by the Administrator, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participating Employees, shall be borne by the Company and its Subsidiaries or Affiliates.

SYNEOS HEALTH, INC. 3201 BEECHLEAF COURT, SUITE 600 RALEIGH, NC 27604, UNITED STATES
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The Board of Directors recommends you vote FOR the following:
1.	To elect three Class I directors for a term expiring at the 2021 annual meeting of stockholders or until their successors have been elected and qualified.
	Nominees	For	Against	Abstain			For	Against	Abstain
1A	Thomas Allen	☐	☐	☐	5.	To ratify the appointment of the Company’s independent auditors Deloitte & Touche LLP.	☐	☐	☐

1B	Linda S. Harty	☐	☐	☐

1C	Alistair Macdonald	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.		For	Against	Abstain		NOTE: To consider and take action upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
2.	To approve on an advisory (nonbinding) basis our executive compensation;	☐	☐	☐

3.	To approve the Syneos Health, Inc. 2018 Equity Incentive Plan;	☐	☐	☐

4.	To approve the Syneos, Health, Inc. 2016 Employee Stock Purchase Plan (as Amended and Restated); and	☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement is/are available at www.proxyvote.com

SYNEOS HEALTH, INC. Annual Meeting of Shareholders May 24, 2018 8:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jason Meggs and Purvesh D. Patel, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common stock of Syneos Health, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 08:00 AM, EDT on 5/24/2018, at The Carolina Inn, 211 Pittsboro Street, Chapel Hill, NC 27516 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side